AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 2006

File No. 811-21638

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940	☒

AMENDMENT No. 7

JPMORGAN INSTITUTIONAL TRUST

(Exact Name of Registrant as Specified in Charter)

245 Park Avenue

New York, New York 10167

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code (212) 837-2524

Scott E. Richter, Esq.

JPMorgan Chase & Co.

1111 Polaris Parkway, Mail Code OH1-0152

Columbus, Ohio 43240

(Name and Address of Agent for Service)

Copies to:

Jessica K. Ditullio, Esq. JPMorgan Chase & Co. 1111 Polaris Parkway, Mail Code OH1-0152 Columbus, Ohio 43240	Frederick Wertheim, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004

EXPLANATORY NOTE

This Amendment is filed by JPMorgan Institutional Trust (the “Registrant”). This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, shares of beneficial interest in the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), because such shares are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. The shares have not been registered under any state securities laws in reliance upon various exemptions provided by those laws. Investments in the shares of the Registrant may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of the Registrant.

Prospective Investor	Copy #

DO NOT COPY OR CIRCULATE

INSTITUTIONAL INVESTING

Confidential Offering Memorandum

JPMorgan Institutional Trust

June 28, 2006

JPMorgan Ultra Short-Term Bond Trust

JPMorgan Short-Term Bond Trust

JPMorgan Intermediate Bond Trust

JPMorgan Core Bond Trust

JPMorgan Equity Index Trust

For Institutional Clients

This cover is not part of the Confidential Offering Memorandum. Each Fund issues shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act of 1933, as amended (“Securities Act”). The enclosed Confidential Offering Memorandum is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act. In addition, there shall be no sale of the shares referred to herein in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

This Confidential Offering Memorandum (“Memorandum”) describes five separate series (each a “Fund” and collectively the “Funds”) of the JPMorgan Institutional Trust. Shares of the Funds have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or the securities laws of any state. Each Fund issues its shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. This Memorandum is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

Shares of the Funds may be purchased only by certain clients of J.P. Morgan Investment Management Inc. (“JPMIM”) and its affiliates who maintain one or more separately managed private accounts, and who are “accredited investors,” as defined in Regulation D under the Securities Act. Eligible investors are institutional investors such as corporations, pension and profit sharing plans, financial institutions, endowments, and foundations. The Funds are not intended for individuals or accounts established for the benefit of individuals (other than certain pension and profit-sharing plans sponsored by employers or unions for the benefit of individual plan participants). Subscriptions may be accepted or rejected, in whole or in part, in the sole discretion of JPMIM. Shares of the Funds may also be purchased by certain investors outside of the United States consistent with applicable regulatory requirements.

Shares of the Funds are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed only in accordance with the procedures set forth in this Memorandum.

This Memorandum is intended for use only by the person to whom it has been issued. This Memorandum may not be reproduced, provided to others or used for any other purpose.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the shares of any of the Funds as an investment or determined whether this Memorandum is accurate or complete. Any representation to the contrary is a criminal offense.

The Funds provide access to the professional investment advisory services offered by JPMIM, which is an indirect wholly owned subsidiary of JPMorgan Chase & Co., a bank holding company. Investors may direct questions regarding the Funds to their client relationship or client service manager.

Although the Funds may be similar to one or more other funds or accounts advised by JPMIM or its affiliates, each Fund is a separate series with its own investment objective, policies and expenses. Other funds and accounts advised by JPMIM or its affiliates will have different investment results, and information about those funds and accounts should not be assumed to apply to the Funds.

This Memorandum explains what you should know about the Funds before you invest. Please read it carefully.

More About the Funds
Principal Investment Strategies	20
Investment Risks	22
Portfolio Quality	23
Temporary Defensive Positions	24
Portfolio Turnover	25

Subscribing for and Purchasing and Redeeming Fund Shares
Purchasing Fund Shares	26
Redeeming Fund Shares	28

Shareholder Information
Voting Rights	30
Dividend Policies	30
Tax Treatment of Shareholders	30
Shareholder Statements and Reports	32
Availability of Proxy Voting Record	32
Portfolio Holdings Disclosure	32

Management of the Funds
The Adviser	33
Advisory Fees	33
The Fund Managers	34
JPMorgan Investment Advisors – Related Performance	36

Appendix A: Investment Practices	A-1

i

FUND SUMMARY: INVESTMENTS, RISK & PERFORMANCE

Ultra Short-Term Bond Trust

The Ultra Short-Term Bond Trust has not commenced operations and is not presently available for subscription.

What is the goal of the Fund?	The Fund seeks a high level of current income consistent with low volatility of principal by investing in a diversified portfolio of short-term investment grade securities.

What are the Fund’s main investment strategies?

The Fund mainly invests in all types of investment grade debt securities (or unrated debt securities which JPMIM determines to be of comparable quality), including mortgage-backed securities, asset-backed securities and money market instruments. As part of its main investment strategy, the Fund invests in fixed and floating rate debt securities and other securities representing an interest in or secured by residential mortgage loans. JPMIM selects securities for the Fund by analyzing both individual securities and different market sectors. JPMIM looks for market sectors and individual securities that it believes will perform well over time. JPMIM selects individual securities after performing a risk/reward analysis that includes an evaluation of interest rate risk, credit risk, and the complex legal and technical nature of the transaction. For more information about the Ultra Short-Term Bond Trust’s investment strategies, please read “More About the Funds” and “Principal Investment Strategies.”

What is a bond?

A “bond” is a debt security with a maturity of 90 days or more at the time of its issuance that is issued by the U.S. government or its agencies and instrumentalities, a U.S. corporation, a foreign corporation or a municipality, securities issued or guaranteed by a foreign government or its agencies and instrumentalities, securities issued or guaranteed by domestic and supranational banks, mortgage-related and mortgage-backed securities, asset-backed securities, convertible bonds, stripped government securities and zero coupon obligations.

What are the main risks of investing in the Fund?

The main risks of investing in the Fund and the circumstances likely to adversely affect your investment are described below. The share price of the Fund and its yield will change every day in response to interest rates and other market conditions. You may lose money if you invest in the Fund. For additional information on risk, please read “Investment Risks.”

MAIN RISKS

Interest Rate Risk. The Fund mainly invests in bonds and other debt securities. These securities will increase or decrease in value based on changes in interest rates. If rates increase, the value of the Fund’s investments generally declines. On the other hand, if rates fall, the value of the investments generally increases. Your investment will decline in value if the value of the Fund’s investments decreases. Securities with greater interest rate sensitivity and longer maturities tend to produce higher yields, but are subject to greater fluctuations in value. Usually, changes in the value of fixed income securities will not affect cash income generated, but may affect the value of your investment.

1

FUND SUMMARY

Ultra Short-Term Bond Trust

Credit Risk. There is a risk that issuers and counterparties will not make payments on securities and repurchase agreements held by the Fund. Such defaults could result in losses to the Fund. In addition, the credit quality of securities held by the Fund may be lowered if an issuer’s financial condition changes. Lower credit quality may lead to greater volatility in the price of a security and in shares of the Fund. Lower credit quality also may affect liquidity and make it difficult for the Fund to sell the security.

U.S. Government Agency Securities. The Fund invests in securities issued or guaranteed by the U.S. government or its agencies and instrumentalities (such as the Government National Mortgage Association (Ginnie Mae), the Federal National Mortgage Association (Fannie Mae) or the Federal Home Loan Mortgage Corporation (Freddie Mac) securities). Securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac are not issued directly by the U.S. government. Ginnie Mae is a wholly-owned U.S. corporation that is authorized to guarantee, with the full faith and credit of the U.S. government, the timely payment of principal and interest on its securities. By contract, securities issued or guaranteed by U.S. government related organizations such as Fannie Mae and Freddie Mac are not backed by the full faith and credit of the U.S. government. No assurance can be given that the U.S. government would provide financial support to its agencies and instrumentalities if not required to do so by law.

Prepayment and Call Risk. As part of its main investment strategy, the Fund invests in mortgage-backed and asset-backed securities. The issuers of these securities and other callable securities may be able to repay principal in advance, especially when interest rates fall. Changes in prepayment rates can affect the return on investment and yield of mortgage- and asset-backed securities. When mortgages and other obligations are prepaid and when securities are called, the Fund may have to reinvest in securities with a lower yield. The Fund also may fail to recover additional amounts (i.e., premiums) paid for securities with higher interest rates, resulting in an unexpected capital loss.

Derivative Risk. The Fund invests in securities that may be considered to be derivatives. The value of derivative securities is dependent upon the performance of underlying assets or securities. If the underlying assets do not perform as expected, the value of the derivative security and your investment in the Fund may decline. Generally, derivatives are more volatile and are riskier in terms of both liquidity and value than traditional investments.

Not FDIC Insured. An investment in the Fund is not a deposit of JPMorgan Chase & Co. or any of its affiliates or any other bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

2

FUND SUMMARY

Ultra Short-Term Bond Trust

The Fund’s Past Performance

The Fund has not commenced operations as of the date of this Memorandum and therefore, has no reportable performance history. Once the Fund has performed for at least one calendar year, a bar chart and a performance table will be included in the Memorandum to show the performance of the Fund.1 An appropriate broad-based market index will also be included in the performance table. Although past performance of a Fund is no guarantee of how it will perform in the future, historical performance may give you some indication of the risks of investing in the Fund.

1	The Fund’s fiscal year end is the last day of February.

3

FUND SUMMARY

Ultra Short-Term Bond Trust

Fees and Expenses

In addition to the fees and expenses of the Fund set out below, separate account clients of JPMIM or its affiliates may also incur investment advisory, servicing and other fees in connection with the maintenance of the client’s separately managed account.

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
Investment Advisory Fees	0.25%
Administrative Fees	0.10%
Other Expenses[1]	0.28%
Total Annual Fund Operating Expenses	0.63%
Fee Waiver and/or Expense Reimbursement[2]	(0.53)%
Net Expenses[2]	0.10%

[1]	“Other Expenses” are based on estimated amounts for the current fiscal year.
[2]	In the interest of limiting expenses of the Fund, JPMIM and the Trust’s Administrator have entered into an expense limitation agreement with the Trust (“Expense Limitation Agreement”), pursuant to which JPMIM and the Trust’s Administrator have agreed to waive or limit their fees and to assume other expenses so that the total annualized Fund operating expenses (other than interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, placement related expenses (if any), and other extraordinary expenses not incurred in the ordinary course of the Fund’s business) are limited to 0.10% of the average daily net assets for the period beginning June 28, 2006 through June 30, 2007.

Examples

The examples assume that you invest $10,000 in the Fund for the time periods indicated and reflect what you would pay if you either redeemed all of your shares or if you continued to hold them at the end of the periods shown. The examples also assume that your investment has a 5% return each year and that the Fund’s operating expenses remain the same. Information provided in the table for the one-year time period is based upon the Net Expenses shown in the fee and expense table. Subsequent periods are based on Total Annual Fund Operating Expenses without taking into consideration the contractual waivers in place for the Fund. Your actual costs may be higher or lower than those shown.

1 Year	3 Years
$10	$148

4

FUND SUMMARY: INVESTMENTS, RISK & PERFORMANCE

Short-Term Bond Trust

The Short-Term Bond Trust has not commenced operations and is not presently available for subscription.

What is the goal of the Fund?	The Fund seeks current income consistent with preservation of capital through investment in high- and medium-grade fixed income securities.

What are the Fund’s main investment strategies?

The Fund mainly invests in investment grade debt securities (or unrated debt securities which JPMIM determines to be of comparable quality) with short to intermediate remaining maturities. These include U.S. government obligations, and mortgage-backed and asset-backed securities. JPMIM selects securities for the Fund by analyzing both individual securities and different market sectors. JPMIM looks for market sectors and individual securities that it believes will perform well over time. JPMIM selects individual securities after performing a risk/reward analysis that includes an evaluation of interest rate risk, credit risk, and the complex legal and technical structure of the transaction. For more information about the Short-Term Bond Trust’s investment strategies, please read “More About the Funds” and “Principal Investment Strategies.”

What is a bond?

A “bond” is a debt security with a maturity of 90 days or more at the time of its issuance that is issued by the U.S. government or its agencies and instrumentalities, a U.S. corporation, a foreign corporation or a municipality, securities issued or guaranteed by a foreign government or its agencies and instrumentalities, securities issued or guaranteed by domestic and supranational banks, mortgage-related and mortgage-backed securities, asset-backed securities, stripped government securities and zero coupon obligations.

What are the main risks of investing in the Fund?

The main risks of investing in the Fund and the circumstances likely to adversely affect your investment are described below. The share price of the Fund and its yield will change every day in response to interest rates and other market conditions. You may lose money if you invest in the Fund. For additional information on risk, please read “Investment Risks.”

MAIN RISKS

Interest Rate Risk. The Fund mainly invests in bonds and other debt securities. These securities will increase or decrease in value based on changes in interest rates. If rates increase, the value of the Fund’s investments generally declines. On the other hand, if rates fall, the value of the investments generally increases. Your investment will decline in value if the value of the Fund’s investments decreases. Securities with greater interest rate sensitivity and longer maturities tend to produce higher yields, but are subject to greater fluctuations in value. Usually, changes in the value of fixed income securities will not affect cash income generated, but may affect the value of your investment.

5

FUND SUMMARY

Short-Term Bond Trust

Credit Risk. There is a risk that issuers and counterparties will not make payments on securities and repurchase agreements held by the Fund. Such defaults could result in losses to the Fund. In addition, the credit quality of securities held by the Fund may be lowered if an issuer’s financial condition changes. Lower credit quality may lead to greater volatility in the price of a security and in shares of the Fund. Lower credit quality also may affect liquidity and make it difficult for the Fund to sell the security.

U.S. Government Agency Securities. The Fund invests in securities issued or guaranteed by the U.S. government or its agencies and instrumentalities (such as Ginnie Mae, Fannie Mae or Freddie Mac securities). Securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac are not issued directly by the U.S. government. Ginnie Mae is a wholly-owned U.S. corporation that is authorized to guarantee, with the full faith and credit of the U.S. government, the timely payment of principal and interest on its securities. By contract, securities issued or guaranteed by U.S. government related organizations such as Fannie Mae and Freddie Mac are not backed by the full faith and credit of the U.S. government. No assurance can be given that the U.S. government would provide financial support to its agencies and instrumentalities if not required to do so by law.

Prepayment and Call Risk. As part of its main investment strategy, the Fund invests in mortgage-backed and asset-backed securities. The issuers of these securities and other callable securities may be able to repay principal in advance, especially when interest rates fall. Changes in prepayment rates can affect the return on investment and yield of mortgage- and asset-backed securities. When mortgages and other obligations are prepaid and when securities are called, the Fund may have to reinvest in securities with a lower yield. The Fund also may fail to recover additional amounts (i.e., premiums) paid for securities with higher interest rates, resulting in an unexpected capital loss.

Derivative Risk. The Fund may invest in securities that may be considered to be derivatives. The value of derivative securities is dependent upon the performance of underlying assets or securities. If the underlying assets do not perform as expected, the value of the derivative security and your investment in the Fund may decline. Generally, derivatives are more volatile and riskier in terms of both liquidity and value than traditional investments.

Not FDIC Insured. An investment in the Fund is not a deposit of JPMorgan Chase & Co. or any of its affiliates or any other bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

6

FUND SUMMARY

Short-Term Bond Trust

The Fund’s Past Performance

The Fund has not commenced operations as of the date of this Memorandum and therefore, has no reportable performance history. Once the Fund has performed for at least one calendar year, a bar chart and a performance table will be included in the Memorandum to show the performance of the Fund.1 An appropriate broad-based market index will also be included in the performance table. Although past performance of a Fund is no guarantee of how it will perform in the future, historical performance may give you some indication of the risks of investing in the Fund.

1	The Fund’s fiscal year end is the last day of February.

7

FUND SUMMARY

Short-Term Bond Trust

Fees and Expenses

In addition to the fees and expenses of the Fund set out below, separate account clients of JPMIM or its affiliates may also incur investment advisory, servicing and other fees in connection with the maintenance of the client’s separately managed account.

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
Investment Advisory Fees	0.25%
Administrative Fees	0.10%
Other Expenses[1]	0.04%
Total Annual Fund Operating Expenses	0.39%
Fee Waiver and/or Expense Reimbursement[2]	(0.29)%
Net Expenses[2]	0.10%

[1]	“Other Expenses” are based on estimated amounts for the current fiscal year.
[2]	In the interest of limiting expenses of the Fund, JPMIM and the Trust’s Administrator have entered into an expense limitation agreement with the Trust (“Expense Limitation Agreement”), pursuant to which JPMIM and the Trust’s Administrator have agreed to waive or limit their fees and to assume other expenses so that the total annualized Fund operating expenses (other than interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, placement related expenses (if any), and other extraordinary expenses not incurred in the ordinary course of the Fund’s business) are limited to 0.10% of the average daily net assets for the period beginning June 28, 2006 through June 30, 2007.

Examples

The examples assume that you invest $10,000 in the Fund for the time periods indicated and reflect what you would pay if you either redeemed all of your shares or if you continued to hold them at the end of the periods shown. The examples also assume that your investment has a 5% return each year and that the Fund’s operating expenses remain the same. Information provided in the table for the one-year time period is based upon the Net Expenses shown in the fee and expense table. Subsequent periods are based on Total Annual Fund Operating Expenses without taking into consideration the contractual waivers in place for the Fund. Your actual costs may be higher or lower than those shown.

1 Year	3 Years
$10	$96

8

FUND SUMMARY: INVESTMENTS, RISK & PERFORMANCE

Intermediate Bond Trust

What is the goal of the Fund?	The Fund seeks current income consistent with the preservation of capital by investing in high- and medium-grade fixed income securities with intermediate maturities.

What are the Fund’s main investment strategies?

The Fund mainly invests in investment grade debt securities of all types (or unrated debt securities which JPMIM determines to be of comparable quality), including bonds, notes and U.S. government obligations with intermediate maturities. These include mortgage-backed and asset-backed securities. JPMIM selects securities for the Fund by analyzing both individual securities and different market sectors. JPMIM looks for market sectors and individual securities that it believes will perform well over time. JPMIM selects individual securities after performing a risk/reward analysis that includes an evaluation of interest rate risk, credit risk, and the complex legal and technical structure of the transaction. For more information about the Intermediate Bond Trust’s investment strategies, please read “More About the Funds” and “Principal Investment Strategies.”

What is a bond?

A “bond” is a debt security with a maturity of 90 days or more at the time of its issuance that is issued by the U.S. government or its agencies and instrumentalities, a U.S. corporation, a foreign corporation or a municipality, securities issued or guaranteed by a foreign government or its agencies and instrumentalities, securities issued or guaranteed by domestic and supranational banks, mortgage-related and mortgage-backed securities, asset-backed securities, convertible bonds, stripped government securities and zero coupon obligations.

What are the main risks of investing in the Fund?

The main risks of investing in the Fund and the circumstances likely to adversely affect your investment are described below. The share price of the Fund and its yield will change every day in response to interest rates and other market conditions. You may lose money if you invest in the Fund. For additional information on risk, please read “Investment Risks.”

MAIN RISKS

Interest Rate Risk. The Fund mainly invests in bonds and other debt securities. These securities will increase or decrease in value based on changes in interest rates. If rates increase, the value of the Fund’s investments generally declines. On the other hand, if rates fall, the value of the investments generally increases. Your investment will decline in value if the value of the Fund’s investments decreases. Securities with greater interest rate sensitivity and longer maturities tend to produce higher yields, but are subject to greater fluctuations in value. Usually, changes in the value of fixed income securities will not affect cash income generated, but may affect the value of your investment.

9

FUND SUMMARY

Intermediate Bond Trust

Credit Risk. There is a risk that issuers and counterparties will not make payments on securities and repurchase agreements held by the Fund. Such defaults could result in losses to the Fund. In addition, the credit quality of securities held by the Fund may be lowered if an issuer’s financial condition changes. Lower credit quality may lead to greater volatility in the price of a security and in shares of the Fund. Lower credit quality also may affect liquidity and make it difficult for the Fund to sell the security.

U.S. Government Agency Securities. The Fund invests in securities issued or guaranteed by the U.S. government or its agencies and instrumentalities (such as Ginnie Mae, Fannie Mae or Freddie Mac securities). Securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac are not issued directly by the U.S. government. Ginnie Mae is a wholly-owned U.S. corporation that is authorized to guarantee, with the full faith and credit of the U.S. government, the timely payment of principal and interest on its securities. By contract, securities issued or guaranteed by U.S. government related organizations such as Fannie Mae and Freddie Mac are not backed by the full faith and credit of the U.S. government. No assurance can be given that the U.S. government would provide financial support to its agencies and instrumentalities if not required to do so by law.

Prepayment and Call Risk. As part of its main investment strategy, the Fund invests in mortgage-backed and asset-backed securities. The issuers of these securities and other callable securities may be able to repay principal in advance, especially when interest rates fall. Changes in prepayment rates can affect the return on investment and yield of mortgage- and asset-backed securities. When mortgages and other obligations are prepaid and when securities are called, the Fund may have to reinvest in securities with a lower yield. The Fund also may fail to recover additional amounts (i.e., premiums) paid for securities with higher interest rates, resulting in an unexpected capital loss.

Derivative Risk. The Fund may invest in securities that may be considered to be derivatives. The value of derivative securities is dependent upon the performance of underlying assets or securities. If the underlying assets do not perform as expected, the value of the derivative security and your investment in the Fund may decline. Generally, derivatives are more volatile and riskier in terms of both liquidity and value than traditional investments.

Not FDIC Insured. An investment in the Fund is not a deposit of JPMorgan Chase & Co. or any of its affiliates or any other bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

10

FUND SUMMARY

Intermediate Bond Trust

The Fund’s Past Performance

The Fund commenced operations on February 7, 2005 and does not have a calendar year of performance history. Once the Fund has performed for at least one calendar year, a bar chart and a performance table will be included in the Memorandum to show the performance of the Fund.1 An appropriate broad-based market index will also be included in the performance table. Although past performance of a Fund is no guarantee of how it will perform in the future, historical performance may give you some indication of the risks of investing in the Fund.

1	The Fund’s fiscal year end has changed from 6/30 to the last day of February.

11

FUND SUMMARY

Intermediate Bond Trust

Fees and Expenses

In addition to the fees and expenses of the Fund set out below, separate account clients of JPMIM or its affiliates may also incur investment advisory, servicing and other fees in connection with the maintenance of the client’s separately managed account.

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
Investment Advisory Fees	0.30%
Administrative Fees	0.10%
Other Expenses[1]	0.03%
Total Annual Fund Operating Expenses	0.43%
Fee Waiver and/or Expense Reimbursement[2]	(0.28)%
Net Expenses[2]	0.15%

[1]	“Other Expenses” are based on estimated amounts for the current fiscal year.
[2]	In the interest of limiting expenses of the Fund, JPMIM and the Trust’s Administrator have entered into an expense limitation agreement with the Trust (“Expense Limitation Agreement”), pursuant to which JPMIM and the Trust’s Administrator have agreed to waive or limit their fees and to assume other expenses so that the total annualized Fund operating expenses (other than interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, placement related expenses (if any), and other extraordinary expenses not incurred in the ordinary course of the Fund’s business) are limited to 0.15% of the average daily net assets for the period through June 30, 2007.

Examples

The examples assume that you invest $10,000 in the Fund for the time periods indicated and reflect what you would pay if you either redeemed all of your shares or if you continued to hold them at the end of the periods shown. The examples also assume that your investment has a 5% return each year and that the Fund’s operating expenses remain the same. Information provided in the table for the one-year time period is based upon the Net Expenses shown in the fee and expense table. Subsequent periods are based on Total Annual Fund Operating Expenses without taking into consideration the contractual waivers in place for the Fund. Your actual costs may be higher or lower than those shown.

1 Year	3 Years	5 Years	10 Years
$15	$110	$213	$515

12

FUND SUMMARY: INVESTMENTS, RISK & PERFORMANCE

Core Bond Trust

What is the goal of the Fund?	The Fund seeks to maximize total return by investing primarily in a diversified portfolio of intermediate- and long-term debt securities.

What are the Fund’s main investment strategies?

The Fund invests mainly in investment grade bonds and debt securities (or unrated bonds and debt securities which JPMIM determines to be of comparable quality). These include U.S. government obligations and mortgage-backed and asset-backed securities. JPMIM analyzes four major factors in managing and constructing the Fund: duration, market sector, maturity concentrations and individual securities. JPMIM looks for market sectors and individual securities that it believes will perform well over time. JPMIM is value oriented and selects individual securities after performing a risk/reward analysis that includes an evaluation of interest rate risk, credit risk, and the complex legal and technical structure of the transaction. For more information about the Core Bond Trust’s investment strategies, please read “More About the Funds” and “Principal Investment Strategies.”

What is a bond?

A “bond” is a debt security with a maturity of 90 days or more at the time of its issuance that is issued by the U.S. government or its agencies and instrumentalities, a U.S. corporation, a foreign corporation or a municipality, securities issued or guaranteed by a foreign government or its agencies and instrumentalities, securities issued or guaranteed by domestic and supranational banks, mortgage-related and mortgage-backed securities, asset-backed securities, convertible bonds, stripped government securities and zero coupon obligations.

What are the main risks of investing in the Fund?

The main risks of investing in the Fund and the circumstances likely to adversely affect your investment are described below. The share price of the Fund and its yield will change every day in response to interest rates and other market conditions. You may lose money if you invest in the Fund. For additional information on risk, please read “Investment Risks.”

MAIN RISKS

Interest Rate Risk. The Fund mainly invests in bonds and other debt securities. These securities will increase or decrease in value based on changes in interest rates. If rates increase, the value of the Fund’s investments generally declines. On the other hand, if rates fall, the value of the investments generally increases. Your investment will decline in value if the value of the Fund’s investments decreases. Securities with greater interest rate sensitivity and longer maturities tend to produce higher yields, but are subject to greater fluctuations in value. Usually, changes in the value of fixed income securities will not affect cash income generated, but may affect the value of your investment.

13

FUND SUMMARY

Core Bond Trust

Credit Risk. There is a risk that issuers and counterparties will not make payments on securities and repurchase agreements held by the Fund. Such defaults could result in losses to the Fund. In addition, the credit quality of securities held by the Fund may be lowered if an issuer’s financial condition changes. Lower credit quality may lead to greater volatility in the price of a security and in shares of the Fund. Lower credit quality also may affect liquidity and make it difficult for the Fund to sell the security.

U.S. Government Agency Securities. The Fund invests in securities issued or guaranteed by the U.S. government or its agencies and instrumentalities (such as Ginnie Mae, Fannie Mae or Freddie Mac securities). Securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac are not issued directly by the U.S. government. Ginnie Mae is a wholly-owned U.S. corporation that is authorized to guarantee, with the full faith and credit of the U.S. government, the timely payment of principal and interest on its securities. By contract, securities issued or guaranteed by U.S. government related organizations such as Fannie Mae and Freddie Mac are not backed by the full faith and credit of the U.S. government. No assurance can be given that the U.S. government would provide financial support to its agencies and instrumentalities if not required to do so by law.

Prepayment and Call Risk. As part of its main investment strategy, the Fund invests in mortgage-backed and asset-backed securities. The issuers of these securities and other callable securities may be able to repay principal in advance, especially when interest rates fall. Changes in prepayment rates can affect the return on investment and yield of mortgage- and asset-backed securities. When mortgages and other obligations are prepaid and when securities are called, the Fund may have to reinvest in securities with a lower yield. The Fund also may fail to recover additional amounts (i.e., premiums) paid for securities with higher interest rates, resulting in an unexpected capital loss.

Derivative Risk. The Fund may invest in securities that may be considered to be derivatives. The value of derivative securities is dependent upon the performance of underlying assets or securities. If the underlying assets do not perform as expected, the value of the derivative security and your investment in the Fund may decline. Generally, derivatives are more volatile and riskier in terms of both liquidity and value than traditional investments.

Not FDIC Insured. An investment in the Fund is not a deposit of JPMorgan Chase & Co. or any of its affiliates or any other bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

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FUND SUMMARY

Core Bond Trust

The Fund’s Past Performance

The Fund commenced operations on February 7, 2005 and does not have a calendar year of performance history. Once the Fund has performed for at least one calendar year, a bar chart and a performance table will be included in the Memorandum to show the performance of the Fund.1 An appropriate broad-based market index will also be included in the performance table. Although past performance of a Fund is no guarantee of how it will perform in the future, historical performance may give you some indication of the risks of investing in the Fund.

1	The Fund’s fiscal year end has changed from 6/30 to the last day of February.

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FUND SUMMARY

Core Bond Trust

Fees and Expenses

In addition to the fees and expenses of the Fund set out below, separate account clients of JPMIM or its affiliates may also incur investment advisory, servicing and other fees in connection with the maintenance of the client’s separately managed account.

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
Investment Advisory Fees	0.30%
Administrative Fees	0.10%
Other Expenses[1]	0.02%
Total Annual Fund Operating Expenses	0.42%
Fee Waiver and/or Expense Reimbursement[2]	(0.27)%
Net Expenses[2]	0.15%

[1]	“Other Expenses” are based on estimated amounts for the current fiscal year.
[2]	In the interest of limiting expenses of the Fund, JPMIM and the Trust’s Administrator have entered into an expense limitation agreement with the Trust (“Expense Limitation Agreement”), pursuant to which JPMIM and the Trust’s Administrator have agreed to waive or limit their fees and to assume other expenses so that the total annualized Fund operating expenses (other than interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, placement related expenses (if any), and other extraordinary expenses not incurred in the ordinary course of the Fund’s business) are limited to 0.15% of the average daily net assets for the period beginning June 28, 2006 through June 30, 2007.

Examples

The examples assume that you invest $10,000 in the Fund for the time periods indicated and reflect what you would pay if you either redeemed all of your shares or if you continued to hold them at the end of the periods shown. The examples also assume that your investment has a 5% return each year and that the Fund’s operating expenses remain the same. Information provided in the table for the one-year time period is based upon the Net Expenses shown in the fee and expense table. Subsequent periods are based on Total Annual Fund Operating Expenses without taking into consideration the contractual waivers in place for the Fund. Your actual costs may be higher or lower than those shown.

1 Year	3 Years	5 Years	10 Years
$15	$108	$208	$504

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FUND SUMMARY: INVESTMENTS, RISK & PERFORMANCE

Equity Index Trust

What is the goal of the Fund?	The Fund seeks investment results that correspond to the aggregate price and dividend performance of securities in the Standard & Poor’s 500 Composite Stock Price Index (“S&P 500 Index”).[1]

What are the Fund’s main investment strategies?

The Fund invests mainly in stocks included in the S&P 500 Index. The Fund also may invest in stock index futures and other equity derivatives. JPMIM attempts to track the performance of the S&P 500 Index to achieve a correlation of 0.95 between the performance of the Fund and that of the S&P 500 Index without taking into account the Fund’s expenses. For more information about the Equity Index Trust’s investment strategies, please read “More About the Funds” and “Principal Investment Strategies.”

What are the main risks of investing in the Fund?

The main risks of investing in the Fund and the circumstances likely to adversely affect your investment are described below. The share price of the Fund will change every day in response to market conditions. You may lose money if you invest in the Fund. For additional information on risk, please read “Investment Risks.”

MAIN RISKS

Index Investing. The Fund attempts to track the performance of the S&P 500 Index. Therefore, securities may be purchased, retained and sold by the Fund at times when an actively managed fund would not do so. If the value of securities that are heavily weighted in the index changes, you can expect a greater risk of loss than would be the case if the Fund were not fully invested in such securities.

Market Risk. The Fund invests in equity securities (such as stocks) that are more volatile and carry more risks than some other forms of investment. The price of equity securities may rise or fall because of economic or political changes or changes in a company’s financial condition. Equity securities also are subject to “stock market risk” meaning that stock prices in general (or in particular, the types of securities in which the Fund invests) may decline over short or extended periods of time. When the value of the Fund’s securities goes down, your investment in the Fund decreases in value.

Not FDIC Insured. An investment in the Fund is not a deposit of JPMorgan Chase & Co. or any of its affiliates or any other bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

[1] “S&P 500” is a registered service mark of Standard & Poor’s Corporation, which does not sponsor and is in no way affiliated with the Fund.

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FUND SUMMARY

Equity Index Trust

The Fund’s Past Performance

The Fund commenced operations on February 7, 2005 and does not have a calendar year of performance history. Once the Fund has performed for at least one calendar year, a bar chart and a performance table will be included in the Memorandum to show the performance of the Fund.1 An appropriate broad-based market index will also be included in the performance table. Although past performance of a Fund is no guarantee of how it will perform in the future, historical performance may give you some indication of the risks of investing in the Fund.

1	The Fund’s fiscal year end has changed from 6/30 to the last day of February.

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FUND SUMMARY

Equity Index Trust

Fees and Expenses

In addition to the fees and expenses of the Fund set out below, separate account clients of JPMIM or its affiliates may also incur investment advisory, servicing and other fees in connection with the maintenance of the client’s separately managed account.

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
Investment Advisory Fees	0.25%
Administrative Fees	0.10%
Other Expenses[1]	0.05%
Total Annual Fund Operating Expenses	0.40%
Fee Waiver and/or Expense Reimbursement[2]	(0.30)%
Net Expenses[2]	0.10%

[1]	“Other Expenses” are based on estimated amounts for the current fiscal year.
[2]	In the interest of limiting expenses of the Fund, JPMIM and the Trust’s Administrator have entered into an expense limitation agreement with the Trust (“Expense Limitation Agreement”), pursuant to which JPMIM and the Trust’s Administrator have agreed to waive or limit their fees and to assume other expenses so that the total annualized Fund operating expenses (other than interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, placement related expenses (if any), and other extraordinary expenses not incurred in the ordinary course of the Fund’s business) are limited to 0.10% of the average daily net assets for the period beginning June 28, 2006 through June 30, 2007.

Examples

The examples assume that you invest $10,000 in the Fund for the time periods indicated and reflect what you would pay if you either redeemed all of your shares or if you continued to hold them at the end of the periods shown. The examples also assume that your investment has a 5% return each year and that the Fund’s operating expenses remain the same. Information provided in the table for the one-year time period is based upon the Net Expenses shown in the fee and expense table. Subsequent periods are based on Total Annual Fund Operating Expenses without taking into consideration the contractual waivers in place for the Fund. Your actual costs may be higher or lower than those shown.

1 Year	3 Years	5 Years	10 Years
$10	$98	$194	$476

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More About the Funds

Each of the five Funds described in this Confidential Offering Memorandum (“Memorandum”) is a series of JPMorgan Institutional Trust and is managed by JPMIM. For more information about the Funds and JPMIM, please read “Management of the Funds” and the Confidential Offering Memorandum Supplement (“Supplement”).

PRINCIPAL INVESTMENT STRATEGIES

This Memorandum describes five mutual funds with a variety of investment objectives, including total return and current income. JPMIM selects securities for the Funds (other than the Equity Index Trust) by analyzing both individual securities and different industry sectors. JPMIM looks for sectors and securities that it believes will perform consistently well over time as measured by total return. The Funds attempt to enhance total return by selecting market sectors that offer risk/reward advantages based on structural risks and credit trends. Individual securities that are purchased by the Funds (other than the Equity Index Trust) are subject to a disciplined risk/reward analysis both at the time of purchase and on an ongoing basis. This analysis includes an evaluation of interest rate risk, credit risk and risks associated with the complex legal and technical structure of the investment (e.g., asset-backed securities and mortgage-backed securities). In addition, the principal investment strategies that are used to meet each Fund’s investment objective are described in “Fund Summaries: Investments, Risk & Performance” in the front of this Memorandum. They are also described below.

FUNDAMENTAL POLICIES

A Fund’s investment strategy may involve “fundamental policies.” A policy is fundamental if it cannot be changed without the consent of a majority of the outstanding shares of the Fund. All fundamental policies are specifically identified.

In addition to the investment strategies described below for the Funds, each of the Funds may invest in shares of exchange-traded funds (ETFs), affiliated money market funds, and other investment companies. An ETF is a registered investment company that seeks to track the performance of a particular market index. These indexes include not only broad-market indexes but more specific indexes as well, including those relating to particular sectors, markets, regions or industries.

There can be no assurance that the Funds will achieve their investment objectives. Please note that the Funds may also use strategies that are not described below, but which are described in the Supplement.

JPMORGAN ULTRA SHORT-TERM BOND TRUST. The Fund invests in all types of debt securities including money market instruments, mortgage-backed securities and asset-backed securities. The Fund will maintain a maximum interest rate sensitivity approximately equal to that of a two-year U.S. Treasury security, although the Fund’s actual interest rate sensitivity is expected to be approximately equal to that of a one-year U.S. Treasury security.

•	Under normal circumstances, the Fund will invest at least 80% of its assets in bonds. If the Fund decides to change this strategy, shareholders will be given 60 days advance notice.

•	The Fund invests in fixed and floating rate debt securities representing an interest in or secured by residential mortgage loans. These securities often are issued or guaranteed by the U.S. government, its agencies or instrumentalities. However, the Fund also may purchase mortgage-backed securities and asset-backed securities that are issued by non-governmental entities. Such securities may or may not have private insurer guarantees of timely payments.

•	The Fund may invest in bonds and other debt securities that are rated in the lowest investment grade category.

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JPMORGAN SHORT-TERM BOND TRUST. The Fund invests in all types of debt securities with short to intermediate maturities. Such securities include government securities such as U.S. Treasury obligations as well as Fannie Mae, Ginnie Mae, Freddie Mac and other government agency mortgage-backed securities.

•	Under normal circumstances, the Fund invests at least 80% of its assets in bonds. If the Fund decides to change this strategy, shareholders will be given 60 days advance notice.

•	Up to 20% of the Fund’s assets may be invested in preferred stock.

•	The Fund also may purchase taxable or tax-exempt municipal securities.

•	The Fund may invest in bonds and other debt securities that are rated in the lowest investment grade category.

•	The Fund’s effective average weighted maturity ordinarily will be three years or less taking into account expected amortization and prepayment of principal on certain investments.

JPMORGAN INTERMEDIATE BOND TRUST. The Fund invests in debt securities of all types including bonds, notes and U.S government obligations, rated as investment grade at the time of investment (or, if unrated, determined by JPMIM, to be of comparable quality). U.S. government obligations include U.S. Treasury obligations as well as Fannie Mae, Ginnie Mae, Freddie Mac and other government agency mortgage-backed securities.

•	As a matter of fundamental policy, the Fund will invest at least 80% of its net assets in bonds and at least 50% of total assets will consist of obligations issued by the U.S. government or its agencies and instrumentalities, some of which may be subject to repurchase agreements. For purposes of this policy, the Fund’s net assets include borrowings by the Fund for investment purposes.

•	Up to 20% of the Fund’s assets may be invested in preferred stock.

•	The Fund may invest in bonds and other debt securities that are rated in the lowest investment grade category.

•	The Fund’s average weighted maturity will ordinarily range between three and ten years, taking into account expected prepayment of principal on certain investments. The Fund may shorten that average weighted maturity to as little as one year for temporary defensive purposes.

WHAT IS AVERAGE WEIGHTED MATURITY?

Average weighted maturity is the average of all the current maturities (that is, the term of the securities) of the individual bonds in a Fund calculated so as to count most heavily those securities with the highest dollar value. Average weighted maturity is important to investors as an indication of a Fund’s sensitivity to changes in interest rates. Usually, the longer the average weighted maturity, the more fluctuation in share price you can expect. The terms “Intermediate” and “Short-Term” in a Fund’s name refer to the average maturity the Fund maintains. Mortgage-related securities are subject to prepayment of principal, which can shorten the average weighted maturity of the Fund’s portfolio. Therefore, in the case of a Fund holding mortgage-backed securities, asset-backed securities and similar types of securities, the average weighted maturity of the Fund is equivalent to its weighted average life. Weighted average life is the average weighted maturity of the cash flows in the securities held by the Fund given certain prepayment assumptions.

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JPMORGAN CORE BOND TRUST. The Fund invests in all types of debt securities rated as investment grade (or unrated debt securities which JPMIM determines to be of comparable quality), as well as preferred stock and loan participations. Such securities include government securities such as U.S. Treasury obligations as well as Fannie Mae, Ginnie Mae, Freddie Mac and other government agency mortgage-backed securities.

•	As a matter of fundamental policy, the Fund will invest at least 80% of its net assets in bonds. For purposes of this policy, the Fund’s net assets include borrowings by the Fund for investment purposes. Generally, such bonds will have intermediate to long maturities.

•	The Fund also may purchase taxable or tax-exempt municipal securities.

•	The Fund may invest in bonds and other debt securities that are rated in the lowest investment grade category.

•	The Fund’s average weighted maturity will ordinarily range between four and 12 years, although the Fund may shorten its weighted average maturity if deemed appropriate for temporary defensive purposes.

JPMORGAN EQUITY INDEX TRUST. The Fund invests in stocks included in the S&P 500 Index. (The Fund also invests in stock index futures and other equity derivatives.) The Fund may hold up to 10% of its total assets in cash or cash equivalents. (Assets held in margin deposits and segregated accounts for futures contracts are not considered cash or cash equivalents for purposes of the 10% limitation.)

•	The percentage of a stock that the Fund holds will be approximately the same percentage that the stock represents in the S&P 500 Index.

•	JPMIM generally picks stocks in the order of their weightings in the S&P 500 Index, starting with the heaviest weighted stock.

•	The Fund attempts to achieve a correlation between the performance of the Fund and that of the S&P 500 Index of at least 0.95, without taking into account Fund expenses. Perfect correlation would be 1.00.

INVESTMENT RISKS

The main risks associated with investing in the Funds are described below and in “Fund Summaries: Investments, Risk & Performance” at the front of this Memorandum.

FIXED INCOME SECURITIES. Investments in fixed income securities (for example, bonds) will increase or decrease in value based on changes in interest rates. If rates increase, the value of a Fund’s investments generally declines. On the other hand, if rates fall, the value of the investments generally increases. The value of your investment in a Fund will increase and decrease as the value of the Fund’s investments increase and decrease. While securities with longer duration and maturities tend to produce higher yields, they also are subject to greater fluctuations in value when interest rates change. Usually, changes in the value of fixed income securities will not affect cash income generated, but may affect the value of your investment. Fixed income securities also are subject to the risk that the issuer of the security will be unable to meet its repayment obligations.

U.S. GOVERNMENT SECURITIES. U.S. government securities may be guaranteed by the U.S. Treasury, by the right to borrow from the U.S. Treasury, or only by the agency or instrumentality issuing the security. Certain agencies and instrumentalities are supported only by the right of the issuer to borrow from the U.S. Treasury, while others are supported by their own credit. No assurance can be given that the U.S. government would provide financial support to its agencies or instrumentalities unless required to do so by law.

Mortgage-backed securities may be issued by various U.S. governmental agencies such as Ginnie Mae, U.S. government-related organizations such as Fannie Mae and Freddie Mac, and non-governmental issuers. Ginnie Mae is a wholly owned

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U.S. corporation that is authorized to guarantee, with the full faith and credit of the U.S. government, the timely payment of principal and interest on its securities. By contrast, U.S. government-related organizations such as Fannie Mae and Freddie Mac may guarantee the timely payment of principal and interest on their securities, but such guarantees are not backed by the full faith and credit of the U.S. government.

DERIVATIVES. The Funds may invest in securities that may be considered to be derivatives. These securities may be more volatile than other investments. Derivatives present, to varying degrees, market, credit, leverage, liquidity and management investment risks. A Fund’s use of derivatives may cause the Fund to recognize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund did not use such instruments.

WHAT IS A DERIVATIVE? Derivatives are securities or contracts (like futures and options) that derive their value from the performance of underlying assets or securities.

LOWER-RATED INVESTMENT GRADE SECURITIES. The Ultra Short-Term Bond Trust, the Short-Term Bond Trust, the Intermediate Bond Trust and the Core Bond Trust (collectively, the Bond Funds) may purchase debt securities rated in the lowest investment grade category. Securities in this rating category are considered to have speculative characteristics. Changes in economic conditions or other circumstances may have a greater effect on the ability of issuers of these securities to make principal and interest payments than they do on issuers of higher grade securities.

SMALL-CAPITALIZATION COMPANIES. The Bond Funds may invest in securities of small-capitalization companies. Investments in smaller, younger companies may be riskier and more volatile than investments in larger, more established companies. Securities of smaller companies tend to be less liquid than securities of larger companies. In addition, small companies may be more vulnerable to economic, market and industry changes. Because economic events have a greater impact on smaller companies, there may be a greater and more frequent fluctuation in the value of their securities. This may cause unexpected decreases in the value of your investment in a Fund.

FOREIGN SECURITIES. The Bond Funds may invest in foreign securities. Investments in foreign securities involve risks different from investments in U.S. securities. These risks include the risks associated with higher transaction costs, delayed settlements, currency controls and adverse economic developments. This also includes the risk that fluctuations in the exchange rates between the U.S. dollar and foreign currencies may negatively affect an investment. Adverse changes in exchange rates may erode or reverse any gains produced by foreign currency denominated investments and widen any losses. Exchange rate volatility also may affect the ability of an issuer to repay U.S. dollar denominated debt, thereby increasing credit risk. Because of these risk factors, the share price of the Funds that invest in foreign securities is expected to be volatile, and you should be able to sustain sudden, and sometimes substantial, fluctuations in the value of your investment.

For more information about risks associated with the types of investments that the Funds purchase, please read “Fund Summaries: Investments, Risk & Performance,” Appendix A and the Supplement.

PORTFOLIO QUALITY

Various rating organizations (like Standard & Poor’s Ratings Service and Moody’s Investors Service, Inc.) assign ratings to securities (other than equity securities). Generally, ratings are divided into two main categories: “Investment Grade Securities” and “Non-Investment Grade Securities.” Although there is always a risk of default, rating agencies believe that issuers of Investment Grade Securities have a high probability of making payments on such securities. Non-Investment Grade Securities include securities that, in the opinion of the rating agencies, are more likely to default than Investment Grade Securities.

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The Funds only purchase securities that meet the rating criteria described below. JPMIM will look at a security’s rating at the time of investment. If the securities are unrated, JPMIM must determine that they are of comparable quality to rated securities. Subsequent to its purchase by the Fund, a security may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Fund. JPMIM will consider such an event in determining whether the Fund should continue to hold the security.

DEBT SECURITIES

•	The Bond Funds may invest in debt securities rated in any of the four investment grade rating categories.

PREFERRED STOCK

•	The Short-Term Bond Trust, the Intermediate Bond Trust and the Core Bond Trust may invest in only preferred stock rated in any of the four highest rating categories.

MUNICIPAL SECURITIES

•	The Bond Funds may invest in only municipal bonds rated in any of the four highest rating categories.

•	The Ultra Short-Term Bond Trust, the Intermediate Bond Trust and the Core Bond Trust may invest in only other municipal securities, such as tax-exempt commercial paper, notes and variable rate demand obligations which are rated in the highest or second highest rating categories. The Short-Term Bond Trust may invest in such securities only if they are rated in the highest rating category.

COMMERCIAL PAPER

•	The Bond Funds may invest in commercial paper rated in the highest or second highest rating category.

For more information about ratings, please see “Description of Ratings” in the Supplement.

TEMPORARY DEFENSIVE POSITIONS

For liquidity and to respond to unusual market conditions, the Funds may invest all or most of their assets in cash and cash equivalents for temporary defensive purposes. These investments may result in a lower yield than lower-quality or longer-term investments, produce taxable income, and prevent the Funds from meeting their investment objectives.

WHAT IS A CASH EQUIVALENT?

Cash equivalents are highly liquid, high-quality instruments with maturities of three months or less on the date they are purchased. They include securities issued by the U.S. government, its agencies and instrumentalities, repurchase agreements (other than equity repurchase agreements), certificates of deposit, bankers’ acceptances, commercial paper (rated in one of the two highest rating categories), variable rate master demand notes, money market mutual funds and bank money market deposit accounts.

While the Funds are engaged in a temporary defensive position, they will not be pursuing their investment objectives. Therefore, the Funds will pursue a temporary defensive position only when market conditions warrant.

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PORTFOLIO TURNOVER

The Funds may engage in active and frequent trading of portfolio securities to achieve their principal investment strategies. Portfolio turnover may vary greatly from year to year, as well as within a particular year.

Higher portfolio turnover rates will likely result in higher transaction costs to the Funds and may result in additional tax consequences to you.

To the extent portfolio turnover results in short-term capital gains, such gains will generally be taxed at ordinary income tax rates.

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Subscribing for and Purchasing and Redeeming Fund Shares

PURCHASING FUND SHARES

Who can buy shares?

Shares of the Funds are restricted securities and are issued only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act of 1933, as amended (“Securities Act”). This Memorandum does not constitute an offer to sell, or the solicitation of any offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Funds are not registered or qualified for sale in the states. Shares of the Funds may not be offered or sold in any state unless an exemption from registration or qualification is available. You should inquire as to whether shares of a particular Fund are available for offer and sale in your state of residence.

Shares of the Funds are offered only to certain clients of either JPMIM or its affiliates who maintain one or more separately managed private accounts, and who are “accredited investors,” within the meaning of Regulation D under the Securities Act. Eligible investors are institutional investors such as corporations, pension and profit sharing plans, financial institutions, endowments, and foundations. The Funds are not intended for individuals or accounts established for the benefit of individuals (other than certain pension and profit-sharing plans sponsored by employers or unions for the benefit of individual plan participants). If you have questions about eligibility, please contact your client relationship or client service manager.

How do I subscribe for shares?

To subscribe, an eligible investor must complete, date, execute and deliver to their client relationship or client service manager a copy of the Subscription Agreement (including the signature page contained therein) and other subscription documents which have been furnished to such investor along with this Confidential Offering Memorandum. Investors must submit all of the required documents, properly completed, at least 10 days before the date of their initial purchase (or such shorter period as the Trust may accept in its sole discretion). Subscriptions may be accepted or rejected, in whole or in part, in the sole discretion of the Trust.

Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. When you open an account, we will ask for your name, residential or business street address, date of birth (for an individual), and other information that will allow us to identify you, including your social security number, tax identification number or other identifying number. The Funds cannot waive these requirements. The Funds are required by law to reject your Account Application if the required identifying information is not provided. Once we have received all of the required information, federal law requires us to verify your identity. After an account is opened, we may restrict your ability to purchase additional shares until your identity is verified. If we are unable to verify your identity within a reasonable time, the Funds reserve the right to close your account at the current day’s NAV.

What are the minimum investment amounts?

•	The minimum initial investment for shares of the Funds is $10,000,000.

•	You are required to maintain a minimum account balance equal to the minimum initial investment in each Fund.

•	The Funds reserve the right to waive any investment minimum. For further information on investment minimum waivers, contact your client relationship or client service manager.

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When can I buy shares?

•	Purchases may be made on any business day. This includes any day that the Funds are open for business, other than weekends and days on which the New York Stock Exchange (“NYSE”) is closed, including the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Investors should contact their client relationship or client service manager to make initial investment requests and in order to request to purchase additional shares.

•	Purchase requests received by the Fund or an authorized agent of the Fund in proper form before 4:00 p.m. Eastern Time (“ET”) will be effective that day. On occasion, the NYSE will close before 4:00 p.m. ET. When that happens, purchase requests received by the Fund or an authorized agent of the Fund after the NYSE closes will be effective the following business day.

•	Shares are electronically recorded. Therefore, certificates will not be issued.

•	The Funds do not authorize market timing and, except for the JPMorgan Ultra Short-Term Bond Trust and the JPMorgan Short-Term Bond Trust, use reasonable methods to seek to identify market timers and to prevent such activity. However, there can be no assurance that these methods will prevent market timing or other trading that may be deemed abusive. Market timing is an investment strategy using frequent purchases, redemptions and/or exchanges in an attempt to profit from short-term market movements. Market timing may result in dilution of the value of Fund shares held by long-term shareholders, disrupt portfolio management and increase Fund expenses for all shareholders. Although market timing may affect any Fund, these risks may be higher for Funds that invest significantly in non-U.S. securities or thinly traded securities (e.g., certain small cap securities), such as international, global or emerging market funds or small cap funds. For example, when a Fund invests in securities trading principally in non-U.S. markets that close prior to the close of the NYSE, market timers may seek to take advantage of the difference between the prices of these securities at the close of their non-U.S. markets and the value of such securities when the Fund calculates its net asset value. The Funds will prohibit any purchase order (including exchanges) with respect to one investor, a related group of investors or their agent(s), where they detect a pattern of either purchases and sales of the Funds, that indicates market timing or trading that they determine is abusive.

• The Funds’ Board of Trustees has adopted policies and procedures that use a variety of methods to identify market timers, including reviewing “round trips” in and out of the Funds by investors. A “round trip” includes a purchase or exchange into a Fund followed by a redemption or exchange out of the same Fund. The Fund will reject your purchase orders if it detects that you have completed two round trips within 60 days within the same Fund. In identifying market timers, the Fund may also consider activity of accounts that it believes to be under common ownership or control.

• Market timers may disrupt portfolio management and harm Fund performance. To the extent that the Funds are unable to identify market timers effectively, long-term investors may be adversely affected. Although the Funds use a variety of methods to detect and deter market timing, there is no assurance that the Funds will be able to identify and eliminate all market timers. For example, certain accounts, which are known as omnibus accounts, include multiple investors and such accounts typically provide the Funds with a net purchase or redemption order on any given day where purchasers of Fund shares and redeemers of Fund shares are netted against one another and the identity of individual purchasers and redeemers whose orders are aggregated are not known by the Funds. While the Funds seek to monitor for market timing activities in omnibus accounts, the netting effect often makes it more difficult to locate and eliminate individual market timers from the Funds and there can be no assurances that the Funds will be able to do so.

•	Subject to the foregoing, the Funds will seek to apply these policies and restrictions as uniformly as practicable, except in cases of purchases, redemptions and exchanges made on a systematic basis, automatic reinvestments of dividends and distributions or purchases, redemptions or exchanges that are part of a rebalancing program, such as a wrap program, or as part of a bona fide asset allocation program. Please see the Supplement for a further description of these arrangements.

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•	The JPMorgan Ultra Short-Term Bond Trust and the JPMorgan Short-Term Bond Trust are intended for short-term investment horizons and do not monitor for market timers or prohibit such short-term trading activity. Although these Funds will be managed in a manner that is consistent with their investment objectives, frequent trading by shareholders may disrupt their management and increase their expenses.

•	In addition to rejecting purchase orders in connection with suspected market timing activities, the Funds can reject a purchase order (including purchase orders for the Funds listed above) for any reason, including purchase orders that it does not think are in the best interests of a Fund and/or its shareholders or if it determines the procedures for identifying market timers and rejecting or otherwise restricting purchase orders and/or exchanges.

How much do shares cost?

•	Shares are sold at net asset value (“NAV”).

•	NAV per share is calculated by dividing the total market value of a Fund’s investments and other assets (minus liabilities) by the number of outstanding shares in that class.

•	The market value of a Fund’s investments is determined primarily on the basis of readily available market quotations. Certain short-term securities are valued at amortized cost, which approximates market value. If market quotations are not readily available or if available market quotations are determined not to be reliable or if a security’s value has been materially affected by events occurring after the close of trading on the exchange or market on which the security is principally traded (for example, a natural disaster affecting an entire country or region, or an event that affects an individual company), but before a Fund’s NAV is calculated, that security may be valued at its fair value in accordance with policies and procedures adopted by the Funds’ Board of Trustees. A security’s valuation may differ depending on the method used for determining value. Shareholders who purchase or redeem shares when NAV has been determined using fair valuation procedures may receive a number of shares or redemption proceeds that is greater or lower than they would have received if securities were not valued using the Trust’s fair valuation procedures. The Board of Trustees receives regular reports concerning the operations of the fair valuation procedures.

•	A Fund’s NAV changes every day. NAV is calculated each business day following the close of the NYSE at 4:00 p.m. ET. On occasion, the NYSE will close before 4:00 p.m. ET. When that happens, NAV will be calculated as of the time the NYSE closes.

REDEEMING FUND SHARES

As stated above, the Funds’ shares are restricted securities that may not be sold to investors other than “accredited investors” within the meaning of Regulation D under the Securities Act.

Shares of the funds may not be assigned, resold or otherwise transferred without the prior written consent of the Trust and, if requested, an opinion of counsel acceptable to the Trust that an exemption from registration is available. Any attempt to transfer to a third party in violation of this provision shall be void. The Trust may enforce this paragraph, either directly or through its agents, by entering an appropriate stop-transfer order on its books or otherwise refusing to register or transfer or permit the registration or transfer on its books of any purported transfer not in accordance with these restrictions.

When can I redeem shares?

You may redeem all or some of your shares on any day that the Funds are open for business.

Redemption orders accepted by a Fund or an authorized agent of the Fund before 4:00 p.m. ET (or before the NYSE closes, if the NYSE closes before 4:00 p.m. ET) will be effective that day at the day’s price.

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How do I redeem shares?

To redeem all or some of your shares on any day that the Funds are open for business, contact your client relationship or client service manager.

Normally, your redemption proceeds will be paid within one to seven days after receipt of the redemption order.

What will my shares be worth?

If the Fund or an authorized agent of the Fund accepts your redemption order before 4:00 p.m. ET (or before the NYSE closes if the NYSE closes before 4:00 p.m. ET), your redemption order will be effective at that day’s price. If the Fund or its authorized agent accepts your redemption order after 4:00 p.m. ET (or after the NYSE closes if the NYSE closes before 4:00 p.m. ET), your redemption order will be effective at the price per share next calculated after your order is accepted.

Additional information regarding redemptions

Generally, all redemptions will be for cash. However, if you redeem shares worth $250,000 or more, the Fund reserves the right to pay part or all of your redemption proceeds in readily marketable securities instead of cash. If payment is made in securities, the Fund will value the securities selected in the same manner that it computes its NAV. This process seeks to minimize the adverse effect of large redemptions on the Fund and its remaining shareholders.

The Funds may suspend your ability to redeem when:

1.	Trading on the NYSE is restricted;

2.	The NYSE is closed (other than weekend or holiday closings);

3.	Federal securities laws permit;

4.	The SEC has permitted a suspension; or

5.	An emergency exists, as determined by the SEC.

See “Additional Purchase and Redemption Information” in the Confidential Offering Memorandum Supplement for more details about this process.

You generally will recognize a gain or loss on a redemption for federal income tax purposes. You should talk to your tax advisor before making a redemption.

Additional information regarding your account

Investors in the Funds must be separate account clients of JPMIM or its affiliates and the terms and conditions of the account agreement between JPMIM (or other JPMorgan affiliate) and the investor will govern the account relationship and account investments, including investments in shares of the Funds.

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Shareholder Information

VOTING RIGHTS

The Funds do not hold annual shareholder meetings, but may hold special meetings. The special meetings are held, for example, to elect or remove Trustees, change a Fund’s fundamental investment objective or approve an investment advisory contract.

As a Fund shareholder, you have one vote for each share that you own. Each Fund votes separately on matters relating solely to that Fund, or which affect that Fund differently. However, all shareholders of the Funds will have equal voting rights on matters that affect all shareholders of the Funds equally.

DIVIDEND POLICIES

Dividends

The Bond Funds generally declare dividends on the last business day of each month. Dividends are distributed on the first business day of each month. The Equity Index Trust generally declares dividends on the last business day of each quarter. Dividends for the Equity Index Trust are distributed on the first business day of the month following the end of the quarter. Capital gains, if any, for all Funds are distributed at least annually.

The Funds pay dividends and distributions on a per-share basis. This means that the value of your shares will be reduced by the amount of the payment. If you purchase shares shortly before the record date for a dividend or the distribution of capital gains, you will pay the full price for the shares and receive a portion of the price back as a taxable dividend or distribution.

Dividend Reinvestment

You automatically will receive all income dividends and capital gain distributions in additional shares of the same Fund, unless you have elected to take such payments in cash. The price of the shares of each Fund is the NAV determined immediately following the dividend record date. Reinvested dividends and distributions receive the same tax treatment as dividends and distributions paid in cash and thus are currently taxable.

TAX TREATMENT OF SHAREHOLDERS

Taxation of Shareholder Transactions

A sale, exchange or redemption of Fund shares generally may produce either a taxable gain or a loss. You are responsible for any tax liabilities generated by your transactions. For more information about your specific tax situation, please consult your tax advisor.

Taxation of Distributions

Each Fund will distribute substantially all of its net investment income (including, for this purpose, the excess of net short-term capital gains over net long-term capital losses) and net capital gains (i.e., the excess of net long-term capital gains over net short-term capital losses) on at least an annual basis. For federal income tax purposes, distributions of investment income are generally taxable as ordinary income. Taxes on distributions of capital gains are determined by how long a Fund owned the investments that generated them, rather than how long you have owned your shares. Distributions of net capital gains from the sale of investments that a Fund owned for more than one year and that are properly designated by a Fund as capital gain dividends will be taxable as long-term capital gains. Distributions of gains from the sale of investments that a Fund owned for one year or less will be taxable to you as ordinary income. For taxable years beginning on or before December 31, 2008, distributions of investment income designated by a Fund as derived from “qualified dividend income” will be taxed in the hands of individuals at the rates applicable to long-term capital gain

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provided holding period and other requirements are met at both the shareholder and Fund level. The Funds do not expect a significant portion of their distributions to be derived from qualified dividend income.

Distributions are taxable to you even if they are paid from income or gains earned by a Fund before your investment (and thus were included in the price you paid). Distributions are taxable whether you received them in cash or reinvested them in additional shares through the dividend reinvestment plan. Any gain resulting from the sale or exchange of Fund shares generally will be taxable as capital gains. A Fund may produce capital gains even if it does not have income to distribute and performance has been poor.

A Fund’s investment in ETFs, affiliated money market funds and other investment companies could affect the amount, timing, and character of distributions from a Fund, and, therefore, may increase the amount of taxes payable by shareholders.

Long-term capital gain rates applicable to individuals have been temporarily reduced-in general, to 15% with lower rates applying to taxpayers in the 10% and 15% rate brackets-for taxable years beginning on or before December 31, 2008.

Dividends paid in January, but declared in October, November or December of the previous year, will be considered to have been paid in the previous year.

Taxation of Zero Coupon Securities

Some of the Funds may acquire certain securities issued with original issue discount (including zero coupon securities). Current federal tax law requires that a holder (such as a Fund) of such a security must include in taxable income a portion of the original issue discount which accrues during the tax year on such security even if a Fund receives no payment in cash on the security during the year. As an investment company, a Fund must pay out substantially all of its net investment income each year, including any original issue discount. Accordingly, a Fund may be required to pay out in income distribution each year an amount which is greater than the total amount of cash interest a Fund actually received. Such distributions will be made from the cash assets of a Fund or by liquidation of investments if necessary. If a distribution of cash necessitates the liquidation of investments, JPMIM will select which securities to sell and a Fund may realize a gain or loss from those sales. In the event a Fund realizes net capital gains from these transactions, you may receive a larger capital gain distribution, if any, than you would in the absence of such transactions.

Taxation of Foreign Investments

The Funds’ investments in foreign securities may be subject to foreign withholding. In that case, the yield on those securities would be reduced. You may, however, be entitled to claim a credit or deduction with respect to foreign taxes. In addition, a Fund’s investments in foreign securities or foreign currencies may increase or accelerate the Fund’s recognition of ordinary income and may affect the timing or amount of the Fund’s distributions.

Taxation of Retirement Plans

Distributions by the Funds to qualified retirement plans generally will not be taxable. However, if shares are held by a plan that ceases to qualify for tax-exempt treatment or by an individual who has received shares as a distribution from a retirement plan, the distributions will be taxable to the plan or individual as described in “Tax Treatment of Shareholders.” If you are considering purchasing shares with qualified retirement plan assets, you should consult your tax advisor for a more complete explanation of the federal, state, local and (if applicable) foreign tax consequences of making such an investment.

Tax Information

The Form 1099 that is mailed to you every January details your dividends and their federal tax category. Even though the Funds provide you with this information, you are responsible for verifying your tax liability with your tax professional. For additional tax information, see the Supplement. Please note that this tax discussion is general in nature; no attempt has been made to present a complete explanation of the federal, state, local or foreign tax treatment of the Funds or their shareholders. For additional information on the potential tax consequences of investing in the Funds, please see the Supplement.

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SHAREHOLDER STATEMENTS AND REPORTS

The Funds or your JPMorgan client relationship or client service manager will send you transaction confirmation statements and quarterly account statements. Please review these statements carefully. The Funds will correct errors if notified within one year of the date printed on the transaction confirmation or account statement.

Annually you will receive an audited financial report from the Funds. In addition, the Funds will periodically send you proxy statements and other reports.

If you have any questions or need additional information, please contact your client relationship or client service manager.

AVAILABILITY OF PROXY VOTING RECORD

The Trustees have delegated the authority to vote proxies for securities owned by the Funds to JPMIM. A copy of each Fund’s voting record for the most recent 12-month period is available on the SEC’s website at www.sec.gov or by calling the following toll-free number: 1-800-343-1113. Each Fund’s proxy voting record will include, among other things, a brief description of the matter voted on for each portfolio security and state how each vote was cast, for example, for or against the proposal.

PORTFOLIO HOLDINGS DISCLOSURE

No sooner than thirty days after the end of each month, each Fund will make available upon request a complete uncertified schedule of its portfolio holdings as of the last day of that month. Not later than sixty days after the end of each quarter, each Fund will make available a complete, certified schedule of its portfolio holdings as of the last day of that quarter. In addition to providing hard copies upon request, the Funds will post these quarterly schedules on the SEC’s EDGAR filing system at www.sec.gov.

Shareholders may request portfolio holdings schedules at no charge by contacting their client relationship or client service manager.

A description of the Funds’ policies and procedures with respect to the disclosure of the Funds’ portfolio holdings is available in the Supplement.

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Management of the Funds

THE ADVISER

Pursuant to the Investment Advisory Agreement (the “Advisory Agreement”), between the Trust on behalf of the Funds and JPMIM, JPMIM serves as investment adviser to the Funds.

Subject to the supervision of the Funds’ Trustees, JPMIM makes the Funds’ day-to-day investment decisions, arranges for the execution of Fund transactions and generally manages the Funds’ investments. JPMIM is a wholly owned subsidiary of JPMorgan Asset Management Holdings, Inc., which is a wholly owned subsidiary of JPMorgan Chase & Co., a bank holding company. JPMIM is a registered investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”), JPMIM acts as investment adviser to individuals, governments, corporations, employee benefit plans, labor unions and state and local governments, mutual funds and other institutional investors. JPMIM is located at 245 Park Avenue, New York, NY 10167.

The investment advisory agreement for the Funds will continue in effect until February 7, 2007 and, if approved by the Board of Trustees of the Trust, for successive 12-month periods thereafter. Subject to such approval, a discussion of the factors considered by the Board of Trustees and their conclusions in continuing the investment advisory agreement in respect of each Fund will be available in the annual report for the fiscal year ended February 28, 2007.

ADVISORY FEES

JPMIM is paid a fee based on an annual percentage of the average daily net assets of each Fund. For the most recent fiscal year, the Funds paid advisory fees at the following rates:

FUND	ANNUAL RATE AS PERCENTAGE OF AVERAGE DAILY NET ASSETS
JPMorgan Intermediate Bond Trust	0.12%
JPMorgan Core Bond Trust	0.13%
JPMorgan Equity Index Trust	0.05%

The JPMorgan Ultra Short-Term Bond Trust and the JPMorgan Short-Term Bond Trust have not commenced operations. For these Funds, JPMIM would be entitled to an advisory fee calculated at an annual rate as set forth below:

Fund	ANNUAL RATE AS PERCENTAGE OF AVERAGE DAILY NET ASSETS
JPMorgan Ultra Short-Term Bond Trust	0.25%[1]
JPMorgan Short-Term Bond Fund	0.25%[1]

1	JPMIM and the Trust’s Administrator have entered into an expense limitation agreement with the Trust (“Expense Limitation Agreement”), pursuant to which JPMIM and the Trust’s Administrator would waive or limit their fees and assume other expenses so that the total annualized fund operating expenses (other than interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, placement related expenses (if any), and other extraordinary expenses not incurred in the ordinary course of the Fund’s business) would be limited to 0.10% of average daily net assets of the JPMorgan Ultra Short Term Bond Trust and the JPMorgan short-Term Bond Trust through June 30, 2007.

In addition to the foregoing fees, a separate account client of JPMIM or its affiliates may also incur investment advisory fees, servicing fees and other fees in connection with the maintenance of the client’s separately managed account with JPMIM or its affiliates.

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THE FUND MANAGERS

Bond Funds. The Bond Funds are managed by portfolio managers teamed with research analysts. The portfolio managers work together to establish general duration, sector and yield curve strategies for the Funds. The research analysts provide individual security and sector recommendations regarding their area of focus, while the portfolio managers select and allocate individual securities in a manner designed to meet the investment objectives of the Funds.

JPMorgan Ultra Short-Term Bond Trust. Michael Sais, CFA, will become the lead portfolio manager responsible for the day-to-day management of the JPMorgan Ultra Short-Term Bond Trust upon the Fund’s inception. In addition to his role at JPMIM, Mr. Sais also serves as lead portfolio manager on behalf of JPMorgan Investment Advisors (formerly Banc One Investment Advisors), an affiliate of JPMIM, for the JPMorgan Ultra Short-Term Bond Fund. Mr. Sais joined JPMorgan Investment Advisors in 1994 as a senior fixed income research analyst responsible for the valuation and analysis of the mortgage-backed securities market. He is also a Fixed Income Fund Manager for the Insurance Asset Management Team responsible for managing investments consistent with the unique requirements of insurance industry clients. Gregg F. Hrivnak and Richard D. Figuly will also participate in the management of the JPMorgan Ultra Short-Term Bond Trust, upon the Fund’s inception. Biographical information for Mr. Hrivnak is provided under JPMorgan Short-Term Bond Trust. Mr. Figuly is a member of the Columbus Taxable Bond Team responsible for trading fixed income securities with an emphasis on asset-backed securities. In addition to his role of JPMIM, Mr. Figuly has been an employee of JPMorgan Investment Advisors since 1994 where he began as a fiduciary tax accountant and then transitioned to fixed income trading.

JPMorgan Short-Term Bond Trust. Gregg F. Hrivnak, CFA, will become the lead portfolio manager responsible for the day-to-day management of the JPMorgan Short Term Bond Trust upon the Fund’s inception. Mr. Hrivnak is a portfolio manager and trader on the Columbus Taxable Bond Team. In addition to his role at JPMIM, Mr. Hrivnak also serves as lead portfolio manager on behalf of JPMorgan Investment Advisors for the JPMorgan Short Duration Bond Fund. An employee of JPMorgan Investment Advisors since 1989, Mr. Hrivnak was previously a fixed income research analyst for the Taxable Bond Team responsible for asset-backed securities. Richard Figuly will also participate in the management of the JPMorgan Short Term Bond Trust upon the Fund’s inception. Biographical information for Mr. Figuly is provided under the JPMorgan Ultra Short Term-Bond Trust.

JPMorgan Intermediate Bond Trust and JPMorgan Core Bond Trust. Douglas Swanson is the lead portfolio manager responsible for the day-to-day management of the JPMorgan Intermediate Bond Trust and the JPMorgan Core Bond Trust. He has led the team responsible for the management of the JPMorgan Intermediate Bond Trust and the JPMorgan Core Bond Trust since their inception. He is responsible for establishing daily tactical decision-making for all taxable bond money management as it relates to strategic investment policy and benchmarking, composite and investment style oversight and performance oversight. Mr. Swanson has been employed by JPMIM and/or affiliated firms since 1983. Previously he was managing director of the taxable bond team for Banc One Investment Advisors and was first vice president and manager at First Chicago NBD Corporation, where he worked on government/corporate securities and managed various Pegasus Funds. Scott F. Grimshaw has also participated in the management of the JPMorgan Intermediate Bond Trust since June 2005. Mr. Grimshaw, vice president, is a Fixed Income Portfolio Manager for the Taxable Bond Team. He has managed the Treasury & Agency Fund and the fixed income portion of the Balanced Portfolio since 1996, and is also responsible for following the government sector. Prior to his current role, Mr. Grimshaw served as a senior fixed income analyst and portfolio manager. He joined JPMIM and/or affiliated firms in 1994. He obtained a B.S. in finance from Miami University and an M.B.A. from The Ohio State University. Mr. Grimshaw is a CFA charterholder and member of the CFA Institute as well as the CFA Society of Columbus. Christopher Nauseda began participating in the management of the JPMorgan Core Bond Trust in May 2006. Mr. Nauseda also serves as the manager of numerous institutional accounts and assists with JPMorgan mutual funds. Prior to joining JPMIM and/or affiliated firms in 1998, Mr. Nauseda was vice president and associate manager of the Pegasus Short Bond Fund and co-manager of the FCNBD Stable Asset Income Fund at First Chicago NBD Corporation. While there he also served as a quantitative analyst before joining the money market desk in 1984, where he was a trader and managed various money market pooled funds. Mr. Nauseda obtained a B.S. in finance from Wayne State University and an M.B.A. from Wayne State University.

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Equity Index Trust. The Equity Index Trust is managed by the Quantitative Team which has been led by Bala Iyer, Ph.D., CFA, since inception. In addition to the Quantitative Team’s role at JPMIM, the Quantitative Team is also responsible for the JPMorgan Equity Index Fund, the JPMorgan Multi-Cap Market Neutral Fund, and the JPMorgan International Equity Fund. Dr. Iyer joined JPMIM in 2005. In addition, Dr. Iyer has served as the director of quantitative research for JPMorgan Investment Advisors since 1995. Michael Loeffler, CFA, is the portfolio manager responsible for the day-to-day management of the Equity Index Trust, a position he has held since the Fund’s inception. In addition to his role at JPMIM, Mr. Loeffler also serves as portfolio manager for the JPMorgan Equity Index Fund, a position he has held since January 2004. Mr. Loeffler has been employed by JPMorgan Investment Advisors since 1999 when he joined as an investment operations analyst.

The Supplement provides additional information about the other accounts managed by the portfolio managers, the structure of their compensation, and their ownership of securities.

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JPMORGAN INVESTMENT ADVISORS — RELATED PERFORMANCE

The Funds are advised by JPMIM. JPMIM is an affiliate of JPMorgan Investment Advisors Inc., an indirect, wholly-owned subsidiary of JPMorgan Chase & Co. The portfolio managers and other personnel responsible for managing the Funds (the “Portfolio Management Team”) are also responsible for managing registered investment companies and separate accounts advised by JPMorgan Investment Advisors. The Portfolio Management Team manages one other registered investment company that has substantially similar investment objectives, policies, strategies and risks as the Ultra Short-Term Bond Trust. Such other registered investment company is the only other account or registered investment company that would be managed in a substantially similar manner as the Ultra Short-Term Bond Trust. The investment results presented below are unaudited. The performance data presented below does not represent the performance of the Ultra Short-Term Bond Trust. You should not consider this performance data as an indication of the future performance of the Fund or of JPMorgan Investment Advisors, JPMIM, or the Portfolio Management Team

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JPMorgan Investment Advisors — JPMorgan Ultra Short-Term Bond Fund

Calendar Year	JPMorgan Ultra Short- Term Bond Fund[1]	Lehman Brothers Short 9-12 Month Index[2]
1995	6.98%	7.95%
1996	6.14%	5.74%
1997	6.64%	6.07%
1998	5.33%	6.07%
1999	4.54%	4.40%
2000	7.61%	6.76%
2001	5.99%	6.56%
2002	4.58%	2.97%
2003	2.15%	1.44%
2004	2.05%	0.93%
2005	2.85%	2.52%

Annualized Period	Ultra Short-Term Bond Fund[1]	Lehman Brothers Short 9-12 Month Index[2]
1 Yr. Ended 5/31/06	2.85%	2.99%
3 Yr. Ended 5/31/06	2.38%	1.91%
5 Yr. Ended 5/31/06	3.15%	2.50%
10 Yr. Ended 5/31/06	4.72%	4.28%
Inception (through 5/31/06)	4.61%	4.43%

1	The information presented is for the JPMorgan Ultra Short-Term Bond Composite. The performance presented consists of a single registered investment company managed in a substantially similar style as the JPMorgan Ultra Short Tem Bond Trust. Performance information is provided net of expenses of the Select Class Shares of JPMorgan Ultra Short-Term Bond Fund including any fee waivers or expense reimbursements for such company’s fiscal year ended February 28, 2006. These expenses are higher than the expenses of the JPMorgan Ultra Short-Term Bond Trust. The net performance represents total return, assuming reinvestment of all dividends and proceeds from capital transactions.
2	The Lehman Brothers Short 9-12 Month U.S. Treasury Index is an unmanaged index which includes aged U.S. Treasury notes and bonds with a remaining maturity from nine up to (but not including) twelve months. It excludes zero coupon strips. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management fees.

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With respect to the other Funds of the Trust, the Portfolio Management Team through JPMorgan Investment Advisors, manages registered investment companies and separate accounts (collectively, the “Accounts”) in a substantially similar manner as the Funds. The following tables show the historical performance of all Accounts managed by JPMorgan Investment Advisors, which have substantially similar investment objectives, policies, strategies and risks as the Funds. These composites are provided to illustrate the past performance of the Portfolio Management Team in managing substantially similar Accounts. However, the performance data and composites do not represent the performance of the Funds. You should not consider this performance data as an indication of the future performance of the Fund or of JPMorgan Investment Advisors, JPMIM, or the Portfolio Management Team. The Accounts that are included in the composites other than the registered investment companies are not subject to the same types of expenses to which the Funds are subject nor to the diversification requirements, specific tax restrictions and investment limitations imposed on the Funds by the Investment Company Act of 1940, as amended, or Subchapter M of the Internal Revenue Code of 1986, as amended. Consequently, the performance results for the composite could have been adversely affected if all of the Accounts included in the composites had been regulated as investment companies under the federal securities laws.

The investment results of the composites presented below are unaudited. The investment results of the composites were not calculated pursuant to the methodology established by the Securities and Exchange Commission that is used to calculate performance results of the Funds. Rather, the performance results for the composites were calculated on a time weighted basis and include all dividends and interest, accrued income and realized and unrealized gains and losses. The composite performance has been adjusted to reflect the total annual fund operating expenses for Select Class Shares of a registered investment company included in the composite absent any fee waivers or expense reimbursements. Securities transactions are accounted for on the trade date and accrual accounting is utilized. Cash and cash equivalents are included in performance returns. Returns are calculated by geometrically linking the monthly and quarterly returns respectively. There is no use of leverage or derivatives. Investors should also be aware that the use of a methodology different from what is used below to calculate performance could result in different performance data.

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JPMorgan Investment Advisors — Short-Term Bond Composite

Calendar Year	Short-Term Bond Composite[1]	Lehman Brothers 1-3 Year Government/ Credit Index[2]
1995	10.48%	10.96%
1996	4.52%	5.14%
1997	6.07%	6.66%
1998	6.35%	6.98%
1999	2.91%	3.15%
2000	7.62%	8.08%
2001	7.83%	8.78%
2002	6.12%	6.28%
2003	2.15%	2.81%
2004	1.00%	1.30%
2005	1.72%	1.77%

Annualized Period	Short-Term Bond Composite[1]	Lehman Brothers 1-3 Year Government/ Credit Index[2]
1 Yr. Ended 5/31/06	2.11%	1.95%
3 Yr. Ended 5/31/06	1.41%	1.65%
5 Yr. Ended 5/31/06	3.22%	3.54%
10 Yr. Ended 5/31/06	4.65%	5.08%
Inception (through 5/31/06)	5.81%	6.14%

1	The information presented is for JPMorgan Investment Advisors’ Short-Term Bond Composite. The composite performance contains information from the separate accounts and a registered investment company managed in a substantially similar style as the JPMorgan Short-Term Bond Trust. The net performance represents total return, assuming reinvestment of all dividends and proceeds from capital transactions. The composite performance has been adjusted to reflect the total annual fund operating expenses for Select Class Shares of a registered investment company included in the composite absent any fee waivers or expense reimbursements for such company’s fiscal year ended February 28, 2006. These expenses are higher than the expenses of the Fund.
2	The Lehman Brothers 1-3 Year Government/Credit Index is an unmanaged index with a broad measure of the performance of short-term government and corporate fixed-rate debt issues. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management fees.

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JPMorgan Investment Advisors — Intermediate Bond Composite

Calendar Year	Intermediate Bond Composite[1]	Lehman Brothers Intermediate Government/Credit Bond Index[2]
1995	19.14%	15.33%
1996	5.47%	4.05%
1997	8.13%	7.87%
1998	7.72%	8.44%
1999	0.59%	0.39%
2000	9.93%	10.12%
2001	8.14%	8.96%
2002	9.41%	9.84%
2003	3.66%	4.31%
2004	3.33%	3.04%
2005	1.70%	1.58%

Annualized Period	Intermediate Bond Composite[1]	Lehman Brothers Intermediate Government/Credit Bond Index[2]
1 Yr. Ended 5/31/06	0.53%	0.08%
3 Yr. Ended 5/31/06	2.63%	1.41%
5 Yr. Ended 5/31/06	3.97%	4.60%
10 Yr. Ended 5/31/06	5.67%	5.90%
Inception (through 5/31/06)	6.80%	7.19%

1	The information presented is for JPMorgan Investment Advisors’ Intermediate Bond Composite. The composite performance contains information from the separate accounts and a registered investment company managed in a substantially similar style as the JPMorgan Intermediate Bond Trust. The net performance represents total return, assuming reinvestment of all dividends and proceeds from capital transactions. The composite performance has been adjusted to reflect the total annual fund operating expenses for Select Class Shares of a registered investment company included in the composite absent any fee waivers or expense reimbursements for such company’s fiscal year ended February 28, 2006. These expenses are higher than the expenses of the Fund.
2	The Lehman Brothers Intermediate Government/Credit Bond Index is an unmanaged index comprised of U.S. government agency and Treasury securities and investment grade corporate bonds. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management fees.

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JPMorgan Investment Advisors — Core Bond Composite

Calendar Year	Core Bond Composite[1]	Lehman Brothers Aggregate Bond Index[2]
1995	23.37%	18.47%
1996	4.88%	3.63%
1997	9.94%	9.65%
1998	8.08%	8.69%
1999	(0.59)%	(0.82)%
2000	11.87%	11.63%
2001	8.35%	8.44%
2002	10.10%	10.26%
2003	3.87%	4.10%
2004	4.19%	4.34%
2005	2.10%	2.43%

Annualized Period	Core Bond Composite[1]	Lehman Brothers Aggregate Bond Index[2]
1 Yr. Ended 5/31/06	(0.05)%	(0.48)%
3 Yr. Ended 5/31/06	3.02%	1.91%
5 Yr. Ended 5/31/06	4.30%	5.01%
10 Yr. Ended 5/31/06	6.19%	6.34%
Inception (through 5/31/06)	7.53%	7.67%

1	The information presented is for JPMorgan Investment Advisors’ Core Bond Composite. The composite performance contains information from the separate accounts and two registered investment companies managed in a substantially similar style as the JPMorgan Core Bond Trust. The net performance represents total return, assuming reinvestment of all dividends and proceeds from capital transactions. The composite performance has been adjusted to reflect the total annual fund operating expenses for Select Class Shares of a registered investment company included in the composite absent any fee waivers or expense reimbursements for such company’s fiscal year ended February 28, 2006. These expenses are higher than the expenses of the Fund.
2	The Lehman Brothers Aggregate Bond Index is an unmanaged index generally representative of the bond market as a whole. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management fees.

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JPMorgan Investment Advisors — Equity Index Composite

Calendar Year	Equity Index Composite[1]	S&P 500 Index[2]
1995	36.49%	37.58%
1996	22.06%	22.96%
1997	32.49%	33.36%
1998	27.79%	28.58%
1999	20.10%	21.04%
2000	(9.63)%	(9.10)%
2001	(12.51)%	(11.89)%
2002	(22.58)%	(22.10)%
2003	27.73%	28.69%
2004	10.05%	10.88%
2005	4.18%	4.91%

Annualized Period	Equity Index Composite[1]	S&P 500 Index[2]
1 Yr. Ended 5/31/06	7.87%	8.64%
3 Yr. Ended 5/31/06	10.83%	11.64%
5 Yr. Ended 5/31/06	1.24%	1.96%
10 Yr. Ended 5/31/06	7.61%	8.35%
Inception (through 5/31/06)	10.61%	11.48%

1	The information presented is for JPMorgan Investment Advisors’ Equity Index Composite. The composite performance contains information from the separate accounts and two registered investment companies managed in a substantially similar style as the JPMorgan Equity Index Trust. The net performance represents total return, assuming reinvestment of all dividends and proceeds from capital transactions. The composite performance has been adjusted to reflect the total annual fund operating expenses for Select Class Shares of a registered investment company included in the composite absent any fee waivers or expense reimbursements for such company’s fiscal year ended June 30, 2005. These expenses are higher than the expenses of the Fund.
2	The S&P 500 is an unmanaged index generally representative of the performance of large companies in the U.S. stock market. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management fees.

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Appendix A

INVESTMENT PRACTICES

The Funds invest in a variety of securities and employ a number of investment techniques. Each security and technique involves certain risks. What follows is a list of some of the securities and techniques utilized by the Funds, as well as the risks inherent in their use. Equity securities are subject mainly to market risk. Fixed income securities are primarily influenced by market, credit and prepayment risks, although certain securities may be subject to additional risks. For a more complete discussion, see the Supplement. Following the table is a more complete discussion of risk.

FUND NAME	FUND CODE
JPMorgan Ultra Short-Term Bond Trust	1
JPMorgan Short-Term Bond Trust	2
JPMorgan Intermediate Bond Trust	3
JPMorgan Core Bond Trust	4
JPMorgan Equity Index Trust	5

Instrument	Fund Code	Risk Type

Adjustable Rate Mortgage Loans (“ARMs”): Loans in a mortgage pool which provide for a fixed initial mortgage interest rate for a specified period of time, after which the rate may be subject to periodic adjustments.	1-4	Prepayment Market Credit Regulatory

Asset-Backed Securities: Securities secured by company receivables, home equity loans, truck and auto loans, leases, credit card receivables and other securities backed by other types of receivables or other assets.	1-4	Prepayment Market Credit Regulatory

Bankers’ Acceptances: Bills of exchange or time drafts drawn on and accepted by a commercial bank. Maturities are generally six months or less.	1-5	Credit Liquidity Market

Call and Put Options: A call option gives the buyer the right to buy, and obligates the seller of the option to sell, a security at a specified price at a future date. A put option gives the buyer the right to sell, and obligates the seller of the option to buy, a security at a specified price at a future date. The Funds will sell only covered call and secured put options.	1-5	Management Liquidity Credit Market Leverage

Certificates of Deposit: Negotiable instruments with a stated maturity.	1-5	Market Credit Liquidity

Commercial Paper: Secured and unsecured short-term promissory notes issued by corporations and other entities. Maturities generally vary from a few days to nine months.	1-5	Credit Liquidity Market

Common Stock: Shares of ownership of a company.	5	Market

Convertible Securities: Bonds or preferred stock that can convert to common stock.	1, 3-5	Market Credit

Corporate Debt Securities: Corporate bonds and non-convertible debt securities.	1-4	Market Credit

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Instrument	Fund Code	Risk Type

Demand Features: Securities that are subject to puts and standby commitments to purchase the securities at a fixed price (usually with accrued interest) within a fixed period of time following demand by a Fund.

	1-4	Market Liquidity Management

Exchanged-Traded Funds: Ownership in unit investment trusts, depositary receipts, and other pooled investment vehicles that hold a portfolio of securities or stocks designed to track the price performance and dividend yield of a particular broad based, sector or international index. Exchange-traded funds or ETFs include a wide range of investments such as iShares, Standard and Poor’s Depository Receipts (SPDRs), and NASDAQ 100’s. The Equity Index Trust invests only in SPDRs and other ETFs that track the S&P 500.

	1-5	Market Investment Company

Fixed Rate Mortgage Loans: Investments in fixed rate mortgage loans or mortgage pools which bear simple interest at fixed annual rates and have short to long term final maturities.	1-4	Credit Prepayment Regulatory Market

Foreign Securities: Securities issued by foreign companies, debt securities issued or guaranteed by foreign governments or any of their agencies and instrumentalities, as well as commercial paper of foreign issuers and obligations of foreign banks, overseas branches of U.S. banks and supranational entities.	1-4	Market Political Liquidity Foreign Investment

Futures and Related Options: A contract providing for the future sale and purchase of a specified amount of a specified security, class of securities, or an index at a specified time in the future and at a specified price.	1-5	Management Market Credit Liquidity Leverage

Inverse Floating Rate Instruments: Floating rate debt instruments with interest rates that reset in the opposite direction from the market rate of interest to which the inverse floater is indexed.	1-4	Market Leverage Credit

Investment Company Securities: Shares of other mutual funds, including money market mutual funds for which JPMIM or its affiliates serve as investment adviser or administrator. JPMIM will waive certain fees when investing in funds for which it serves as investment adviser to the extent required by law.

	1-5	Market Investment Company

Loan Participations and Assignments: Participations in, or assignments of all or a portion of loans to corporations or to governments, including governments of less developed countries (“LDCs”).	1-4	Credit Political Liquidity Foreign Investment Market Tax

Mortgage-Backed Securities: Debt obligations secured by real estate loans and pools of loans. These include collateralized mortgage obligations (“CMOs”) and Real Estate Mortgage Investment Conduits (“REMICs”).	1-4	Prepayment Market Credit Regulatory Leverage

Mortgage Dollar Rolls: A transaction in which a Fund sells securities for delivery in a current month and simultaneously contracts with the same party to repurchase similar but not identical securities on a specified future date.	1-4	Prepayment Market Regulatory Leverage

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Instrument	Fund Code	Risk Type

Municipal Bonds: Securities issued by a state or political subdivision to obtain funds for various public purposes. Municipal bonds include private activity bonds and industrial development bonds, as well as General Obligation Notes, Tax Anticipation Notes, Bond Anticipation Notes, Revenue Anticipation Notes, Project Notes, other short-term tax-exempt obligations, municipal leases, obligations of municipal housing authorities and single family revenue bonds.

	1-4	Market Credit Political Tax Regulatory

New Financial Products: New options and futures contracts, and other financial products continue to be developed and the Funds may invest in such options, contracts and products.	1-5	Management Credit Market Liquidity

Preferred Stock: A class of stock that generally pays a dividend at a specified rate and has preference over common stock in the payment of dividends and in liquidation.	2-5	Market

Real Estate Investment Trusts (“REITs”): Pooled investment vehicles which invest primarily in income producing real estate or real estate related loans or interest.	2-5	Liquidity Management Market Regulatory Tax Prepayment

Repurchase Agreements: The purchase of a security and the simultaneous commitment to return the security to the seller at an agreed upon price on an agreed upon date. This is treated as a loan.	1-5	Credit Market Liquidity

Restricted Securities: Securities not registered under the Securities Act of 1933, such as privately placed commercial paper and Rule 144A securities.	1-5	Liquidity Market

Reverse Repurchase Agreements: The sale of a security and the simultaneous commitment to buy the security back at an agreed upon price on an agreed upon date. This is treated as a borrowing by a Fund.	1-5	Market Leverage

Securities Lending: The lending of up to 33 1/3% of a Fund’s total assets. In return, the Fund will receive cash, as collateral.	1-5	Credit Market Leverage

Short-Term Funding Agreements: Agreements issued by banks and highly rated U.S. insurance companies such as Guaranteed Investment Contracts (“GICs”) and Bank Investment Contracts (“BICs”).	1-4	Credit Liquidity Market

Stripped Mortgage-Backed Securities: Derivative multi-class mortgage securities usually structured with two classes of shares that receive different proportions of the interest and principal from a pool of mortgage backed obligations. These include IOs and POs.	1-4	Prepayment Market Credit Regulatory

Structured Instruments: Debt securities issued by agencies and instrumentalities of the U.S. government, banks, municipalities, corporations and other businesses whose interest and/or principal payments are indexed to foreign currency exchange rates, interest rates, or one or more other referenced indices.	1-4	Market Liquidity Management Credit Foreign Investment

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Instrument	Fund Code	Risk Type

Swaps, Caps and Floors: A Fund may enter into these transactions to manage its exposure to changing interest rates and other factors. Swaps involve an exchange of obligations by two parties. Caps and floors entitle a purchaser to a principal amount from the seller of the cap or floor to the extent that a specified index exceeds or falls below a predetermined interest rate or amount.

	1-5	Management Credit Liquidity Market

Time Deposits: Non-negotiable receipts issued by a bank in exchange for the deposit of funds.	1-5	Liquidity Credit Market

Treasury Receipts: TRs, TIGRs and CATS.	1-5	Market

U.S. Government Agency Securities: Securities issued by agencies and instrumentalities of the U.S. government. These include all types of securities issued by Ginnie Mae, Fannie Mae, and Freddie Mac including funding notes and subordinated benchmark notes.

	1-5	Market Credit Govt. Securities

U.S. Treasury Obligations: Bills, notes, bonds, STRIPS and CUBES.	1-5	Market

Variable and Floating Rate Instruments: Obligations with interest rates which are reset daily, weekly, quarterly or some other period and which may be payable to the Fund on demand.	1-5	Credit Liquidity Market

Warrants and Rights: Securities, typically issued with preferred stock or bonds, that give the holder the right to buy a proportionate amount of common stock at a specified price.	5	Market Credit

When-Issued Securities and Forward Commitments: Purchase or contract to purchase securities at a fixed price for delivery at a future date.	1-5	Market Leverage Liquidity Credit

Zero Coupon Debt Securities: Bonds and other debt that pay no interest, but are issued at a discount from their value at maturity. When held to maturity, their entire return equals the difference between their issue price and their maturity value.	1-4	Credit Market Zero Coupon

Zero-Fixed-Coupon Debt Securities: Zero coupon debt securities which convert on a specified date to interest bearing debt securities.	1-4	Credit Market Zero Coupon

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INVESTMENT RISKS

Below is a more complete discussion of the types of risks inherent in the securities and investment techniques listed above. Because of these risks, the value of the securities held by the Funds may fluctuate, as will the value of your investment in the Funds. Certain investments are more susceptible to these risks than others.

•	Credit Risk. The risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation. Credit risk is generally higher for non-investment grade securities. The price and liquidity of a security can be adversely affected prior to actual default as its credit status deteriorates and the probability of default rises.

•	Foreign Investment Risk. The risk associated with higher transaction costs, delayed settlements, currency controls and adverse economic developments. This also includes the risk that fluctuations in the exchange rates between the U.S. dollar and foreign currencies may negatively affect an investment. Adverse changes in exchange rates may erode or reverse any gains produced by foreign currency denominated investments and may widen any losses. Exchange rate volatility also may affect the ability of an issuer to repay U.S. dollar denominated debt, thereby increasing credit risk.

•	Government Securities Risk. The Funds may invest in securities issued or guaranteed by the U.S. government or its agencies or instrumentalities (such as Fannie Mae, Ginnie Mae or Freddie Mac securities). Although U.S. government securities issued directly by the U.S. government are guaranteed by the U.S. Treasury, other U.S. government securities issued by an agency or instrumentality of the U.S. government may not be. No assurance can be given that the U.S. government would provide financial support to its agencies and instrumentalities if not required to do so by law.

•	Investment Company Risk. If a Fund invests in shares of another investment company, shareholders would bear not only their proportionate share of the Fund’s expenses, but also similar expenses of the investment company. The price movement of an investment company that is an ETF may not track the underlying index and may result in a loss.

•	Leverage Risk. The risk associated with securities or practices that multiply small index or market movements into large changes in value. Leverage is often associated with investments in derivatives, but also may be embedded directly in the characteristics of other securities.

Hedged. When a derivative (a security whose value is based on another security or index) is used as a hedge against an opposite position that the Fund also holds, any loss generated by the derivative should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and underlying security, and there can be no assurance that a Fund’s hedging transactions will be effective.

Speculative. To the extent that a derivative is not used as a hedge, the Fund is directly exposed to the risks of that derivative. Gains or losses from speculative positions in a derivative may be substantially greater than the derivative’s original cost.

•	Liquidity Risk. The risk that certain securities may be difficult or impossible to sell at the time and the price that normally prevails in the market. The seller may have to lower the price, sell other securities instead or forego an investment opportunity, any of which could have a negative effect on fund management or performance. This includes the risk of missing out on an investment opportunity because the assets necessary to take advantage of it are tied up in less advantageous investments.

•	Management Risk. The risk that a strategy used by a fund’s management may fail to produce the intended result. This includes the risk that changes in the value of a hedging instrument will not match those of the asset being hedged. Incomplete matching can result in unanticipated risks.

•

Market Risk. The risk that the market value of a security may move up and down, sometimes rapidly and unpredictably. These fluctuations may cause a security to be worth less than the price originally paid for it, or less

A-5

than it was worth at an earlier time. Market risk may affect a single issuer, industry, sector of the economy or the market as a whole. There is also the risk that the current interest rate may not accurately reflect existing market rates. For fixed income securities, market risk is largely, but not exclusively, influenced by changes in interest rates. A rise in interest rates typically causes a fall in values, while a fall in rates typically causes a rise in values. Finally, key information about a security or market may be inaccurate or unavailable. This is particularly relevant to investments in foreign securities.

•	Political Risk. The risk of losses attributable to unfavorable governmental or political actions, seizures of foreign deposits, changes in tax or trade statutes, and governmental collapse and war.

•	Prepayment Risk. The risk that the principal repayment of a security will occur at an unexpected time, especially that the repayment of a mortgage- or asset-backed security occurs either significantly sooner or later than expected. Changes in prepayment rates can result in greater price and yield volatility. Prepayments generally accelerate when interest rates decline. When mortgage and other obligations are prepaid, a Fund may have to reinvest in securities with a lower yield. Further, with early prepayment, a Fund may fail to recover additional amounts (i.e., premiums) paid for securities with higher interest rates, resulting in an unexpected capital loss.

•	Regulatory Risk. The risk associated with federal and state laws that may restrict the remedies that a lender has when a borrower defaults on loans. These laws include restrictions on foreclosures, redemption rights after foreclosure, federal and state bankruptcy and debtor relief laws, restrictions on “due on sale” clauses, and state usury laws.

•	Tax Risk. The risk that the issuer of the securities will fail to comply with certain requirements of the Internal Revenue Code, which could cause adverse tax consequences. Also, the risk that the tax treatment of municipal or other securities could be changed by Congress thereby affecting the value of outstanding securities.

•	Zero Coupon Risk. The market prices of securities structured as zero coupon or pay-in-kind securities are generally affected to a greater extent by interest rate changes. These securities tend to be more volatile than securities that pay interest periodically. This risk is similar to Credit Risk which is described above.

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If you want more information about the Funds, the following documents are free upon request:

Annual/Semi-Annual Reports. Additional information about the Funds’ investments is available in the Funds’ annual and semi-annual reports to shareholders. In each Fund’s annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year.

Supplement. The Supplement provides more detailed information about the Funds and is incorporated into this Memorandum by reference.

How Can I Get More Information? You can get a free copy of the semi-annual/ annual reports or the Supplement, request other information or discuss your questions about the Funds by contacting your client relationship or client service manager or by writing the Funds at:

JPMorgan Institutional Trust

245 Park Avenue

New York, NY 10167

You can also review and copy the Funds’ reports and the Supplement at the Public Reference Room of the Securities and Exchange Commission (“SEC”) in Washington, D.C. (For information about the SEC’s Public Reference Room call 1-202-942-8090.) You can also get reports and other information about the Funds from the EDGAR Database on the SEC’s web site at http://www.sec.gov. Copies of this information may be obtained, after paying a copying charge, by electronic request at the following e-mail address: publicinfo@sec.gov or by writing the Public Reference Room of the SEC, Washington, D.C. 20549-0102.

The Investment Company Act File No. is 811-21638.

© JPMorgan Chase & Co. All Rights Reserved June 2006.

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CONFIDENTIAL OFFERING MEMORANDUM SUPPLEMENT

JPMORGAN INSTITUTIONAL TRUST

JPMORGAN ULTRA SHORT-TERM BOND TRUST (THE “ULTRA SHORT-TERM BOND TRUST”)

JPMORGAN SHORT-TERM BOND TRUST (THE “SHORT-TERM BOND TRUST”)

JPMORGAN INTERMEDIATE BOND TRUST (THE “INTERMEDIATE BOND TRUST”)

JPMORGAN CORE BOND TRUST (THE “CORE BOND TRUST”)

JPMORGAN EQUITY INDEX TRUST (THE “EQUITY INDEX TRUST”)

(EACH A “FUND,” AND COLLECTIVELY THE “FUNDS”)

June 28, 2006

This Confidential Offering Memorandum Supplement (the “Supplement”) should be read in conjunction with the Confidential Offering Memorandum of JPMorgan Institutional Trust, dated June 28, 2006, as amended or supplemented from time to time. Each Fund issues its shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act of 1933, as amended (the “Securities Act”). This Supplement is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

Shares of the Funds may be purchased only by certain clients of J.P. Morgan Investment Management Inc. (“JPMIM”) and its affiliates who maintain one or more separately managed private accounts, and who are also “accredited investors,” as defined in Regulation D under the Securities Act. Eligible investors are institutional investors such as corporations, pension and profit sharing plans, financial institutions, endowments, and foundations. The Funds are not intended for individuals or accounts established for the benefit of individuals (other than certain pension and profit-sharing plans sponsored by employers or unions for the benefit of individual plan participants). Subscriptions may be accepted or rejected, in whole or in part, in the sole discretion of JPMIM. Shares of the Funds may also be purchased by certain investors outside of the United States consistent with applicable regulatory requirements.

Shares of the Funds are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed in accordance with the procedures set forth in the Confidential Offering Memorandum.

This Supplement is intended for use only by the person to whom it has been issued. Reproduction of this Supplement is prohibited.

There shall be no sale of the shares referred to herein in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SAI-INSTT-606

i

ii

THE TRUST

JPMorgan Institutional Trust is an open-end management investment company. The Trust was formed as a Delaware statutory trust on September 14, 2004. The Trust consists of five series of units of beneficial interest (“SHARES”) each representing interests in one of the following separate investment portfolios (each a “FUND” and collectively, the “FUNDS”):

Equity Fund: The JPMorgan Equity Index Trust (this Fund is referred to as the “EQUITY FUND”).

Bond Funds: The JPMorgan Intermediate Bond Trust, the JPMorgan Ultra Short-Term Bond Trust, the JPMorgan Short-Term Bond Trust and the JPMorgan Core Bond Trust (these four Funds are collectively referred to as the “BOND FUNDS”).

INVESTMENT OBJECTIVES AND POLICIES

The following policies supplement each Fund’s investment objective and policies as set forth in the Confidential Offering Memorandum. The Funds are advised by J.P. Morgan Investment Management Inc. (“JPMIM” or the “ADVISER”).

Additional Information on Fund Instruments

Asset-Backed Securities

Asset-backed securities consist of securities secured by company receivables, home equity loans, truck and auto loans, leases, or credit card receivables. Asset-backed securities also include other securities backed by other types of receivables or other assets. These securities are generally pass-through securities, which means that principal and interest payments on the underlying securities (less servicing fees) are passed through to shareholders on a pro rata basis.

Prepayment Risks. The issuers of asset-backed securities may be able to repay principal in advance if interest rates fall. Also, the underlying assets (for example, the underlying credit card debt) may be refinanced or paid off prior to maturity during periods of declining interest rates. If asset-backed securities are pre-paid, a Fund may have to reinvest the proceeds from the securities at a lower rate. In addition, potential market gains on a security subject to prepayment risk may be more limited than potential market gains on a comparable security that is not subject to prepayment risk. Under certain prepayment rate scenarios, a Fund may fail to recover additional amounts paid (i.e., premiums) for securities with higher interest rates, resulting in an unexpected loss.

Bank Obligations

Bank obligations consist of bankers’ acceptances, certificates of deposit, and time deposits.

Bankers’ acceptances are negotiable drafts or bills of exchange typically drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. To be eligible for purchase by a Fund, a bankers’ acceptance must be guaranteed by a domestic or foreign bank or savings and loan association having, at the time of investment, total assets in excess of $1 billion (as of the date of its most recently published financial statements).

Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank or a savings and loan association for a definite period of time and earning a specified return. To be eligible for purchase by a Fund, a certificate of deposit must be issued by (i) a domestic or foreign branch of a U.S. commercial bank which is a member of the Federal Reserve System or the deposits of which are insured by the Federal Deposit Insurance Corporation, or (ii) a domestic savings and loan association, the deposits of which are insured by the Federal Deposit Insurance Corporation provided that, in each case, at the time of purchase, such institution has total assets in excess of $1 billion (as of the date of their most recently published financial statements). Certificates of deposit may also include those issued by foreign banks outside the United States with total assets at the time of purchase in excess of the equivalent of $1 billion.

Some of the Funds may also invest in Eurodollar certificates of deposit, which are U.S. dollar-denominated certificates of deposit issued by branches of foreign and domestic banks located outside the United States. The Funds may also invest in yankee certificates of deposit, which are certificates of deposit issued by a U.S. branch of a foreign bank denominated in U.S. dollars and held in the United States. Certain Funds may also invest in obligations (including banker’s acceptances and certificates of deposit) denominated in foreign currencies (see “Foreign Investments” herein).

Time deposits are interest-bearing non-negotiable deposits at a bank or a savings and loan association that have a specific maturity date. A time deposit earns a specific rate of interest over a definite period of time. Time deposits cannot be traded on the secondary market and those exceeding seven days and with a withdrawal penalty are considered to be illiquid. Time deposits will be maintained only at banks or savings and loan associations from which a Fund could purchase certificates of deposit. All of the Funds may utilize demand deposits in connection with their day-to-day operations.

Commercial Paper

Commercial paper consists of promissory notes issued by corporations. Although such notes are generally unsecured, the Funds may also purchase secured commercial paper. In the event of a default of an issuer of secured commercial paper, a Fund may hold the securities and other investments that were pledged as collateral even if it does not invest in such securities or investments. In such a case, the Fund would take steps to dispose of such securities or investments in a commercially reasonable manner. Except as noted below with respect to variable amount master demand notes, issues of commercial paper normally have maturities of less than nine months and fixed rates of return. The Funds only purchase commercial paper that meets the following criteria:

Bond Funds. The Bond Funds may purchase commercial paper consisting of issues rated at the time of purchase in the highest or second highest rating category by at least one Nationally Recognized Statistical Rating Organization (“NRSRO”) (such as A-2 or better by Standard & Poor’s Rating Service (“S&P Rating Service”), Prime-2 or better by Moody’s Investors Service, Inc. (“MOODY’S”), F2 or better by Fitch Ratings (“FITCH”), or R-2 or better by Dominion Bond Rating Service Limited (“Dominion”)) or if unrated, determined by JPMIM to be of comparable quality.

Equity Fund. The Equity Fund may purchase commercial paper consisting of issues rated at the time of purchase in the highest or second highest rating category by at least one NRSRO (such as A-2 or better by S&P Rating Service, Prime-2 or better by Moody’s, F-2 or better by Fitch or R-2 or better by Dominion) or if unrated, determined by JPMIM to be of comparable quality.

Some of the above Funds may also invest in Canadian commercial paper, which is commercial paper issued by a Canadian corporation or a Canadian counterpart of a U.S. corporation, and in Europaper which is U.S. dollar denominated commercial paper of a foreign issuer. See “Risk Factors of Foreign Investments” below.

Common Stock

Common stock represents a share of ownership in a company and usually carries voting rights and earns dividends. Unlike preferred stock, dividends on common stock are not fixed but are declared at the discretion of the issuer’s board of directors.

Convertible Securities

Convertible securities are similar to both fixed income and equity securities. Convertible securities may be issued as bonds or preferred stock. Because of the conversion feature, the market value of convertible securities tends to move together with the market value of the underlying stock. As a result, the Funds base their selection of convertible securities, to a great extent, on the potential for capital appreciation that may exist in the underlying stock. The value of convertible securities is also affected by prevailing interest rates, the credit quality of the issuer, and any call provisions. In some cases, the issuer may cause a convertible security to convert to common stock. In other situations, it may be advantageous for a Fund to cause the conversion of convertible securities to common stock. If a convertible security converts to common stock, a Fund may hold such common stock in its portfolio even if it does not invest in common stock.

Demand Features

Some of the Funds may acquire securities that are subject to puts and standby commitments (“DEMAND FEATURES”) to purchase the securities at their principal amount (usually with accrued interest) within a fixed period (usually seven days) following a demand by the Fund. The Demand Feature may be issued by the issuer of the underlying securities, a dealer in the securities or by another third party, and may not be transferred separately from the underlying security. The underlying securities subject to a put may be sold at any time at market rates. The Funds expect that they will acquire puts only where the puts are available without the payment of any direct or indirect consideration. However, if advisable or necessary, a premium may be paid for put features. A premium paid will have the effect of reducing the yield otherwise payable on the underlying security.

Under a “STAND-BY COMMITMENT,” a dealer would agree to purchase, at a Fund’s option, specified securities at a specified price. A Fund will acquire these commitments solely to facilitate portfolio liquidity and does not intend to exercise its rights thereunder for trading purposes. Stand-by commitments may also be referred to as put options. A Fund will generally limit its investments in stand-by commitments to 25% of its total assets.

The purpose of engaging in transactions involving puts is to maintain flexibility and liquidity to permit the Fund to meet redemption requests and remain as fully invested as possible.

Exchange Traded Funds (“ETFs”)

The Funds may invest in ETFs. ETFs are ownership interests in unit investment trusts, depositary receipts, and other pooled investment vehicles that hold a portfolio of securities or stocks designed to track the price performance and dividend yield of a particular broad based, sector or international index. Broad based ETFs typically track a broad group of stocks from different industries and market sectors. For example, iShares S&P 500 Index Fund and Standard and Poor’s Depositary Receipts are ETFs that track the S&P 500. Sector ETFs track companies represented in related industries within a sector of the economy. For example, iShares Dow Jones U.S. Healthcare Sector Index Fund is a sector ETF that tracks the Dow Jones Healthcare sector. International ETFs track a group of stocks from a specific country. For example, iShares MSCI-Australia tracks the Morgan Stanley Capital International Index for Australia Stocks.

ETFs also may hold a portfolio of debt securities. For example, iShares Lehman 1-3 Year Treasury Bond Fund invests in a portfolio of publicly issued, U.S. Treasury securities designed to track the Lehman Brothers 1-3 Year Treasury Index. Similarly, iShares GS $ Investor Corporate Bond Fund is designed to track a segment of the U.S. investment grade corporate bond market as defined by the GS $ Investop Index.

ETFs invest in a securities portfolio that includes substantially all of the securities (in substantially the same weights) as the securities included in the designated index. ETFs are traded on an exchange, and, in some cases may not be redeemed. The results of ETFs will not match the performance of the designated index due to reductions in the performance attributable to transaction and other expenses, including fees paid by the ETF to service providers. ETFs are subject to risks specific to the performance of a few component securities if such securities represent a highly concentrated weighting in the designated index. ETFs are eligible to receive their portion of dividends, if any, accumulated on the securities held in trust, less fees and expenses of the trust.

The investment vehicles issuing ETFs are not actively managed. Rather, the investment vehicle’s objective is to track the performance of a specified index. Therefore, securities may be purchased, retained and sold at times when an actively managed trust would not do so. As a result, you can expect greater risk of loss (and a correspondingly greater prospect of gain) from changes in the value of securities that are heavily weighted in the index than would be the case if the investment vehicle was not fully invested in such securities.

Select sector ETFs and other types of ETFs continue to be developed. As new products are developed, the Funds may invest in them to the extent consistent with the Fund’s investment objective, policies and restrictions.

Absent an exemptive order of the Securities and Exchange Commission (the “SEC”), the Fund’s investments in ETFs are subject to the percentage limitations of the 1940 Act. These percentage limitations require a Fund to limit its investments in any one issue of ETFs to 5% of the Fund’s total assets and 3% of the outstanding voting securities of the ETF issue. Moreover, a Fund’s investments in all ETFs may not exceed 10% of the Fund’s total assets under the 1940 Act, when aggregated with all other investments in investment companies.

An SEC exemptive order granted to various iShares funds (which are ETFs) and their investment adviser permits the Funds to invest beyond the 1940 Act limits, subject to certain terms and conditions, including a finding of the Board of Trustees that the advisory fees charged by the adviser are for services that are in addition to, and not duplicative of, the advisory services provided to those ETFs.

Foreign Investments

Some of the Funds may invest in certain obligations or securities of foreign issuers. Possible investments include equity securities and debt securities (e.g., bonds and commercial paper) of foreign entities, obligations of foreign branches of U.S. banks and of foreign banks, including, without limitation, Eurodollar Certificates of Deposit, Eurodollar Time Deposits, Eurodollar Bankers’ Acceptances, Canadian Time Deposits and Yankee Certificates of Deposit, and investments in Canadian Commercial Paper, and Europaper. Securities of foreign issuers may include sponsored and unsponsored American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), and Global Depositary Receipts (“GDRs”). Sponsored ADRs are listed on the New York Stock Exchange; unsponsored ADRs are not. Therefore, there may be less information available about the issuers of unsponsored ADRs than the issuers of sponsored ADRs. Unsponsored ADRs are restricted securities. EDRs and GDRs are not listed on the New York Stock Exchange. As a result, it may be difficult to obtain information about EDRs and GDRs.

Risk Factors of Foreign Investments

Political and Exchange Risks. Foreign investments may subject a Fund to investment risks that differ in some respects from those related to investments in obligations of U.S. domestic issuers. Such risks include future adverse political and economic developments, the possible imposition of withholding taxes on interest or other income, possible seizure, nationalization or expropriation of foreign deposits, the possible establishment of exchange controls or taxation at the source, greater fluctuations in value due to changes in exchange rates, or the adoption of other foreign governmental restrictions which might adversely affect the payment of principal and interest on such obligations.

Higher Transaction Costs. Foreign investments may entail higher custodial fees and sales commissions than domestic investments.

Accounting and Regulatory Differences. Foreign issuers of securities or obligations are often subject to accounting treatment, and engage in business practices, different from those of domestic issuers of similar securities or obligations. Foreign branches of U.S. banks and foreign banks are not regulated by U.S. banking authorities and may be subject to less stringent reserve requirements than those applicable to domestic branches of U.S. banks. In addition, foreign banks generally are not bound by the accounting, auditing, and financial reporting standards comparable to those applicable to U.S. banks.

Currency Risk. Foreign securities are typically denominated in foreign currencies. The value of a Fund’s investments denominated in foreign currencies and any funds held in foreign currencies will be affected by:

•	Changes in currency exchange rates;

•	The relative strength of those currencies and the U.S. dollar; and

•	Exchange control regulations.

Changes in the foreign currency exchange rates also may affect the value of dividends and interest earned, gains and losses realized on the sale of securities and net investment income and gains, if any, to be distributed to Shareholders by a Fund. The exchange rates between the U.S. dollar and other currencies are determined by the forces of supply and demand in foreign exchange markets.

Limitations on the Use of Foreign Investments. Investments in all types of foreign obligations or securities will not exceed 25% of the net assets of the Core Bond Trust and the Short-Term Bond Trust.

Futures and Options Trading

The Funds may enter into futures contracts, options, options on futures contracts and stock index futures contracts and options thereon for the purposes of remaining fully invested, reducing transaction costs, or managing interest rate risk.

Futures Contracts

Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a specific security, class of securities, or the value of an index at a specified future time and at a specified price. Futures contracts may be issued with respect to fixed-income securities, foreign currencies, single stocks or financial indices, including indices of U.S. government securities, foreign government securities, equity or fixed-income securities. U.S. futures contracts are traded on exchanges which have been designated “contract markets” by the CFTC and must be executed through a futures commission merchant (“FCM”), or brokerage firm, which is a member of the relevant contract market. Through their clearing corporations, the exchanges guarantee performance of the contracts as between the clearing members of the exchange. The Funds invest in futures contracts only to the extent they could invest in the underlying instrument directly.

Margin Requirements

The buyer or seller of a futures contract is not required to deliver or pay for the underlying instrument unless the contract is held until the delivery date. However, both the buyer and seller are required to deposit “initial margin” for the benefit of the FCM when the contract is entered into. Initial margin deposits:

•	are equal to a percentage of the contract’s value, as set by the exchange on which the contract is traded;

•	may be maintained in cash or certain other liquid assets by the Funds’ custodian for the benefit of the FCM; and

•	are similar to good faith deposits or performance bonds.

Unlike margin extended by a securities broker, initial margin payments do not constitute purchasing securities on margin for purposes of the Fund’s investment limitations. If the value of either party’s position declines, that party will be required to make additional “variation margin” payments for the benefit of the FCM to settle the change in value on a daily basis. The party that has a gain may be entitled to receive all or a portion of this amount. In the event of the bankruptcy of the FCM that holds margin on behalf of a Fund, that Fund may be entitled to return of margin owed to such Fund only in proportion to the amount received by the FCM’s other customers. The Trust will attempt to minimize this risk by careful monitoring of the creditworthiness of the FCMs with which they do business and by depositing margin payments in a segregated account with the Trust’s custodian.

U.S. Securities and Exchange Commission’s Segregation Requirements

In addition to the margin restrictions discussed above, transactions in futures contracts may involve the segregation of funds pursuant to requirements imposed by the U.S. Securities and Exchange Commission (“SEC”). Under those requirements, where a Fund has a long position in a futures contract, it may be required to establish a segregated account containing cash or certain liquid assets equal to the purchase price of the contract (less any margin on deposit). However, segregation of assets is not required if a Fund “covers” a long position. For a short position in futures or forward contracts held by a Fund, those requirements may mandate the establishment of a segregated account with cash or certain liquid assets that, when added to the amounts deposited as margin, equal the market value of the instruments underlying the futures contracts (but are not less than the price at which the short positions were established).

Liquidity Impact of Margin and SEC Segregation Requirements

Although a Fund will segregate cash and liquid assets in an amount sufficient to cover its open futures obligations, the segregated assets will be available to that Fund immediately upon closing out the futures position, while settlement of securities transactions could take several days. However, because a Fund’s cash that may otherwise be invested would be held uninvested or invested in other liquid assets so long as the futures position remains open, such Fund’s return could be diminished due to the opportunity losses of foregoing other potential investments.

Limits on Futures Contracts

The Funds intend to comply with guidelines of eligibility for exclusion from the definition of the term “commodity pool operator” adopted by the CFTC and the National Futures Association, which regulate trading in the futures markets. In addition, the Equity Fund will not enter into futures contracts to the extent that the value of the futures contracts held would exceed 25% of the Fund’s total assets.

Purpose of Utilizing Futures

A Fund’s primary purpose in entering into futures contracts is to protect that Fund from fluctuations in the value of securities or interest rates without actually buying or selling the underlying debt or equity security. For example, if the Fund anticipates an increase in the price of stocks, and it intends to purchase stocks at a later time, that Fund could enter into a futures contract to purchase a stock index as a temporary substitute for stock purchases. If an increase in the market occurs that influences the stock index as anticipated, the value of the futures contracts will increase, thereby serving as a hedge against the fund not participating in a market advance. This technique is sometimes known as an anticipatory hedge. Conversely, if a Fund holds stocks and seeks to protect itself from a decrease in stock prices, the Fund might sell stock index futures contracts, thereby hoping to offset the potential decline in the value of its portfolio securities by a corresponding increase in the value of the futures contract position. A Fund could protect against a decline in stock prices by selling portfolio securities and investing in money market instruments, but the use of futures contracts enables it to maintain a defensive position without having to sell portfolio securities.

If a Fund owns Treasury bonds and the portfolio manager expects interest rates to increase, that Fund may take a short position in interest rate futures contracts. Taking such a position would have much the same effect as that Fund selling Treasury bonds in its portfolio. If interest rates increase as anticipated, the value of the Treasury bonds would decline, but the value of that Fund’s interest rate futures contract will increase, thereby keeping the net asset value of that Fund from declining as much as it may have otherwise. If, on the other hand, a portfolio manager expects interest rates to decline, that Fund may take a long position in interest rate futures contracts in anticipation of later closing out the futures position and purchasing the bonds. Although a Fund can accomplish similar results by buying securities with long maturities and selling securities with short maturities, given the greater liquidity of the futures market than the cash market, it may be possible to accomplish the same result more easily and more quickly by using futures contracts as an investment tool to reduce risk.

Risk Factors in Futures Transactions

Liquidity. Because futures contracts are generally settled within a day from the date they are closed out, compared with a settlement period of three days for some types of securities, the futures markets can provide superior liquidity to the securities markets. Nevertheless, there is no assurance that a liquid secondary market will exist for any particular futures contract at any particular time. In addition, futures exchanges may establish daily price fluctuation limits for futures contracts and may halt trading if a contract’s price moves upward or downward more than the limit in a given day. On volatile trading days when the price fluctuation limit is reached, it may be impossible for a Fund to enter into new positions or close out existing positions. If the secondary market for a futures contract is not liquid because of price fluctuation limits or otherwise, a Fund may not be able to promptly liquidate unfavorable futures positions and potentially could be required to continue to hold a futures position until the delivery date, regardless of changes in its value. As a result, such Fund’s access to other assets held to cover its futures positions also could be impaired.

Risk of Loss. Futures contracts entail risks. Although the Funds believe that the use of such contracts will benefit the Funds, a Fund’s overall performance could be worse than if such Fund had not entered into futures contracts if the Adviser’s investment judgment proves incorrect. For example, if a Fund has hedged against the effects of a possible decrease in prices of securities held in its portfolio and prices increase instead, that Fund will lose part or all of the benefit of the increased value of these securities because of offsetting losses in its futures positions. In addition, if a Fund has insufficient cash, it may have to sell securities from its portfolio to meet daily variation margin requirements. Those sales may be, but will not necessarily be, at increased prices which reflect the rising market and may occur at a time when the sales are disadvantageous to such Fund.

The risk of loss in trading futures contracts in some strategies can be substantial, due both to the low margin deposits required, and the extremely high degree of leverage involved in futures pricing. Because the deposit requirements in the futures markets are less onerous than margin requirements in the securities market, there may be increased participation by speculators in the futures market which may also cause temporary price distortions. A relatively small price movement in a futures contract may result in immediate and substantial loss (as well as gain) to the investor. For example, if at the time of purchase, 10% of the value of the futures contract is deposited as margin, a subsequent 10% decrease in the value of the futures contract would result in a total loss of the margin deposit, before any deduction for the transaction costs, if the account were then closed out. Thus, a purchase or sale of a futures contract may result in losses in excess of the amount invested in the contract. The Funds will only engage in futures transactions when it is believed these risks are justified and will engage in futures transactions primarily for risk management purposes.

Correlation Risk. The prices of futures contracts depend primarily on the value of their underlying instruments. Because there are a limited number of types of futures contracts, it is possible that the standardized futures contracts available to a Fund will not match exactly such Fund’s current or potential investments. A Fund may buy and sell futures contracts based on underlying instruments with different characteristics from the securities in which it typically invests—for example, by hedging investments in portfolio securities with a futures contract based on a broad index of securities—which involves a risk that the futures position will not correlate precisely with the performance of such Fund’s investments.

Futures prices can also diverge from the prices of their underlying instruments, even if the underlying instruments closely correlate with a Fund’s investments. Futures prices are affected by factors such as current and anticipated short-term interest rates, changes in volatility of the underlying instruments and the time remaining until expiration of the contract. Those factors may affect securities prices differently from futures prices. Imperfect correlations between a Fund’s investments and its futures positions also may result from differing levels of demand in the futures markets and the securities markets, from structural differences in how futures and securities are traded, and from imposition of daily price fluctuation limits for futures contracts. A Fund may buy or sell futures contracts with a greater or lesser value than the securities it wishes to hedge or is considering purchasing in order to attempt to compensate for differences in historical volatility between the futures contract and the securities, although this may not be successful in all cases. If price changes in a Fund’s futures positions are poorly correlated with its other investments, its futures positions may fail to produce desired gains or result in losses that are not offset by the gains in that Fund’s other investments.

Options Contracts

Some of the Funds may use options on securities or futures contracts to reduce investment risk. An option gives the buyer of the option the right (but not the obligation) to purchase a futures contract or security at a specified price (the “strike price”). The purchase price of an option is referred to as its “premium.” Options have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract or security. If an option is not exercised prior to its expiration, it becomes worthless. This means the buyer has lost the premium paid, while the seller (the “writer”) has received a premium without being required to perform. Increased market volatility and relatively longer remaining life spans generally increase the value of options by increasing the probability of market swings favorable to the holder and unfavorable to the writer during the life of the option.

•

A CALL OPTION gives the buyer the right to purchase a security at a specified price (the “exercise price”) at any time until a certain date. So long as the obligation of the writer of a call option continues, the writer may be required to deliver the underlying security against payment of the exercise price. This obligation terminates upon the expiration of the call option, or such earlier time at which the writer closes the transaction by purchasing an option identical to that previously sold. To secure the writer’s obligation under a call option, a writer is required to deposit in escrow the underlying security or other assets in accordance with the rules of the Options Clearing Corporation. A call option is “in-the-money” if the strike price is below current market levels and “out-of-the-money” if the strike price is above current market level.

•	A PUT OPTION gives the buyer the right to sell the underlying futures contract or security. The writer of a put option must purchase futures contracts or securities at a strike price if the option is exercised. A put option is “in-the-money” if the strike price is above current market levels and “out-of-the-money” if the strike price is below current market levels.

•	A COVERED OPTION is an option written by a party who owns the underlying position.

•	AN OPENING TRANSACTION is the initial purchase or sale of an option.

•	A CLOSING TRANSACTION is a transaction which effectively ends an option writer’s financial exposure to an existing option obligation. A closing transaction involves entering into an option contract that has the reverse effect of that being closed out. Such an option will be on the same security with the same exercise price and expiration date as the option contract originally opened. The premium which a Fund will pay in executing a closing purchase transaction may be higher (or lower) than the premium received when the option was written, depending in large part upon the relative price of the underlying security at the time of each transaction. Closing transactions will be effected in order to realize a profit on an outstanding call option, to prevent an underlying security from being called, or to permit the sale of the underlying security.

Purchasing Call Options

Certain Funds may purchase call options to hedge against an increase in the price of securities that the Fund wants ultimately to buy. Such hedge protection is provided during the life of the call option since the Fund, as holder of the call option, is able to buy the underlying security at the exercise price regardless of any increase in the underlying security’s market price. In order for a call option to be profitable, the market price of the underlying security must rise sufficiently above the exercise price to cover the premium and transaction costs. These costs will reduce any profit the Fund might have realized had it bought the underlying security at the time it purchased the call option.

Writing (Selling) Covered Call Options

Some of the Funds may write covered call options and purchase options to close out options previously written by the Fund. A Fund’s purpose in writing covered call options is to generate additional premium income. This premium income will serve to enhance a Fund’s total return and will reduce the effect of any price decline of the security involved in the option. Generally, the Funds will write covered call options on securities which, in the opinion of the Adviser, are not expected to make any major price moves in the near future but which, over the long term, are deemed to be attractive investments for the Fund. The Funds will write only covered call options. This means that a Fund will only write a call option on a security which a Fund already owns.

Fund securities on which call options may be written will be purchased solely on the basis of investment considerations consistent with each Fund’s investment objectives. The writing of covered call options is a conservative investment technique believed to involve relatively little risk (in contrast to the writing of naked options, which a Fund will not do), but capable of enhancing the Fund’s total return. When writing a covered call option, a Fund, in return for the premium, gives up the opportunity for profit from a price increase in the underlying security above the exercise price, but retains the risk of loss should the price of the security decline.

The security covering the call will be maintained in a segregated account with the Fund’s custodian. Unlike one who owns a security not subject to an option, a Fund has no control over when it may be required to sell the underlying security, since it may be assigned an exercise notice at any time prior to the expiration of its obligation as a writer. Thus, the security could be “called away” at a price substantially below the fair market value of the security. Additionally, when a security is called away, the Fund’s turnover rate will increase, which would cause a Fund to incur additional brokerage expenses. If a call option which a Fund has written expires, a Fund will realize a gain in the amount of the premium; however, such gain may be offset by a decline in the market value of the underlying security during the option period. If the call option is exercised, a Fund will realize a gain or loss from the sale of the underlying security.

The Funds do not consider a security covered by a call to be “pledged” as that term is used in each Fund’s policy which limits the pledging of its assets. Call options written by a Fund will normally have expiration dates of less than nine months from the date written.

The premium received is the market value of an option. In determining whether a particular call option should be written, the Adviser will consider the reasonableness of the anticipated premium and the likelihood that a liquid secondary market will exist for those options.

From time to time, a Fund may purchase an underlying security for delivery in accordance with an exercise notice of a call option assigned to it, rather than delivering such security from its portfolio. In such cases, additional costs will be incurred.

A Fund will realize a profit or loss from a closing purchase transaction if the cost of the transaction is less or more than the premium received from the writing of the option. Because increases in the market price of a call option will generally reflect increases in the market price of the underlying security, any loss resulting from a closing transaction on a call option is likely to be offset in whole or in part by appreciation of the underlying security owned by the Fund.

Purchasing Put Options

Certain Funds may also purchase put options to protect their portfolio holdings in an underlying security against a decline in market value. Such hedge protection is provided during the life of the put option since the Fund, as holder of the put option, is able to sell the underlying security at the put exercise price regardless of any decline in the underlying security’s market price. For a put option to be profitable, the market price of the underlying security must decline sufficiently below the exercise price to cover the premium and transaction costs. By using put options in this manner, the Fund will reduce any profit it might otherwise have realized from appreciation of the underlying security by the premium paid for the put option and by the transaction cost.

Writing (Selling) Secured Puts

Certain Funds may write secured puts. For the secured put writer, substantial depreciation in the value of the underlying security would result in the security being “put to” the writer at the strike price of the option which may be substantially in excess of the fair market value of the security. If a secured put option expires unexercised, the writer realizes a gain in the amount of the premium.

Engaging in Straddles and Spreads

Certain Funds also may engage in straddles and spreads. In a straddle transaction, a Fund either buys a call and a put or sells a call and a put on the same security. In a spread, a Fund purchases and sells a call or a put. The Fund will sell a straddle when JPMIM believes the price of a security will be stable. The Fund will receive a premium on the sale of the put and the call. A spread permits the Fund to make a hedged investment that the price of a security will increase or decline.

Risk Factors in Options Transactions

Risk of Loss in Purchasing Transactions. When a Fund purchases an option, it runs the risk of losing its entire investment in the option in a relatively short period of time, unless the Fund exercises the option or enters into a closing sale transaction with respect to the option during the life of the option. If the price of the underlying security does not rise (in the case of a call) or fall (in the case of a put) to an extent sufficient to cover the option premium and transaction costs, a Fund will lose part or all of its investment in the option. This contrasts with an investment by a Fund in the underlying securities, since the Fund may continue to hold its investment in those securities notwithstanding the lack of a change in price of those securities. In addition, there may be imperfect or no correlation between the changes in market value of the securities held by the Funds and the prices of the options.

Risk of Loss in Writing (Selling) Options. When it writes a covered call option, a Fund runs the risk that it will be forced to sell a security it owns at below its market value or, alternatively, incur a loss in otherwise extinguishing its obligation under the covered call option. When it writes a secured put option, a Fund runs the risk that it will be required to buy a security at above its market price or, alternatively, incur a loss in otherwise extinguishing its obligation under the secured put option.

Judgment of Adviser. The successful use of the options strategies depends on the ability of the Adviser to assess interest rate and market movements correctly and to accurately calculate the fair price of the option. The effective use of options also depends on a Fund’s ability to terminate option positions at times when the Adviser deems it desirable to do so. A Fund will take an option position only if the Adviser believes there is a liquid secondary market for the option, however, there is no assurance that a Fund will be able to effect closing transactions at any particular time or at an acceptable price.

Liquidity. If a secondary trading market in options were to become unavailable, a Fund could no longer engage in closing transactions. Lack of investor interest might adversely affect the liquidity of the market for particular options or series of options. A marketplace may discontinue trading of a particular option or options generally. In addition, a market could become temporarily unavailable if unusual events, such as volume in excess of trading or clearing capability, were to interrupt normal market operations. A lack of liquidity may limit a Fund’s ability to realize its profits or limit its losses.

Market Restrictions. Disruptions in the markets for the securities underlying options purchased or sold by a Fund could result in losses on the options. If trading is interrupted in an underlying security, the trading of options on that security is normally halted as well. As a result, a Fund as purchaser or writer of an option will be unable to close out its positions until option trading resumes, and it may be faced with losses if trading in the security reopens at a substantially different price. In addition, the Options Clearing Corporation (“OCC”) or other options markets may impose exercise restrictions. If a prohibition on exercise is imposed at the time when trading in the option has also been halted, a Fund as purchaser or writer of an option will be locked into its position until one of the two restrictions has been lifted. If a prohibition on exercise remains in effect until an option owned by a Fund has expired, the Fund could lose the entire value of its option.

Foreign Investment Risks. Special risks are presented by internationally-traded options. Because of time differences between the United States and the various foreign countries, and because different holidays are observed in different countries, foreign option markets may be open for trading during hours or on days when U.S. markets are closed. As a result, option premiums may not reflect the current prices of the underlying interest in the United States.

Limitations on the Use of Options

Each Fund will limit the writing of put and call options to 25% of its net assets. Some Funds may enter into over-the-counter option transactions. There will be an active over-the-counter market for such options which will establish their pricing and liquidity. Broker-dealers with whom the Trust will enter into such option transactions shall have a minimum net worth of $20,000,000.

Government Securities

Securities issued by U.S. government agencies or instrumentalities may not be guaranteed by the U.S. Treasury. No assurance can be given that the U.S. government would provide financial support to U.S. government-sponsored agencies or instrumentalities if it is not obligated to do so by law. A Fund will invest in the obligations of such agencies or instrumentalities only when JPMIM believes the credit risk presented by the obligations is determined to be minimal.

Obligations of certain agencies and instrumentalities, such as the Government National Mortgage Association (“Ginnie Mae”) and the Export-Import Bank, are supported by the full faith and credit of the U.S.

Treasury; others, such as the Federal National Mortgage Association (“Fannie Mae”), are supported by the right of the issuer to borrow from the Treasury; and still others, such as the Federal Farm Credit Banks and the Federal Home Loan Mortgage Corporation (“Freddie Mac”), are supported only by the credit of the instrumentality.

The Bond Funds may invest in all types of securities issued by Ginnie Mae, Fannie Mae and Freddie Mac, including without limitation funding notes and subordinated benchmark notes. For example, the Bond Funds may invest in Fannie Mae’s Subordinated Benchmark Notes® (“Fannie Mae Subordinated Notes”). The Bond Funds generally will only purchase Fannie Mae Subordinated Notes rated in one of the three highest categories or, if unrated, determined to be of comparable quality by JPMIM. Fannie Mae Subordinated Notes will be unsecured and subordinated and will rank junior in priority to all existing and future liabilities of Fannie Mae, other than those liabilities that by their terms expressly rank junior to Fannie Mae Subordinated Notes. If capital ratios fall below certain levels, Fannie Mae will cease paying (but not accruing) interest until such capital ratios are restored. Like other securities issued by Fannie Mae, Fannie Mae Subordinated Notes are not guaranteed by the U.S. government. For information on mortgage-related securities issued by certain agencies or instrumentalities of the U.S. government, see “Investment Objective and Policies—Mortgage-Related Securities” in this Supplement.

Index Investing by the Equity Index Trust

Equity Index Trust. The Equity Index Trust attempts to track the performance of the S&P 500 Index (the “INDEX”) to achieve a correlation between the performance of the Fund and that of the Index of at least 0.95, without taking into account expenses. A correlation of 1.00 would indicate perfect correlation, which would be achieved when the Fund’s net asset value, including the value of its dividend and capital gains distributions, increases or decreases in exact proportion to changes in the Index. The Fund’s ability to correlate its performance with the Index, however, may be affected by, among other things, changes in securities markets, the manner in which the Index is calculated by Standard & Poor’s Corporation (“S&P”) and the timing of purchases and redemptions. In the future, the Trustees of the Trust, subject to the approval of Shareholders, may select another index if such a standard of comparison is deemed to be more representative of the performance of common stocks.

S&P chooses the stocks to be included in the Index largely on a statistical basis. Inclusion of a stock in the Index in no way implies an opinion by S&P as to its attractiveness as an investment. The Index is determined, composed and calculated by S&P without regard to the Equity Index Trust. S&P is neither a sponsor of, nor in any way affiliated with the Equity Index Trust, and S&P makes no representation or warranty, expressed or implied on the advisability of investing in the Equity Index Trust or as to the ability of the Index to track general stock market performance, and S&P disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Index or any data included in the Index. “S&P 500” is a service mark of S&P.

The weights of stocks in the Index are based on each stock’s relative total market value, i.e., market price per share times the number of Shares outstanding. Because of this weighting, approximately 50% of the Index is currently composed of the 50 largest companies in the Index, and the Index currently represents over 65% of the market value of all U.S. common stocks listed on the New York Stock Exchange. Typically, companies included in the Index are the largest and most dominant firms in their respective industries.

JPMIM generally selects stocks for the Equity Index Trust in the order of their weights in the Index beginning with the heaviest weighted stocks. The percentage of the Equity Index Trust’s assets to be invested in each stock is approximately the same as the percentage it represents in the Index. No attempt is made to manage the Equity Index Trust in the traditional sense using economic, financial and market analysis. The Equity Index Trust is managed using a computer program to determine which stocks are to be purchased and sold to replicate the Index to the extent feasible. From time to time, administrative adjustments may be made in the Fund because of changes in the composition of the Index, but such changes should be infrequent.

Impact of Initial Public Offerings on Smaller Funds

Initial public offerings (“IPOs”) and other investment techniques may have a magnified performance impact on a Fund with a small asset base. A smaller Fund may not experience similar performance as its assets grow.

Investment Company Securities

Some of the Funds may invest up to 5% of their total assets in the securities of any one investment company, but may not own more than 3% of the outstanding voting stock of any one investment company or invest more than 10% of their total assets in the securities of other investment companies. These limits do not apply to the Funds to the extent permitted by the order or rule issued by the SEC or as permitted by the 1940 Act. Other investment company securities may include securities of money market funds for which JPMIM or its affiliate serves as investment Adviser or administrator. Because other investment companies employ an investment adviser, such investments by the Funds may cause Shareholders to bear duplicate fees. JPMIM will waive its fee attributable to the assets of the investing fund invested in funds advised by JPMIM.

Loan Participations and Assignments

Some of the Funds may invest in fixed and floating rate loans (“Loans”). Loans are typically arranged through private negotiations between borrowers (which may be corporate issuers or issuers of sovereign debt obligations) and one or more financial institutions (“Lenders”). Generally, the Funds invest in Loans by purchasing Loan Participations (“Participations”) or assignments of all or a portion of Loans (“Assignments”) from third parties.

Typically, a Fund will have a contractual relationship only with the Lender and not with the borrower when it purchases a Participation. In contrast, a Fund has direct rights against the borrower on the Loan when it purchases an Assignment. Because Assignments are arranged through private negotiations between potential assignees and potential assignors, however, the rights and obligations acquired by a Fund as the purchaser of an Assignment may differ from, and be more limited than, those held by the assigning Lender.

Limitations on Investments in Loan Participations and Assignments. Loan participations and assignments may be illiquid. As a result, a Fund will invest no more than 15% of its net assets in these investments. If a government entity is a borrower on a Loan, the Fund will consider the government to be the issuer of a Participation or Assignment for purposes of a Fund’s fundamental investment policy that it will not invest 25% or more of its total assets in securities of issuers conducting their principal business activities in the same industry (i.e., foreign government).

Risk Factors of Loan Participations and Assignments. A Fund may have difficulty disposing of Assignments and Participations because to do so it will have to assign such securities to a third party. Because there is no liquid market for such securities, the Funds anticipate that such securities could be sold only to a limited number of institutional investors. The lack of a liquid secondary market may have an adverse impact on the value of such securities and a Fund’s ability to dispose of particular Assignments or Participations when necessary to meet a Fund’s liquidity needs in response to a specific economic event such as a deterioration in the creditworthiness of the borrower. The lack of a liquid secondary market for Assignments and Participations also may make it more difficult for a Fund to assign a value to those securities when valuing the Fund’s securities and calculating its net asset value.

Mortgage-Related Securities

Mortgage-Backed Securities (CMOs and REMICs). Mortgage-backed securities include collateralized mortgage obligations (“CMOs”) and Real Estate Mortgage Investment Conduits (“REMICs”). (A REMIC is a CMO that qualifies for special tax treatment under the Internal Revenue Code of 1986, as amended (the “Code”) and invests in certain mortgages principally secured by interests in real property and other permitted investments).

Mortgage-backed securities represent pools of mortgage loans assembled for sale to investors by:

•	various governmental agencies such as Ginnie Mae;

•	government-related organizations such as Fannie Mae and Freddie Mac; and

•	non-governmental issuers such as commercial banks, savings and loan institutions, mortgage bankers, and private mortgage insurance companies. (Non-governmental mortgage securities cannot be treated as U.S. government securities for purposes of investment policies).

There are a number of important differences among the agencies and instrumentalities of the U.S. government that issue mortgage-related securities and among the securities that they issue.

Ginnie Mae Securities. Mortgage-related securities issued by Ginnie Mae include Ginnie Mae Mortgage Pass-Through Certificates which are guaranteed as to the timely payment of principal and interest by Ginnie Mae. Ginnie Mae’s guarantee is backed by the full faith and credit of the United States. Ginnie Mae is a wholly-owned U.S. government corporation within the Department of Housing and Urban Development. Ginnie Mae certificates also are supported by the authority of Ginnie Mae to borrow funds from the U.S. Treasury to make payments under its guarantee.

Fannie Mae Securities. Mortgage-related securities issued by Fannie Mae include Fannie Mae Guaranteed Mortgage Pass-Through Certificates which are solely the obligations of Fannie Mae and are not backed by or entitled to the full faith and credit of the United States. Fannie Mae is a government-sponsored organization owned entirely by private stockholders. Fannie Mae Certificates are guaranteed as to timely payment of the principal and interest by Fannie Mae.

Freddie Mac Securities. Mortgage-related securities issued by Freddie Mac include Freddie Mac Mortgage Participation Certificates. Freddie Mac is a corporate instrumentality of the United States, created pursuant to an Act of Congress, which is owned entirely by private stockholders. Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute a debt or obligation of the United States or of any Federal Home Loan Bank. Freddie Mac Certificates entitle the holder to timely payment of interest, which is guaranteed by Freddie Mac. Freddie Mac guarantees either ultimate collection or timely payment of all principal payments on the underlying mortgage loans. When Freddie Mac does not guarantee timely payment of principal, Freddie Mac may remit the amount due on account of its guarantee of ultimate payment of principal at any time after default on an underlying mortgage, but in no event later than one year after it becomes payable.

CMOs and guaranteed REMIC pass-through certificates (“REMIC CERTIFICATES”) issued by Fannie Mae, Freddie Mac, Ginnie Mae and private issuers are types of multiple class pass-through securities. Investors may purchase beneficial interests in REMICs, which are known as “regular” interests or “residual” interests. The Funds do not currently intend to purchase residual interests in REMICs. The REMIC Certificates represent beneficial ownership interests in a REMIC Trust, generally consisting of mortgage loans or Fannie Mae, Freddie Mac or Ginnie Mae guaranteed mortgage pass-through certificates (the “MORTGAGE ASSETS”). The obligations of Fannie Mae, Freddie Mac or Ginnie Mae under their respective guaranty of the REMIC Certificates are obligations solely of Fannie Mae, Freddie Mac or Ginnie Mae, respectively.

Fannie Mae REMIC Certificates. Fannie Mae REMIC Certificates are issued and guaranteed as to timely distribution of principal and interest by Fannie Mae. In addition, Fannie Mae will be obligated to distribute the principal balance of each class of REMIC Certificates in full, whether or not sufficient funds are otherwise available.

Freddie Mac REMIC Certificates. Freddie Mac guarantees the timely payment of interest, and also guarantees the payment of principal as payments are required to be made on the underlying mortgage participation certificates (“PCs”). PCs represent undivided interests in specified residential mortgages or participation therein purchased by Freddie Mac and placed in a PC pool. With respect to principal payments on PCs, Freddie Mac generally guarantees ultimate collection of all principal of the related mortgage loans without offset or deduction. Freddie Mac also guarantees timely payment of principal on certain PCs referred to as “Gold PCs.”

Ginnie Mae REMIC Certificates. Ginnie Mae guarantees the full and timely payment of interest and principal on each class of securities (in accordance with the terms of those classes as specified in the related offering circular supplement). The Ginnie Mae guarantee is backed by the full faith and credit of the United States of America.

REMIC Certificates issued by Fannie Mae, Freddie Mac and Ginnie Mae are treated as U.S. Government securities for purposes of investment policies.

CMOs and REMIC Certificates provide for the redistribution of cash flow to multiple classes. Each class of CMOs or REMIC Certificates, often referred to as a “tranche,” is issued at a specific adjustable or fixed interest rate and must be fully retired no later than its final distribution date. This reallocation of interest and principal results in the redistribution of prepayment risk across different classes. This allows for the creation of bonds with more or less risk than the underlying collateral exhibits. Principal prepayments on the mortgage loans or the Mortgage Assets underlying the CMOs or REMIC Certificates may cause some or all of the classes of CMOs or REMIC Certificates to be retired substantially earlier than their final distribution dates. Generally, interest is paid or accrues on all classes of CMOs or REMIC Certificates on a monthly basis.

The principal of and interest on the Mortgage Assets may be allocated among the several classes of CMOs or REMIC Certificates in various ways. In certain structures (known as “sequential pay” CMOs or REMIC Certificates), payments of principal, including any principal prepayments, on the Mortgage Assets generally are applied to the classes of CMOs or REMIC Certificates in the order of their respective final distribution dates. Thus, no payment of principal will be made on any class of sequential pay CMOs or REMIC Certificates until all other classes having an earlier final distribution date have been paid in full.

Additional structures of CMOs and REMIC Certificates include, among others, principal only structures, interest only structures, inverse floaters and “parallel pay” CMOs and REMIC Certificates. Certain of these structures may be more volatile than other types of CMO and REMIC structures. Parallel pay CMOs or REMIC Certificates are those which are structured to apply principal payments and prepayments of the Mortgage Assets to two or more classes concurrently on a proportionate or disproportionate basis. These simultaneous payments are taken into account in calculating the final distribution date of each class.

A wide variety of REMIC Certificates may be issued in the parallel pay or sequential pay structures. These securities include accrual certificates (also known as “Z-BONDS”), which only accrue interest at a specified rate until all other certificates having an earlier final distribution date have been retired and are converted thereafter to an interest-paying security, and planned amortization class (“PAC”) certificates, which are parallel pay REMIC Certificates which generally require that specified amounts of principal be applied on each payment date to one or more classes of REMIC Certificates (the “PAC CERTIFICATES”), even though all other principal payments and prepayments of the Mortgage Assets are then required to be applied to one or more other classes of the certificates. The scheduled principal payments for the PAC Certificates generally have the highest priority on each payment date after interest due has been paid to all classes entitled to receive interest currently. Shortfalls, if any, are added to the amount of principal payable on the next payment date. The PAC Certificate payment schedule is taken into account in calculating the final distribution date of each class of PAC. In order to create PAC tranches, one or more tranches generally must be created that absorb most of the volatility in the underlying Mortgage Assets. These tranches tend to have market prices and yields that are much more volatile than the PAC classes. The Z-Bonds in which the Funds may invest may bear the same non-credit-related risks as do other types of Z-Bonds. Z-Bonds in which the Fund may invest will not include residual interest.

Limitations on the use of Mortgage-Backed Securities

Bond Funds. The Bond Funds invest in mortgage-backed securities may invest in mortgage-backed securities issued by private issuers including Guaranteed CMOs and REMIC pass-through securities. The Bond Funds may also invest in mortgage-backed securities that are rated in one of the four highest rating categories by at least one NRSRO at the time of investment or, if unrated, determined by JPMIM to be of comparable quality.

Mortgage Dollar Rolls. Some of the Funds may enter into Mortgage Dollar Rolls in which the Funds sell securities for delivery in the current month and simultaneously contract with the same counterparty to repurchase similar (same type, coupon and maturity) but not identical securities on a specified future date. When a Fund enters into mortgage dollar rolls, the Fund will hold and maintain a segregated account until the settlement date. The segregated account will contain cash or liquid securities in an amount equal to the forward purchase price. The Funds benefit to the extent of:

•	any difference between the price received for the securities sold and the lower forward price for the future purchase (often referred to as the “drop”); or

•	fee income plus the interest earned on the cash proceeds of the securities sold until the settlement date of the forward purchase.

Unless such benefits exceed the income, capital appreciation or gains on the securities sold as part of the mortgage dollar roll, the investment performance of a Fund will be less than what the performance would have been without the use of mortgage dollar rolls. The benefits of mortgage dollar rolls may depend upon JPMIM’s ability to predict mortgage prepayments and interest rates. There is no assurance that mortgage dollar rolls can be successfully employed. The Funds currently intend to enter into mortgage dollar rolls that are accounted for as a financing transaction. For purposes of diversification and investment limitations, mortgage dollar rolls are considered to be mortgage-backed securities.

Stripped Mortgage-Backed Securities. Stripped Mortgage-Backed Securities (“SMBS”) are derivative multi-class mortgage securities issued outside the REMIC or CMO structure. SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions from a pool of mortgage assets. A common type of SMBS will have one class receiving all of the interest from the mortgage assets (“IOs”), while the other class will receive all of the principal (“POs”). Mortgage IOs receive monthly interest payments based upon a notional amount that declines over time as a result of the normal monthly amortization and unscheduled prepayments of principal on the associated mortgage POs.

In addition to the risks applicable to Mortgage-Related Securities in general, SMBS are subject to the following additional risks:

Prepayment/Interest Rate Sensitivity. SMBS are extremely sensitive to changes in prepayments and interest rates. Even though these securities have been guaranteed by an agency or instrumentality of the U.S. government, under certain interest rate or prepayment rate scenarios, the Funds may lose money on investments in SMBS.

Interest Only SMBS. Changes in prepayment rates can cause the return on investment in IOs to be highly volatile. Under extremely high prepayment conditions, IOs can incur significant losses.

Principal Only SMBS. POs are bought at a discount to the ultimate principal repayment value. The rate of return on a PO will vary with prepayments, rising as prepayments increase and falling as prepayments decrease. Generally, the market value of these securities is unusually volatile in response to changes in interest rates.

Yield Characteristics. Although SMBS may yield more than other mortgage-backed securities, their cash flow patterns are more volatile and there is a greater risk that any premium paid will not be fully recouped. JPMIM will seek to manage these risks (and potential benefits) by investing in a variety of such securities and by using certain analytical and hedging techniques.

The Bond Funds may invest in SMBS to enhance revenues or hedge against interest rate risk. The Funds invest in SMBS issued or guaranteed by the U.S. government, its agencies or instrumentalities (“Agency SMBS”). To the extent that Non Agency SMBS are issued, the Funds may buy them to the extent such investment is consistent with the applicable Fund’s investment objective, strategies and policies.

Adjustable Rate Mortgage Loans. The Bond Funds may invest in adjustable rate mortgage loans (“ARMs”). ARMs eligible for inclusion in a mortgage pool will generally provide for a fixed initial mortgage interest rate for a specified period of time. Thereafter, the interest rates (the “MORTGAGE INTEREST RATES”) may be subject to periodic adjustment based on changes in the applicable index rate (the “INDEX RATE”). The adjusted rate would be equal to the Index Rate plus a gross margin, which is a fixed percentage spread over the Index Rate established for each ARM at the time of its origination.

Adjustable interest rates can cause payment increases that some borrowers may find difficult to make. However, certain ARMs may provide that the Mortgage Interest Rate may not be adjusted to a rate above an applicable lifetime maximum rate or below an applicable lifetime minimum rate for such ARM. Certain ARMs may also be subject to limitations on the maximum amount by which the Mortgage Interest Rate may adjust for any single adjustment period (the “MAXIMUM ADJUSTMENT”). Other ARMs (“NEGATIVELY AMORTIZING ARMs”) may provide instead or as well for limitations on changes in the monthly payment on such ARMs. Limitations on monthly payments can result in monthly payments which are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its maturity at the Mortgage Interest Rate in effect in any particular month. In the event that a monthly payment is not sufficient to pay the interest accruing on a Negatively Amortizing ARM, any such excess interest is added to the principal balance of the loan, causing negative amortization and will be repaid through future monthly payments. It may take borrowers under Negatively Amortizing ARMs longer periods of time to achieve equity and may increase the likelihood of default by such borrowers. In the event that a monthly payment exceeds the sum of the interest accrued at the applicable Mortgage Interest Rate and the principal payment which would have been necessary to amortize the outstanding principal balance over the remaining term of the loan, the excess (or “accelerated amortization”) further reduces the principal balance of the ARM. Negatively Amortizing ARMs do not provide for the extension of their original maturity to accommodate changes in their Mortgage Interest Rate. As a result, unless there is a periodic recalculation of the payment amount (which there generally is), the final payment may be substantially larger than the other payments. These limitations on periodic increases in interest rates and on changes in monthly payment protect borrowers from unlimited interest rate and payment increases.

Certain adjustable rate mortgage loans may provide for periodic adjustments of scheduled payments in order to amortize fully the mortgage loan by its stated maturity. Other adjustable rate mortgage loans may permit their stated maturity to be extended or shortened in accordance with the portion of each payment that is applied to interest as affected by the periodic interest rate adjustments.

There are two main categories of indices which provide the basis for rate adjustments on ARMs: those based on U.S. Treasury securities and those derived from a calculated measure such as a cost of funds index or a moving average of mortgage rates. Commonly utilized indices include the one-year, three-year and five-year constant maturity Treasury bill rates, the three-month Treasury bill rate, the 180-day Treasury bill rate, rates on longer-term Treasury securities, the 11th District Federal Home Loan Bank Cost of Funds, the National Median Cost of Funds, the one-month, three-month, six-month or one-year London Interbank Offered Rate (“LIBOR”), the prime rate of a specific bank, or commercial paper rates. Some indices, such as the one-year constant maturity Treasury rate, closely mirror changes in market interest rate levels. Others, such as the 11th District Federal Home Loan Bank Cost of Funds index, tend to lag behind changes in market rate levels and tend to be somewhat less volatile. The degree of volatility in the market value of the Fund’s portfolio and therefore in the net asset value of the Fund’s shares will be a function of the length of the interest rate reset periods and the degree of volatility in the applicable indices.

In general, changes in both prepayment rates and interest rates will change the yield on Mortgage-Backed Securities. The rate of principal prepayments with respect to ARMs has fluctuated in recent years. As is the case with fixed mortgage loans, ARMs may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, ARMs could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their ARMs to “lock-in” a lower fixed interest rate. Conversely, if prevailing interest rates rise significantly, ARMs may prepay at lower rates than if prevailing rates remain at or below those in effect at the time such ARMs were originated. As with fixed rate mortgages, there can be no certainty as to the rate of prepayments on the ARMs in either stable or changing interest rate environments. In addition, there can be no certainty as to whether increases in the principal balances of the ARMs due to the addition of deferred interest may result in a default rate higher than that on ARMs that do not provide for negative amortization.

Other factors affecting prepayment of ARMs include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgage properties and servicing decisions.

Risk Factors of Mortgage-Related Securities

Guarantor Risk. There can be no assurance that the U.S. government would provide financial support to Fannie Mae or Freddie Mac if necessary in the future. Although certain mortgage-related securities are guaranteed by a third party or otherwise similarly secured, the market value of the security, which may fluctuate, is not so secured.

Interest Rate Sensitivity. If a Fund purchases a mortgage-related security at a premium, that portion may be lost if there is a decline in the market value of the security whether resulting from changes in interest rates or prepayments in the underlying mortgage collateral. As with other interest-bearing securities, the prices of such securities are inversely affected by changes in interest rates. However, though the value of a mortgage-related security may decline when interest rates rise, the converse is not necessarily true since in periods of declining interest rates the mortgages underlying the securities are prone to prepayment. For this and other reasons, a mortgage-related security’s stated maturity may be shortened by unscheduled prepayments on the underlying mortgages and, therefore, it is not possible to predict accurately the security’s return to the Funds. In addition, regular payments received in respect of mortgage-related securities include both interest and principal. No assurance can be given as to the return the Funds will receive when these amounts are reinvested.

Market Value. The market value of the Fund’s adjustable rate Mortgage-Backed Securities may be adversely affected if interest rates increase faster than the rates of interest payable on such securities or by the adjustable rate mortgage loans underlying such securities. Furthermore, adjustable rate Mortgage-Backed Securities or the mortgage loans underlying such securities may contain provisions limiting the amount by which rates may be adjusted upward and downward and may limit the amount by which monthly payments may be increased or decreased to accommodate upward and downward adjustments in interest rates.

Prepayments. Adjustable rate Mortgage-Backed Securities have less potential for capital appreciation than fixed rate Mortgage-Backed Securities because their coupon rates will decline in response to market interest rate declines. The market value of fixed rate Mortgage-Backed Securities may be adversely affected as a result of increases in interest rates and, because of the risk of unscheduled principal prepayments, may benefit less than other fixed rate securities of similar maturity from declining interest rates. Finally, to the extent Mortgage-Backed Securities are purchased at a premium, mortgage foreclosures and unscheduled principal prepayments may result in some loss of the Fund’s principal investment to the extent of the premium paid. On the other hand, if such securities are purchased at a discount, both a scheduled payment of principal and an unscheduled prepayment of principal will increase current and total returns and will accelerate the recognition of income.

Yield Characteristics. The yield characteristics of Mortgage-Backed Securities differ from those of traditional fixed income securities. The major differences typically include more frequent interest and principal payments, usually monthly, and the possibility that prepayments of principal may be made at any time. Prepayment rates are influenced by changes in current interest rates and a variety of economic, geographic, social and other factors and cannot be predicted with certainty. As with fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater prepayment rate in a declining interest rate environment. The yields to maturity of the Mortgage-Backed Securities in which the Funds invest will be affected by the actual rate of payment (including prepayments) of principal of the underlying mortgage loans. The mortgage loans underlying such securities generally may be prepaid at any time without penalty. In a fluctuating interest rate environment, a predominant factor affecting the prepayment rate on a pool of mortgage loans is the difference between the interest rates on the mortgage loans and prevailing mortgage loan interest rates (giving consideration to the cost of any refinancing). In general, if mortgage loan interest rates fall sufficiently below the interest rates on fixed rate mortgage loans underlying mortgage pass-through securities, the rate of prepayment would be expected to increase. Conversely, if mortgage loan interest rates rise above the interest rates on the fixed rate mortgage loans underlying the mortgage pass-through securities, the rate of prepayment may be expected to decrease.

Municipal Securities

Municipal Securities are issued to obtain funds for various public purposes, including the construction of a wide range of public facilities such as:

1.	bridges,

2.	highways,

3.	roads,

4.	schools,

5.	waterworks and sewer systems, and

6.	other utilities.

Other public purposes for which Municipal Securities may be issued include:

1.	refunding outstanding obligations,

2.	obtaining funds for general operating expenses, and

3.	obtaining funds to lend to other public institutions and facilities.

In addition, certain debt obligations known as “PRIVATE ACTIVITY BONDS” may be issued by or on behalf of municipalities and public authorities to obtain funds to provide:

1.	water, sewage and solid waste facilities,

2.	qualified residential rental projects,

3.	certain local electric, gas and other heating or cooling facilities,

4.	qualified hazardous waste facilities,

5.	high-speed intercity rail facilities,

6.	governmentally-owned airports, docks and wharves and mass transportation facilities,

7.	qualified mortgages,

8.	student loan and redevelopment bonds, and

9.	bonds used for certain organizations exempt from Federal income taxation.

Certain debt obligations known as “INDUSTRIAL DEVELOPMENT BONDS” under prior Federal tax law may have been issued by or on behalf of public authorities to obtain funds to provide:

1.	privately operated housing facilities,

2.	sports facilities,

3.	industrial parks,

4.	convention or trade show facilities,

5.	airport, mass transit, port or parking facilities,

6.	air or water pollution control facilities,

7.	sewage or solid waste disposal facilities, and

8.	facilities for water supply.

Other private activity bonds and industrial development bonds issued to fund the construction, improvement, equipment or repair of privately-operated industrial, distribution, research, or commercial facilities may also be Municipal Securities, but the size of such issues is limited under current and prior Federal tax law. The aggregate amount of most private activity bonds and industrial development bonds is limited (except in the case of certain types of facilities) under federal tax law by an annual “volume cap.” The volume cap limits the annual aggregate principal amount of such obligations issued by or on behalf of all governmental instrumentalities in the state.

The two principal classifications of Municipal Securities consist of “general obligation” and “limited” (or revenue) issues. General obligation bonds are obligations involving the credit of an issuer possessing taxing power and are payable from the issuer’s general unrestricted revenues and not from any particular fund or source. The characteristics and method of enforcement of general obligation bonds vary according to the law applicable to the particular issuer, and payment may be dependent upon appropriation by the issuer’s legislative body. Limited obligation bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source. Private activity bonds and industrial development bonds generally are revenue bonds and thus not payable from the unrestricted revenues of the issuer. The credit and quality of such bonds is generally related to the credit of the bank selected to provide the letter of credit underlying the bond. Payment of principal of and interest on industrial development revenue bonds is the responsibility of the corporate user (and any guarantor).

The Funds may also acquire “moral obligation” issues, which are normally issued by special purpose authorities, and in other tax-exempt investments including pollution control bonds and tax-exempt commercial paper. Each Fund that may purchase municipal bonds may purchase:

1.	Short-term tax-exempt General Obligations Notes,

2.	Tax Anticipation Notes,

3.	Bond Anticipation Notes,

4.	Revenue Anticipation Notes,

5.	Project Notes, and

6.	Other forms of short-term tax-exempt loans.

Such notes are issued with a short-term maturity in anticipation of the receipt of tax funds, the proceeds of bond placements, or other revenues. Project Notes are issued by a state or local housing agency and are sold by the Department of Housing and Urban Development. While the issuing agency has the primary obligation with respect to its Project Notes, they are also secured by the full faith and credit of the United States through agreements with the issuing authority which provide that, if required, the Federal government will lend the issuer an amount equal to the principal of and interest on the Project Notes.

There are, of course, variations in the quality of Municipal Securities, both within a particular classification and between classifications. Also, the yields on Municipal Securities depend upon a variety of factors, including:

•	general money market conditions,

•	coupon rate,

•	the financial condition of the issuer,

•	general conditions of the municipal bond market,

•	the size of a particular offering,

•	the maturity of the obligations, and

•	the rating of the issue.

The ratings of Moody’s and S&P represent their opinions as to the quality of Municipal Securities. However, ratings are general and are not absolute standards of quality. Municipal Securities with the same maturity, interest rate and rating may have different yields while Municipal Securities of the same maturity and interest rate with different ratings may have the same yield. Subsequent to its purchase by a Fund, an issue of Municipal Securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Fund. JPMIM will consider such an event in determining whether the Fund should continue to hold the obligations.

Municipal Securities may include obligations of municipal housing authorities and single-family mortgage revenue bonds. Weaknesses in Federal housing subsidy programs and their administration may result in a decrease of subsidies available for payment of principal and interest on housing authority bonds. Economic developments, including fluctuations in interest rates and increasing construction and operating costs, may also adversely impact revenues of housing authorities. In the case of some housing authorities, inability to obtain additional financing could also reduce revenues available to pay existing obligations.

Single-family mortgage revenue bonds are subject to extraordinary mandatory redemption at par in whole or in part from the proceeds derived from prepayments of underlying mortgage loans and also from the unused proceeds of the issue within a stated period which may be within a year from the date of issue.

Municipal leases are obligations issued by state and local governments or authorities to finance the acquisition of equipment and facilities. Municipal leases may be considered to be illiquid. They may take the form of a lease, an installment purchase contract, a conditional sales contract, or a participation interest in any of the above. The Board of Trustees is responsible for determining the credit quality of unrated municipal leases, on an ongoing basis, including an assessment of the likelihood that the lease will not be canceled.

Risk Factors in Municipal Securities

Tax Risk. The Internal Revenue Code of 1986, as amended (the “Code”), imposes certain continuing requirements on issuers of tax-exempt bonds regarding the use, expenditure and investment of bond proceeds and the payment of rebates to the United States of America. Failure by the issuer to comply subsequent to the issuance of tax-exempt bonds with certain of these requirements could cause interest on the bonds to become includable in gross income retroactive to the date of issuance.

Housing Authority Tax Risk. The exclusion from gross income for Federal income tax purposes for certain housing authority bonds depends on qualification under relevant provisions of the Code and on other provisions of Federal law. These provisions of Federal law contain requirements relating to the cost and location of the residences financed with the proceeds of the single-family mortgage bonds and the income levels of tenants of the rental projects financed with the proceeds of the multi-family housing bonds. Typically, the issuers of the bonds, and other parties, including the originators and servicers of the single-family mortgages and the owners of the rental projects financed with the multi-family housing bonds, covenant to meet these requirements. However, there is no assurance that the requirements will be met. If such requirements are not met:

•	the interest on the bonds may become taxable, possibly retroactively from the date of issuance;

•	the value of the bonds may be reduced;

•	you and other Shareholders may be subject to unanticipated tax liabilities;

•	a Fund may be required to sell the bonds at the reduced value;

•	it may be an event of default under the applicable mortgage;

•	the holder may be permitted to accelerate payment of the bond; and

•	the issuer may be required to redeem the bond.

In addition, if the mortgage securing the bonds is insured by the Federal Housing Administration (“FHA”), the consent of the FHA may be required before insurance proceeds would become payable.

Information Risk. Information about the financial condition of issuers of Municipal Securities may be less available than about corporations having a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”).

State and Federal Laws. An issuer’s obligations under its Municipal Securities are subject to the provisions of bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors. These laws may extend the time for payment of principal or interest, or restrict the Fund’s ability to collect payments due on Municipal Securities. In addition, recent amendments to some statutes governing security interests (e.g., Revised Article 9 of the Uniform Commercial Code) change the way in which security interests and liens securing Municipal Securities are perfected. These amendments may have an adverse impact on existing Municipal Securities (particularly issues of Municipal Securities that do not have a corporate trustee who is responsible for filing UCC financing statements to continue the security interest or lien).

Litigation and Current Developments. Litigation or other conditions may materially adversely affect the power or ability of an issuer to meet its obligations for the payment of interest on and principal of its Municipal Securities. Such litigation or conditions may from time to time have the effect of introducing uncertainties in the market for tax-exempt obligations, or may materially affect the credit risk with respect to particular bonds or notes. Adverse economic, business, legal or political developments might affect all or a substantial portion of a Fund’s Municipal Securities in the same manner.

New Legislation. From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on tax exempt bonds, and similar proposals may be introduced in the future. The Supreme Court has held that Congress has the constitutional authority to enact such legislation. It is not possible to determine what effect the adoption of such proposals could have on (i) the availability of Municipal Securities for investment by the Funds, and (ii) the value of the investment portfolios of the Funds.

Limitations on the Use of Municipal Securities

The Funds may invest in Municipal Securities if JPMIM determines that such Municipal Securities offer attractive yields. The Funds may invest in Municipal Securities either by purchasing them directly or by purchasing certificates of accrual or similar instruments evidencing direct ownership of interest payments or principal payments, or both, on Municipal Securities, provided that, in the opinion of counsel to the initial seller of each such certificate or instrument, any discount accruing on such certificate or instrument that is purchased at a yield not greater than the coupon rate of interest on the related Municipal Securities will to the same extent as interest on such Municipal Securities be exempt from federal income tax and state income tax (where applicable) and not treated as a preference item for individuals for purposes of the federal alternative minimum tax.

The Funds may also invest in Municipal Securities by purchasing from banks participation interests in all or part of specific holdings of Municipal Securities. Such participation may be backed in whole or in part by an irrevocable letter of credit or guarantee of the selling bank. The selling bank may receive a fee from a Fund in connection with the arrangement. A Fund will not purchase participation interests unless it receives an opinion of counsel or a ruling of the Internal Revenue Service that interest earned by it on Municipal Securities in which it holds such participation interest is exempt from federal income tax and state income tax (where applicable) and not treated as a preference item for individuals for purposes of the federal alternative minimum tax. Each Fund will limit its investment in municipal leases to no more than 5% of its total assets.

New Financial Products

New options and futures contracts and other financial products, and various combinations of options and futures contracts continue to be developed. These various products may be used to adjust the risk and return characteristics of each Fund’s investments. These various products may increase or decrease exposure to security prices, interest rates, commodity prices, or other factors that affect security values, regardless of the issuer’s credit risk. If market conditions do not perform consistently with expectations, the performance of each Fund would be less favorable than it would have been if these products were not used. In addition, losses may occur if counterparties involved in transactions do not perform as promised. These products may expose the Fund to potentially greater return as well as potentially greater risk of loss than more traditional fixed income investments.

PERCS*

The Equity Fund may invest in Preferred Equity Redemption Cumulative Stock (“PERCS”), which is a form of convertible preferred stock that actually has more of an equity component than it does fixed income characteristics. These instruments permit companies to raise capital via a surrogate for common equity. PERCS are preferred stock which convert to common stock after a specified period of time, usually three years, and are considered the equivalent of equity by the ratings agencies. Issuers pay holders a substantially higher dividend yield than that on the underlying common, and in exchange, the holder’s appreciation is capped, usually at about 30 percent. PERCS are callable at any time. The PERC is mandatorily convertible into common stock, but is callable at any time at an initial call price that reflects a substantial premium to the stock’s issue price. PERCS offer a higher dividend than that available on the common stock, but in exchange the investors agree to the company placing a cap on the potential price appreciation. The call price declines daily in an amount that reflects the incremental dividend that holders enjoy. PERCS are listed on an exchange where the common stock is listed.

*PERCS is a registered trademark of Morgan Stanley, which does not sponsor and is in no way affiliated with the Trust.

Preferred Stock

Preferred stock is a class of stock that generally pays dividends at a specified rate and has preference over common stock in the payment of dividends and liquidation. Preferred stock generally does not carry voting rights. As with all equity securities, the price of preferred stock fluctuates based on changes in a company’s financial condition and on overall market and economic conditions.

Real Estate Investment Trusts (“REITs”)

Certain of the Funds may invest in equity interests or debt obligations issued by REITs. REITs are pooled investment vehicles which invest primarily in income producing real estate or real estate related loans or interest. REITs are generally classified as equity REITs, mortgage REITs or a combination of equity and mortgage REITs. Equity REITs invest the majority of their assets directly in real property and derive income primarily from the collection of rents. Equity REITs can also realize capital gains by selling property that has appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive income from the collection of interest payments. Similar to investment companies, REITs are not taxed on income distributed to shareholders provided they comply with several requirements of the Code. A Fund will indirectly bear its proportionate share of expenses incurred by REITs in which a Fund invests in addition to the expenses incurred directly by a Fund.

Investing in REITs involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. Equity REITs may be affected by changes in the value of the underlying property owned by the REITs, while mortgage REITs may be affected by the quality of any credit extended. REITs are dependent upon management skills, are not diversified, are subject to heavy cash flow dependency, default by borrowers and self-liquidation. REITs are also subject to the possibilities of failing to qualify for tax free pass-through of income under the Code and failing to maintain their exemption from registration under the 1940 Act.

REITs (especially mortgage REITs) are also subject to interest rate risks. When interest rates decline, the value of a REIT’s investment in fixed rate obligations can be expected to rise. Conversely, when interest rates rise, the value of a REIT’s investment in fixed rate obligations can be expected to decline. In contrast, as interest rates on adjustable rate mortgage loans are reset periodically, yields on a REIT’s investment in such loans will gradually align themselves to fluctuate less dramatically in response to interest rate fluctuations than would investments in fixed rate obligations.

Investment in REITs involves risks similar to those associated with investing in small capitalization companies. These risks include:

•	limited financial resources;

•	infrequent or limited trading; and

•	more abrupt or erratic price movements than larger company securities.

In addition, small capitalization stocks, such as REITs, historically have been more volatile in price than the larger capitalization stocks included in the S&P 500 Index.

Repurchase Agreements

The Funds may enter into repurchase agreements with brokers, dealers or banks that meet the Investment Adviser’s credit guidelines. A Fund will enter into repurchase agreements only with member banks of the Federal Reserve System and securities dealers believed creditworthy, and only if the agreement is collateralized by securities in which the Fund is permitted to invest. In a repurchase agreement, a Fund buys a security from a seller that has agreed to repurchase the same security at a mutually agreed upon date and price. The resale price normally is in excess of the purchase price, reflecting an agreed upon interest rate. This interest rate is effective for the period of time a Fund is invested in the agreement and is not related to the coupon rate on the underlying security. A repurchase agreement may also be viewed as a fully collateralized loan of money by a Fund to the seller. Except in the case of a tri-party agreement, the maximum maturity of a repurchase agreement will be seven days. In the case of a tri-party agreement, the maximum maturity of a repurchase agreement will be 95 days, or as limited by the specific repurchase agreement. The securities which are subject to repurchase agreements, however, may have maturity dates in excess of 95 days from the effective date of the repurchase agreement. Repurchase agreements maturing in more than seven days are treated as illiquid for purposes of the Funds’ restrictions on purchases of illiquid securities. The Funds will always receive securities as collateral during the term of the agreement whose market value is at least equal to 100% of the dollar amount invested by the Funds in each agreement plus accrued interest. The repurchase agreements further authorize the Funds to demand additional collateral in the event that the value of the collateral falls below 100%. The Funds will make payment for such securities only upon physical delivery or upon evidence of book entry transfer to the account of the Custodian.

A repurchase agreement is subject to the risk that the seller may fail to repurchase the security. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities would not be owned by the Fund, but would only constitute collateral for the seller’s obligation to pay the repurchase price. Therefore, a Fund may suffer time delays and incur costs in connection with the disposition of the collateral. The collateral underlying repurchase agreements may be more susceptible to claims of the seller’s creditors than would be the case with securities owned by the Fund.

Certain of the Funds may invest in repurchase agreements where the underlying securities are non-governmental securities but only if the Funds would be permitted to invest in such securities directly. These repurchase securities are subject to additional risks.

Reverse Repurchase Agreements

Some of the Funds may borrow money for temporary purposes by entering into reverse repurchase agreements. Pursuant to such agreements, a Fund would sell portfolio securities to financial institutions such as banks and broker-dealers, and agree to repurchase them at a mutually agreed-upon date and price. A Fund would enter into reverse repurchase agreements only to avoid otherwise selling securities during unfavorable market conditions to meet redemptions. At the time a Fund entered into a reverse repurchase agreement, it would place in a segregated custodial account assets, such as cash or liquid securities consistent with the Fund’s investment restrictions and having a value equal to the repurchase price (including accrued interest), and would subsequently monitor the account to ensure that such equivalent value was maintained. Reverse repurchase agreements involve the risk that the market value of the securities sold by a Fund may decline below the price at which the Fund is obligated to repurchase the securities. Reverse repurchase agreements are considered by the SEC to be borrowings by a Fund under the 1940 Act.

Restricted Securities

Some of the Funds may invest in commercial paper issued in reliance on the exemption from registration afforded by Section 4(2) of the 1933 Act and other restricted securities. Section 4(2) commercial paper is restricted as to disposition under federal securities law and is generally sold to institutional investors, such as the Funds, that agree that they are purchasing the paper for investment purposes and not with a view to public distribution. Any resale by the purchaser must be in an exempt transaction. Section 4(2) commercial paper is normally resold to other institutional investors like the Funds through or with the assistance of the issuer or investment dealers who make a market in Section 4(2) commercial paper, thus providing liquidity. The Funds believe that Section 4(2) commercial paper and possibly certain other restricted securities which meet the criteria for liquidity established by the Trustees are quite liquid. The Funds intend, therefore, to treat restricted securities that meet the liquidity criteria established by the Board of Trustees, including Section 4(2) commercial paper and Rule 144A Securities, as determined by JPMIM, as liquid and not subject to the investment limitation applicable to illiquid securities.

The ability of the Trustees to determine the liquidity of certain restricted securities is permitted under an SEC Staff position set forth in the adopting release for Rule 144A under the 1933 Act (“RULE 144A”). Rule 144A is a nonexclusive safe-harbor for certain secondary market transactions involving securities subject to restrictions on resale under federal securities laws. Rule 144A provides an exemption from registration for resales of otherwise restricted securities to qualified institutional buyers. Rule 144A was expected to further enhance the liquidity of the secondary market for securities eligible for resale. The Funds believe that the Staff of the SEC has left the question of determining the liquidity of all restricted securities to the Trustees. The Trustees have directed JPMIM to consider the following criteria in determining the liquidity of certain restricted securities:

•	the frequency of trades and quotes for the security;

•	the number of dealers willing to purchase or sell the security and the number of other potential buyers;

•	dealer undertakings to make a market in the security; and

•	the nature of the security and the nature of the marketplace trades.

Certain Section 4(2) commercial paper programs cannot rely on Rule 144A because, among other things, they were established before the adoption of the rule. However, the Trustees may determine for purposes of the Trust’s liquidity requirements that an issue of 4(2) commercial paper is liquid if the following conditions, which are set forth in a 1994 SEC staff no-action letter, are met:

•	The 4(2) paper must not be traded flat or in default as to principal or interest;

•	The 4(2) paper must be rated in one of the two highest rating categories by at least two NRSROs, or if only one NRSRO rates the security, by that NRSRO, or if unrated, is determined by JPMIM to be of equivalent quality;

•	JPMIM must consider the trading market for the specific security, taking into account all relevant factors, including but not limited, to whether the paper is the subject of a commercial paper program that is administered by an issuing and paying agent bank and for which there exists a dealer willing to make a market in that paper, or is administered by a direct issuer pursuant to a direct placement program;

•	JPMIM shall monitor the liquidity of the 4(2) commercial paper purchased and shall report to the Board of Trustees promptly if any such securities are no longer determined to be liquid if such determination causes a Fund to hold more than 15% of its net assets in illiquid securities in order for the Board of Trustees to consider what action, if any, should be taken on behalf of the Trust, unless JPMIM is able to dispose of illiquid assets in an orderly manner in an amount that reduces the Fund’s holdings of illiquid assets to less than 15% of its net assets; and

•	JPMIM shall report to the Board of Trustees on the appropriateness of the purchase and retention of liquid restricted securities under these guidelines no less frequently than quarterly.

Securities issued in connection with Reorganizations and Corporate Restructurings

The Funds may only invest in securities that are rated investment grade at the time of purchase. Despite their quality at the time of purchase, debt securities may be downgraded and issuers of debt securities including investment grade securities may default in the payment of principal or interest or be subject to bankruptcy proceedings. In connection with reorganizing or restructuring of an issuer, an issuer may issue common stock or other securities to holders of its debt securities. The Funds including the Ultra Short-Term Bond Trust, the Short-Term Bond Trust, the Intermediate Bond Trust, and the Core Bond Trust, may hold such common stock and other securities even if they do not invest in such securities.

Securities Lending

To generate additional income, each of the Funds except the Ultra Short-Term Bond Trust, may lend up to 33 1/3% of such Fund’s total assets pursuant to agreements requiring that the loan be continuously secured by cash as collateral equal at all times to at least 100% of the market value plus accrued interest on the securities lent. The Funds receive payments from the borrowers equivalent to the dividends and interest which would have been earned on the securities lent while simultaneously seeking to earn interest on the investment of cash collateral in investments permitted by the Confidential Offering Memorandum and the investment guidelines approved by the Trust’s board of trustees. Collateral is marked to market daily to provide a level of collateral at least equal to the market value plus accrued interest of the securities lent. There may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. However, loans will only be made to borrowers authorized pursuant to the Securities Lending Agreement with the Funds. Loans are subject to termination by the Funds or the borrower at any time, and are therefore, not considered to be illiquid investments. The Funds do not have the right to vote proxies for securities on loan. However, JPMIM will instruct the securities lending agent to terminate a loan and regain the right to vote if it were considered material with respect to an investment.

Short-Term Funding Agreements

To enhance yield, some Funds may make limited investments in short-term funding agreements issued by banks and highly rated U.S. insurance companies. Short-term funding agreements issued by insurance companies are sometimes referred to as Guaranteed Investment Contracts (“GICs”), while those issued by banks are referred to as Bank Investment Contracts (“BICs”). Pursuant to such agreements, the Funds make cash contributions to a deposit account at a bank or insurance company. The bank or insurance company then credits to the Funds on a monthly basis guaranteed interest at either a fixed, variable or floating rate. These contracts are general obligations of the issuing bank or insurance company (although they may be the obligations of an insurance company separate account) and are paid from the general assets of the issuing entity.

The Funds will purchase short-term funding agreements only from banks and insurance companies which, at the time of purchase, are rated in one of the three highest rating categories and have assets of $1 billion or more. Generally, there is no active secondary market in short-term funding agreements. Therefore, short-term funding agreements may be considered by the Funds to be illiquid investments. To the extent that a short-term funding agreement is determined to be illiquid, such agreements will be acquired by the Funds only if, at the time of purchase, no more than 15% of the Fund’s net assets will be invested in short-term funding agreements and other illiquid securities.

Structured Instruments

Structured instruments are debt securities issued by agencies of the U.S. Government (such as Ginnie Mae, Fannie Mae, and Freddie Mac), banks, corporations, and other business entities whose interest and/or principal payments are indexed to certain specific foreign currency exchange rates, interest rates, or one or more other reference indices. Structured instruments frequently are assembled in the form of medium-term notes, but a variety of forms are available and may be used in particular circumstances. Structured instruments are commonly considered to be derivatives.

The terms of such structured instruments provide that their principal and/or interest payments are adjusted upwards or downwards to reflect changes in the reference index while the structured instruments are outstanding. In addition, the reference index may be used in determining when the principal is redeemed. As a result, the interest and/or principal payments that may be made on a structured product may vary widely, depending on a variety of factors, including the volatility of the reference index and the effect of changes in the reference index on principal and/or interest payment.

While structured instruments may offer the potential for a favorable rate of return from time to time, they also entail certain risks. Structured instruments may be less liquid than other debt securities, and the price of structured instruments may be more volatile. If the value of the reference index changes in a manner other than that expected by JPMIM, principal and/or interest payments on the structured instrument may be substantially less than expected. In addition, although structured instruments may be sold in the form of a corporate debt obligation, they may not have some of the protection against counterparty default that may be available with respect to publicly traded debt securities (i.e., the existence of a trust indenture). In that respect, the risks of default associated with structured instruments may be similar to those associated with swap contracts. See “Swaps, Caps and Floors.”

The Funds that are permitted to invest in structured instruments will invest only in structured securities that are consistent with each Fund’s investment objective, policies and restrictions and JPMIM outlook on market conditions. In some cases, depending on the terms of the reference index, a structured instrument may provide that the principal and/or interest payments may be adjusted below zero; however, the Funds will not invest in structured instruments if the terms of the structured instrument provide that the Funds may be obligated to pay more than their initial investment in the structured instrument, or to repay any interest or principal that has already been collected or paid back.

Structured instruments that are registered under the federal securities laws may be treated as liquid. In addition, many structured instruments may not be registered under the federal securities laws. In that event, a Fund’s ability to resell such a structured instrument may be more limited than its ability to resell other Fund securities. The Funds will treat such instruments as illiquid, and will limit their investments in such instruments to no more than 15% of each Fund’s net assets, when combined with all other illiquid investments of each Fund.

Swaps, Caps and Floors

Certain of the Funds may enter into swaps, caps, and floors (collectively, “Swap Contracts”) on various securities (such as U.S. Government securities), securities indexes, interest rates, prepayment rates, foreign currencies or other financial instruments or indexes, in order to protect the value of the Fund from interest rate fluctuations and to hedge against fluctuations in the floating rate market in which the Fund’s investments are traded. Some transactions may reduce each Fund’s exposure to market fluctuations while others may tend to increase market exposure. The Funds may enter into these transactions to manage their exposure to changing interest rates or other market factors or for non-hedging purposes. Although different from options, futures, and options on futures, Swap Contracts are used by the Funds for similar purposes (i.e., risk management, hedging, and as a substitute for direct investments in underlying securities) and therefore, expose the Funds to generally the same risks and opportunities as those investments.

Swap Contracts typically involve an exchange of obligations by two sophisticated parties. For example, in an interest rate swap, the Fund may exchange with another party their respective rights to receive interest, such as an exchange of fixed rate payments for floating rate payments.

Currency swaps involve the exchange of respective rights to make or receive payments in specified currencies. Mortgage swaps are similar to interest rate swaps in that they represent commitments to pay and receive interest. The notional principal amount, however, is tied to a reference pool or pools of mortgages.

Caps and floors are variations on swaps. The purchase of a cap entitles the purchaser to receive a principal amount from the party selling the cap to the extent that a specified index exceeds a predetermined interest rate or amount. The purchase of an interest rate floor entitles the purchaser to receive payments on a notional principal amount from the party selling the floor to the extent that a specified index falls below a predetermined interest rate or amount. Caps and floors are similar in many respects to over-the-counter options transactions, and may involve investment risks that are similar to those associated with options transactions and options on futures contracts.

Because Swap Contracts are individually negotiated, they remain the obligation of the respective counterparties, and there is a risk that a counterparty will be unable to meet its obligations under a particular swap contract. If a counterparty defaults on a swap contract with a Fund, the Fund may suffer a loss. To address this risk, each Fund will usually enter into interest rate swaps on a net basis, which means that the two payment streams (one from the Fund to the counterparty, one to the Fund from the counterparty) are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two payments.

Interest rate swaps do not involve the delivery of securities, other underlying assets, or principal, except for the purposes of collateralization as discussed below. Accordingly, the risk of loss with respect to interest rate swaps entered into on a net basis would be limited to the net amount of the interest payments that the Fund is contractually obligated to make. If the other party to an interest rate swap defaults, the Fund’s risk of loss consists of the net amount of interest payments that a Fund is contractually entitled to receive. In addition, the Fund may incur a market value adjustment on securities held upon the early termination of the swap. To protect against losses related to counterparty default, the Funds may enter into swaps that require transfers of collateral for changes in market value.

In contrast, currency swaps and other types of swaps may involve the delivery of the entire principal value of one designated currency or financial instrument in exchange for the other designated currency or financial instrument. Therefore, the entire principal value of such swaps may be subject to the risk that the other party will default on its contractual delivery obligations.

In addition, because Swap Contracts are individually negotiated and ordinarily non-transferable, there also may be circumstances in which it would be impossible for a Fund to close out its obligations under the swap contract prior to its maturity. Under such circumstances, the Fund might be able to negotiate another swap contract with a different counterparty to offset the risk associated with the first swap contract. Unless the Fund is able to negotiate such an offsetting swap contract, however, the Fund could be subject to continued adverse developments, even after JPMIM has determined that it would be prudent to close out or offset the first swap contract.

The Funds that may utilize swaps, caps and floors will not enter into any mortgage swap, interest rate swap, cap or floor transaction unless the unsecured commercial paper, senior debt, or the claims paying ability of the other party thereto is rated in one of the top two rating categories by at least one NRSRO, or if unrated, determined by JPMIM to be of comparable quality.

The use of swaps involves investment techniques and risks different from and potentially greater than those associated with ordinary Fund securities transactions. If JPMIM is incorrect in its expectations of market values, interest rates, or currency exchange rates, the investment performance of the Funds would be less favorable than it would have been if this investment technique were not used. In addition, in certain circumstances entry into a swap contract that substantially eliminates risk of loss and the opportunity for gain in an “appreciated financial position” will accelerate gain to the Funds.

The Funds will treat swaps, caps and floors as being subject to their senior securities restrictions. To the extent the net amount of an interest rate or mortgage swap is held in a segregated account, consisting of cash or liquid portfolio securities, the Funds and JPMIM believe that swaps do not constitute senior securities under the 1940 Act and, accordingly, will not treat them as being subject to each Fund’s borrowing restrictions. The net amount of the excess, if any, of each Fund’s obligations over its entitlements with respect to each interest rate swap will be accrued on a daily basis, and an amount of cash or liquid securities having an aggregate net asset value at least equal to the accrued excess will be maintained in a segregated account by the Funds’ custodian. Each of the Bond Funds generally will limit their investments in swaps, caps and floors to 25% of its total assets.

Credit Default Swaps. As described above, swap agreements are two party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In the case of a credit default swap (CDS), the contract gives one party (the buyer) the right to recoup the economic value of a decline in the value of debt securities of the reference issuer if the credit event (a downgrade or default) occurs. This value is obtained by delivering a debt security of the reference issuer to the party in return for a previously agreed payment from the other party (frequently, the par value of the debt security).

Credit default swaps may require initial premium (discount) payments as well as periodic payments (receipts) related to the interest leg of the swap or to the default of a reference obligation. A Fund will segregate assets necessary to meet any accrued payment obligations when it is the buyer of CDS. In cases where a Fund is a seller of a CDS, if the CDS is physically settled, the Fund will be required to segregate the full notional amount of the CDS.

If a Fund is a seller of a CDS contract, the Fund would be required to pay the par (or other agreed upon) value of a referenced debt obligation to the counterparty in the event of a default or other credit event by the reference issuer, such as a U.S. or foreign corporate issuer, with respect to debt obligations. In return, a Fund would receive from the counterparty a periodic stream of payments over the term of the contract provided that no event of default has occurred. If no default occurs, a Fund would keep the stream of payments and would have no payment obligations. As the seller, a Fund would be subject to investment exposure on the notional amount of the swap.

If a Fund is a buyer of a CDS contract, the Fund would have the right to deliver a referenced debt obligation and receive the par (or other agreed-upon) value of such debt obligation from the counterparty in the event of a default or other credit event (such as a credit downgrade) by the reference issuer, such as a U.S. or foreign corporation, with respect to its debt obligations. In return, the Fund would pay the counterparty a periodic stream of payments over the term of the contract provided that no event of default has occurred. If no default occurs, the counterparty would keep the stream of payments and would have no further obligations to the Fund.

The use of CDSs, like all swap agreements, is subject to certain risks. If a counterparty’s creditworthiness declines, the value of the swap would likely decline. Moreover, there is no guarantee that a Fund could eliminate its exposure under an outstanding swap agreement by entering into an offsetting swap agreement with the same or another party.

Treasury Receipts

Certain of the Funds may purchase interests in separately traded interest and principal component parts of U.S. Treasury obligations that are issued by banks or brokerage firms and are created by depositing U.S. Treasury notes and U.S. Treasury bonds into a special account at a custodian bank. Receipts include Treasury Receipts (“TRs”), Treasury Investment Growth Receipts (“TIGRs”), and Certificates of Accrual on Treasury Securities (“CATS”). Receipts in which an entity other than the government separates the interest and principal components are not considered government securities unless such securities are issued through the Treasury STRIPS program.

U.S. Treasury Obligations

The Funds may invest in bills, notes and bonds issued by the U.S. Treasury and separately traded interest and principal component parts of such obligations that are transferable through the Federal book-entry system known as Separately Traded Registered Interest and Principal Securities (“STRIPS”) and Coupon Under Book Entry Safekeeping (“CUBES”). The Funds may also invest in Inflation Indexed Treasury Obligations.

Variable and Floating Rate Instruments

Certain obligations purchased by some of the Funds may carry variable or floating rates of interest, may involve a conditional or unconditional demand feature and may include variable amount master demand notes.

VARIABLE AMOUNT MASTER DEMAND NOTES are demand notes that permit the indebtedness to vary and provide for periodic adjustments in the interest rate according to the terms of the instrument. Because master demand notes are direct lending arrangements between a Fund and the issuer, they are not normally traded. Although there is no secondary market in the notes, a Fund may demand payment of principal and accrued interest. While the notes are not typically rated by credit rating agencies, issuers of variable amount master demand notes (which are normally manufacturing, retail, financial, brokerage, investment banking and other business concerns) must satisfy the same criteria as set forth above for commercial paper. JPMIM will consider the earning power, cash flow, and other liquidity ratios of the issuers of such notes and will continuously monitor their financial status and ability to meet payment on demand. In determining average weighted portfolio maturity, a variable amount master demand note will be deemed to have a maturity equal to the period of time remaining until the principal amount can be recovered from the issuer through demand.

Some of the Funds, subject to their investment objective policies and restrictions, may acquire VARIABLE AND FLOATING RATE INSTRUMENTS. A variable rate instrument is one whose terms provide for the adjustment of its interest rate on set dates and which, upon such adjustment, can reasonably be expected to have a market value that approximates its par value. Some of the Funds may purchase EXTENDABLE COMMERCIAL NOTES. Extendable commercial notes are variable rate notes which normally mature within a short period of time (e.g., 1 month) but which may be extended by the issuer for a maximum maturity of thirteen months.

A floating rate instrument is one whose terms provide for the adjustment of its interest rate whenever a specified interest rate changes and which, at any time, can reasonably be expected to have a market value that approximates its par value. Floating rate instruments are frequently not rated by credit rating agencies; however, unrated variable and floating rate instruments purchased by a Fund will be determined by JPMIM under guidelines established by the Trust’s Board of Trustees to be of comparable quality at the time of purchase to rated instruments eligible for purchase under the Fund’s investment policies. In making such determinations, JPMIM will consider the earning power, cash flow and other liquidity ratios of the issuers of such instruments (such issuers include financial, merchandising, bank holding and other companies) and will continuously monitor their financial condition. There may be no active secondary market with respect to a particular variable or floating rate instrument purchased by a Fund. The absence of such an active secondary market could make it difficult for the Fund to dispose of the variable or floating rate instrument involved in the event the issuer of the instrument defaulted on its payment obligations, and the Fund could, for this or other reasons, suffer a loss to the extent of the default. Variable or floating rate instruments may be secured by bank letters of credit or other assets. A Fund may purchase a variable or floating rate instrument to facilitate portfolio liquidity or to permit investment of the Fund’s assets at a favorable rate of return.

Warrants

Warrants are securities, typically issued with preferred stock or bonds, that give the holder the right to buy a proportionate amount of common stock at a specified price, usually at a price that is higher than the market price at the time of issuance of the warrant. The right may last for a period of years or indefinitely. In some situations, it may be advantageous for a Fund to exercise a warrant to preserve the value of the investment. If a warrant is exercised, a Fund may hold common stock in its portfolio even if it does not invest in common stock.

When-Issued Securities and Forward Commitments

Some Funds may purchase securities on a “when-issued” and forward commitment basis. When a Fund agrees to purchase securities on this basis, the Fund’s custodian will set aside cash or liquid portfolio securities equal to the amount of the commitment in a separate account. The Funds may purchase securities on a when-issued basis when deemed by JPMIM to present attractive investment opportunities. When-issued securities are purchased for delivery beyond the normal settlement date at a stated price and yield, thereby involving the risk that the yield obtained will be less than that available in the market at delivery. The Funds generally will not pay for such securities or earn interest on them until received. Although the purchase of securities on a when-issued basis is not considered to be leveraging, it has the effect of leveraging. When JPMIM purchases a when-issued security, the custodian will set aside cash or liquid securities to satisfy the purchase commitment. In such a case, a Fund may be required subsequently to place additional assets in the separate account in order to assure that the value of the account remains equal to the amount of the Fund’s commitment. In addition, when a Fund engages in “when-issued” transactions, it relies on the seller to consummate the trade. Failure of the seller to do so may result in the Fund’s incurring a loss or missing the opportunity to obtain a price considered to be advantageous.

Each of the Funds may purchase securities on a forward commitment basis. In order to invest a Fund’s assets immediately while awaiting delivery of securities purchased on a forward commitment basis, short-term obligations that offer same-day settlement and earnings will normally be purchased. When a commitment to purchase a security on a forward commitment basis is made, procedures are established consistent with the General Statement of Policy of the Securities and Exchange Commission (“SEC”) concerning such purchases. Since that policy currently recommends that an amount of a Fund’s assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment, cash or liquid securities equal to the amount of such Fund’s commitments will be reserved for payment of the commitment. For the purpose of determining the adequacy of the securities reserved for payment of commitments, the reserved securities will be valued at market value. If the market value of such securities declines, additional cash, cash equivalents or highly liquid securities will be reserved for payment of the commitment so that the value of the Fund’s assets reserved for payment of a commitment will equal the amount of such commitments purchased by the respective Fund.

Although it is not intended that such purchases would be made for speculative purposes, purchases of securities on a forward commitment basis may involve more risk than other types of purchases. Securities purchased on a forward commitment basis and the securities held in the respective Fund’s portfolio are subject to changes in value based upon the public’s perception of the issuer and changes, real or anticipated, in the level of interest rates. Purchasing securities on a forward commitment basis can involve the risk that the yields available in the market when the delivery takes place may actually be higher or lower than those obtained in the transaction itself. On the settlement date of the forward commitment transaction, the respective Fund will meet its obligations from then available cash flow, sale of securities reserved for payment of the commitment, sale of other securities or, although it would not normally expect to do so, sale of the forward commitment securities themselves (which may have a value greater or lesser than such Fund’s payment obligations). The sale of securities to meet such obligations may result in the realization of capital gains or losses. Purchasing securities on a forward commitment basis can also involve the risk of default by the other party on its obligation, delaying or preventing the Fund from recovering the collateral or completing the transaction.

To the extent a Fund engages in forward commitment transactions, it will do so for the purpose of acquiring securities consistent with its investment objective and policies and not for the purpose of investment leverage.

Limitations on the Use of When-Issued Securities and Forward Commitments. No Fund intends to purchase “when-issued” securities for speculative purposes but only for the purpose of acquiring portfolio securities. Because a Fund will set aside cash or liquid portfolio securities to satisfy its purchase commitments in the manner described, the Fund’s liquidity and the ability of JPMIM to manage the Fund might be affected in the event its commitments to purchase when-issued securities ever exceeded 40% of the value of its assets. Commitments to purchase when-issued securities will not, under normal market conditions, exceed 25% of a Fund’s total assets. A Fund may dispose of a when-issued security or forward commitment prior to settlement if JPMIM deems it appropriate to do so.

INVESTMENT RESTRICTIONS

The following investment restrictions are FUNDAMENTAL and may be changed with respect to a particular Fund only by a vote of a majority of the outstanding Shares of that Fund. See “ADDITIONAL INFORMATION—Miscellaneous” in this Supplement. Additional investment restrictions may be found in the Confidential Offering Memorandum.

FUNDAMENTAL POLICIES

The Funds have adopted certain investment restrictions that are fundamental and may not be changed without approval by a majority vote of the Funds’ shareholders. Such majority is defined in the 1940 Act as the lesser of (i) 67% or more of the voting securities of the Funds present in person or by proxy at a meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the outstanding voting securities of the Funds.

1.	Borrowing. The Funds may (i) borrow for non-leveraging, temporary or emergency purposes and (ii) engage in reverse repurchase agreements, make other investments or engage in other transactions, that may involve a borrowing, in a manner consistent with the Funds’ investment objective and program, provided that the combination of (i) and (ii) shall not exceed 33-1/3% of the value of the Funds’ total assets (including the amount borrowed) less liabilities (other than borrowings) or such other percentage permitted by law. Any borrowings which come to exceed this amount will be reduced in accordance with applicable law. The Funds may borrow from banks or other persons to the extent permitted by applicable law.

2.	Senior Securities. The Funds may not issue senior securities, except as permitted under the 1940 Act.

3.	Underwriting. The Funds may not underwrite securities issued by other persons, except to the extent that the Funds may be deemed to be an underwriter, within the meaning of the 1933 Act, in connection with the purchase and sale of its portfolio securities in the ordinary course of pursuing its investment objective, policies and program.

4.	Purchases of Commodities. The Funds may not purchase or sell physical commodities, except that it may (i) enter into futures contracts and options thereon in accordance with applicable law and (ii) purchase or sell physical commodities if acquired as a result of ownership of securities or other instruments. The Funds will not consider stock index futures contracts, currency contracts, hybrid investments, swaps or other similar instruments to be commodities.

5.	Loans. The Funds may not lend any security or make any loan if, as a result, more than 33-1/3% of its total assets would be lent to other parties. This limitation does not apply to purchases of publicly distributed or privately placed debt securities or money market instruments or to entering into repurchase agreements by the Funds.

6.	Concentration. The Funds may not purchase the securities of any issuer if, as a result, more than 25% of the Funds’ total assets would be invested in the securities of issuers, the principal business activities of which are in the same industry, provided that this limitation does not apply to investment in obligations issued or guaranteed by the United States Government, state or local governments, or their agencies or instrumentalities.

7.	Real Estate. The Funds may not purchase or sell real estate, except that the Funds may purchase (i) securities of issuers that invest or deal in real estate, (ii) securities that are directly or indirectly secured by real estate or interests in real estate, and (iii) securities that represent interests in real estate, and the Funds may acquire and dispose of real estate or interests in real estate acquired through the exercise of its rights as a holder of debt obligations secured by real estate or interests therein. In addition, the Funds may make direct investments in mortgages.

8.	Diversification. The Funds may not, with respect to 75% of its total assets, purchase the securities of any issuer (other than securities issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities, or securities of other investment companies) if, as a result, (i) more than 5% of the Funds’ total assets would be invested in the securities of that issuer, or (ii) the Funds would hold more than 10% of the voting securities of any one issuer.

NON-FUNDAMENTAL POLICIES

The following investment restrictions are NON-FUNDAMENTAL except as noted otherwise and therefore can be changed by the Board of Trustees without prior shareholder approval.

The following policy applies to the Equity Index Trust:

The Fund may not invest more than 10% of its total assets in securities issued or guaranteed by the United States, its agencies or instrumentalities. Repurchase agreements held in margin deposits and segregated accounts for futures contracts are not considered issued or guaranteed by the United States, its agencies or instrumentalities for purposes of the 10% limitation.

Temporary Defensive Positions

To respond to unusual market conditions, certain of the Funds may invest their assets in cash or CASH EQUIVALENTS (see below) for temporary defensive purposes. These investments may result in a lower yield than lower-quality or longer term investments and may prevent the Funds from meeting their investment objectives. The percentage of assets that a Fund may invest in cash or cash equivalents is described in the Confidential Offering Memorandum. Cash Equivalents are highly liquid, high quality instruments with maturities of three months or less on the date they are purchased. They include securities issued by the U.S. government, its agencies and instrumentalities, repurchase agreements (other than equity repurchase agreements), certificates of deposit, bankers’ acceptances, commercial paper (rated in one of the two highest rating categories), variable rate master demand notes, money market mutual funds, and bank money market deposit accounts.

Portfolio Turnover

A portfolio turnover rate is, in summary, the percentage computed by dividing the lesser of a Fund’s purchases or sales of securities (excluding short-term securities) by the average market value of the Fund. The Adviser intends to manage each Fund’s assets by buying and selling securities to help attain its investment objective. The table below sets forth the Funds’ portfolio turnover rates for the last two fiscal years. A rate of 100% indicates that the equivalent of all of a Fund’s assets have been sold and reinvested in a year. High portfolio turnover may affect the amount, timing and character of distributions, and, as a result, may increase the amount of taxes payable by shareholders. Higher portfolio turnover also results in higher transaction costs. To the extent that net short term capital gains are realized by a Fund, any distributions resulting from such gains are considered ordinary income for federal income tax purposes. See “Tax Information” below.

Funds	Fiscal Year Ended June 30, 2005	Fiscal Year Ended February 28, 2006
Core Bond Trust	6%	12%
Equity Index Trust	5%	5%
Intermediate Bond Trust	6%	6%

TAX INFORMATION

Additional Tax Information Concerning all Funds

Each Fund is treated as a separate entity for federal income tax purposes and is not combined with the Trust’s other Funds. Each Fund intends to meet the requirements necessary to qualify each year as a “regulated investment company” under Subchapter M of the Code. If the Funds so qualify, they will pay no federal income tax on the earnings they distribute to shareholders and they will eliminate or reduce to a nominal amount the federal income taxes to which they may be subject.

In order to qualify as a regulated investment company, each Fund must, among other things, (1) derive at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities, or foreign currencies (to the extent such currency gains are directly related to a Fund’s principal business of investing in stock or securities, or options or futures with respect to stock or securities) or other income (including gains from options, futures or forward contracts) derived with respect to its business of investing in stock, securities or currencies, and (2) diversify its holdings so that at the end of each quarter of its taxable year (i) at least 50% of the market value of the Fund’s assets is represented by cash or cash items (including receivables), U.S. government securities, securities of other regulated investment companies, and other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund’s assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its assets is invested in (x) the securities of any one issuer (other than U.S. government securities or the securities of other regulated investment companies) or of two or more issuers that the Fund controls and that are engaged in the same, similar, or related trades or businesses or (y) in the securities of one or more qualified publicly traded partnership (defined below).

In general, for purposes of the 90% gross income requirement described in the paragraph above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership which would be qualifying income if realized by the regulated investment company. However, the American Jobs Creation Act of 2004 (the “2004 Act”), provides that for taxable years of a regulated investment company beginning after October 22, 2004, 100% of the net income derived from an interest in a “qualified publicly traded partnership” (defined as a partnership (i) interests in which are traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof and (ii) that derives less than 90% of its income from the qualifying income described in (1) above) will be treated as qualifying income. In addition, although in general the passive loss rules of the Code do not apply to regulated investment companies, such rules do apply to a regulated investment company with respect to items attributable to an interest in a qualified publicly traded partnership. Finally, for purposes of the paragraph above, the term “outstanding voting securities of such issuer” will include the equity securities of a qualified publicly traded partnership. These requirements may limit the range of the Fund’s investments.

If a Fund qualifies as a regulated investment company, it will not be subject to federal income tax on the part of its income distributed to Shareholders, provided the Fund distributes during its taxable year at least 90% of the sum of (a) its taxable net investment income (very generally, dividends, interest, certain other income, and the excess, if any, of net short-term capital gain over net long-term loss), and (b) its net tax-exempt interest. Each Fund of the Trust intends to make sufficient distributions to Shareholders to qualify for this special tax treatment.

If a Fund were to fail to qualify as a regulated investment company receiving special tax treatment in any taxable year, the Fund would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to Shareholders as ordinary income. In addition, in order to requalify for taxation as a regulated investment company, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make certain distributions.

Generally, regulated investment companies that do not distribute in each calendar year an amount at least equal to the sum of (i) 98% of their “ordinary income” (as defined in the Code) for the calendar year, (ii) 98% of their capital gain net income (as defined in the Code) for the one-year period ending on October 31 of such calendar year (or later if the company is permitted to elect and so elects), and (iii) any undistributed amounts from the previous year, are subject to a non-deductible excise tax equal to 4% of the underdistributed amounts. For purposes of the excise tax, a Fund is treated as having distributed any amount on which it is subject to income tax for any taxable year ending in such calendar year. A dividend paid to Shareholders in January generally is deemed to have been paid on December 31 of the preceding year, if the dividend was declared and payable to Shareholders of record on a date in October, November, or December of the preceding year. Each Fund of the Trust intends to make sufficient distributions to avoid liability for the excise tax.

For federal income tax purposes, distributions of investment income are generally taxable as ordinary income. Taxes on distributions of capital gains are determined by how long a Fund owned the investments that generated them, rather than how long a Shareholder has owned his or her shares. Distributions of net capital gains from the sale of investments that a Fund has owned for more than one year and that are properly designated by that Fund as capital gain dividends (“Capital Gain Dividends”) will be taxable as long-term capital gains. Distributions of gains from the sale of investments that a Fund owned for one year or less will be taxable as ordinary income.

For taxable years beginning on or before December 31, 2008, “qualified dividend income” received by an individual will be taxed at the rates applicable to long-term capital gain. In order for some portion of the dividends received by a Fund shareholder to be qualified dividend income, the Fund must meet holding period and other requirements with respect to some portion of the dividend paying stocks in its portfolio and the shareholder must meet holding period and other requirements with respect to the Fund’s shares. A dividend will not be treated as qualified dividend income (at either the Fund or shareholder level) (1) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (2) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (3) if the recipient elects to have the dividend income treated as investment interest, or (4) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (b) treated as a passive foreign investment company.

In general, distributions of investment income designated by a Fund as derived from qualified dividend income will be treated as qualified dividend income by a shareholder taxed as an individual provided the shareholder meets the holding period and other requirements described above with respect to such Fund’s shares. In any event, if the aggregate qualified dividends received by a Fund during any taxable year are 95% or more of its gross income, then 100% of that Fund’s dividends (other than property designated capital gain dividends) will be eligible to be treated as qualified dividend income. For this purpose, the only gain included in the term “gross income” is the excess of net short-term capital gain over net long-term capital loss.

Long-term capital gain rates applicable to individuals have been temporarily reduced – in general, to 15% with lower rates applying to taxpayers in the 10% and 15% rate brackets – for taxable years beginning on or before December 31, 2008.

Distributions in excess of a Fund’s current and accumulated “earnings and profits” will be treated by a Shareholder receiving such distributions as a return of capital to the extent of such Shareholder’s basis in its Shares in the Fund, and thereafter as capital gain. A return of capital is not taxable, but reduces a Shareholder’s basis in its shares. Shareholders not subject to tax on their income generally will not be required to pay tax on amounts distributed to them. Dividends and distributions on a Fund’s shares are generally subject to federal income tax as described herein to the extent they do not exceed the Fund’s realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder’s investment. Such distributions are likely to occur in respect of shares purchased at a time when the Fund’s net asset value reflects gains that are either unrealized, or realized but not distributed.

The sale, exchange or redemption of Fund shares by a Shareholder may give rise to a taxable gain or loss to that Shareholder. In general, any gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gain or loss if the Shareholder has held the shares for more than 12 months, and otherwise as short-term capital gain or loss.

If a Shareholder sells shares at a loss within six months of purchase, any loss will be disallowed for federal income tax purposes to the extent of any exempt-interest dividends received on such shares. In addition, any loss (not already disallowed as provided in the preceding sentence) realized upon a taxable disposition of shares held for six months or less will be treated as long-term to the extent of any long-term capital gain distributions received by the Shareholder with respect to the shares. All or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed if other Fund shares are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

Under Treasury regulations, if a shareholder recognized a loss with respect to a Fund’s shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the Internal Revenue Service a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all regulated investment companies. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their individual tax advisers to determine the applicability of these regulations in light of their individual circumstances.

Certain investment and hedging activities of the Funds, including transactions in options, futures contracts, hedging transactions, forward contracts, straddles, swaps, short sales, foreign currencies, and foreign securities will be subject to special tax rules (including mark-to-market, constructive sale, straddle, wash sale and short sale rules). In a given case, these rules may accelerate income to the Fund, defer losses to the Fund, cause adjustments in the holding periods of the Fund’s securities, convert long-term capital gains into short-term capital gains, convert short-term capital losses into long-term capital losses, or otherwise affect the character of the Fund’s income. These rules could therefore affect the amount, timing and character of distributions to Shareholders and cause differences between a Fund’s book income and taxable income. Income earned as a result of these transactions would, in general, not be eligible for the dividends-received deduction or for treatment as exempt-interest dividends when distributed to Shareholders. The Fund will endeavor to make any available elections pertaining to such transactions in a manner believed to be in the best interest of the Fund.

Certain debt securities purchased by the Funds (such as STRIPS, CUBES, TRs, TIGRs, and CATS), as defined in the Confidential Offering Memorandum, are sold at original issue discount and thus do not make periodic cash interest payments. Similarly, zero-coupon bonds do not make periodic interest payments. A Fund will be required to include as part of its current income for tax purposes the imputed interest on such obligations even though the Fund has not received any interest payments on such obligations during that period. Because each Fund distributes substantially all of its net investment income to its Shareholders (including such imputed interest), the Fund may have to sell portfolio securities in order to generate the cash necessary for the required distributions. Such sales may occur at a time when JPMIM would not otherwise have chosen to sell such securities and may result in a taxable gain or loss.

The Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable dividends and other distributions paid to, and the proceeds of share sales, exchanges, or redemptions made by, any individual shareholder who fails to properly furnish the Fund with a correct taxpayer identification number (TIN), who has under-reported dividend or interest income, or who fails to certify to the Fund that he or she is not subject to such withholding. Pursuant to recently enacted tax legislation, the backup withholding tax rate is 28% for amounts paid through 2010. This legislation will expire and the backup withholding rate will be 31% for amounts paid after December 31, 2010, unless Congress enacts tax legislation providing otherwise.

The foregoing is only a summary of some of the important federal tax considerations generally affecting purchasers of Shares of a Fund of the Trust. No attempt is made to present herein a complete explanation of the federal income tax treatment of each Fund or its Shareholders, and this discussion is not intended as a substitute for careful tax planning. Accordingly, prospective purchasers of Shares of a Fund are urged to consult their tax advisors with specific reference to their own tax situation, including the potential application of state, local and (if applicable) foreign taxes.

VALUATION

Valuation of the Funds

Domestic equity securities listed on a U.S. or Canadian securities exchange shall be valued at the last sale price on the exchange on which the security is principally traded (the “primary exchange”) that is reported before the time when the net assets of the Funds are valued. Securities traded on more than one exchange shall be valued at the last sale price on the primary exchange. If there has been no sale on such primary exchange, then at the last sale price on the secondary exchange. If there has been no sale on the primary exchange or the secondary exchange on the valuation date, the security shall be valued at the mean of the latest bid and ask quotations as of the closing of the primary exchange. The value of securities listed on the NASDAQ Stock Market, Inc. shall generally be the NASDAQ Official Closing Price.

Generally, trading of foreign securities on most foreign markets is completed before the close in trading in U.S. markets. Additionally, trading on foreign markets may also take place on days on which the U.S. markets, and the Funds, are closed. The Funds have implemented fair value pricing on a daily basis for all non-U.S. and non-Canadian equity securities held by the Funds. The fair value pricing utilizes the quotations of an independent pricing service, unless the Adviser determines in accordance with procedures adopted by the Trustees, as discussed below that use of another fair valuation methodology is appropriate. To the extent that foreign equity securities are not fair valued utilizing quotations of an independent pricing service, such securities will be valued using the price of the last sale or official close of the primary exchange on which the security is purchased that is reported before the time when the net assets of the Funds are valued. If there has been no sale on the primary exchange on the valuation date, and the average of bid and ask quotations are less than or equal to the last sale price of local shares on the valuation date, the security shall be valued at the last sale price of the local shares. If the average of the bid and ask quotations on the primary exchange is greater than the last sale price of the local shares, the security shall be valued at the average of the closing bid and ask quotations of the foreign listed shares on the primary exchange.

For purposes of calculating net asset value (“NAV”), all assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars at the prevailing market rates.

Futures, options and other derivatives are valued on the basis of available market quotations.

Securities of other open-end investment companies are valued at their respective NAVs.

Fixed income securities with a remaining maturity of 61 days or more are valued using market quotations available from and supplied daily by third party pricing services or brokers/dealers of comparable securities. It is anticipated that such pricing services and brokers/dealers will provide bid-side quotations. Generally, short-term investments (other than certain high yield securities) which mature in 60 days or less are valued at amortized cost if their original maturity was 60 days or less, or by amortizing their value on the 61st day prior to maturity if their original maturity when acquired by the Fund was more than 60 days.

Securities or other assets for which market quotations are not readily available or for which market quotations do not represent the value at the time of pricing (including certain illiquid securities) are fair valued in accordance with procedures established by and under the general supervision and responsibility of the Trustees. The Board of Trustees has assigned the responsibility for valuation of portfolio securities to the Valuation Committee. The Funds’ Administrator has established a Fair Valuation Committee (“FVC”) to (1) make fair value determinations in certain pre-determined situations as outlined in the procedures approved by the Board and (2) provide recommendations to the Board’s Valuation Committee in other situations. This FVC includes senior representatives from Funds management as well as the Funds’ investment adviser. Fair value situations could include, but are not limited to: (1) a significant event that affects the value of a Fund’s securities (e.g., news relating to natural disasters affecting an issuer’s operations or earnings announcements); (2) illiquid securities; (3) securities that may be defaulted or de-listed from an exchange and are no longer trading; or (4) any other circumstance in which the FVC believes that market quotations do not accurately reflect the value of a security.

ADDITIONAL INFORMATION REGARDING THE CALCULATION OF PER SHARE NET ASSET VALUE

The net asset value of each Fund is determined as of the times specified in the Confidential Offering Memorandum. The net asset value per share of each Fund is calculated by determining the value of the securities and other assets of the Fund, less the liabilities allocable only to such Fund, and dividing such amount by the number of Shares of the Fund outstanding.

ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

J.P. Morgan Institutional Investments Inc. (“JPMII”) serves as the placement agent (“Placement Agent”) of the Funds’ shares pursuant to a placement agency agreement (“Placement Agency Agreement”) with the Trust, which is subject to annual approval by the Board. The Placement Agent is a subsidiary of JPMorgan Chase & Co. The Placement Agent, located at 245 Park Avenue, 22rd Floor, New York, NY 10167, is a broker-dealer registered with the SEC.

Shares of the Funds may be purchased only by certain clients of JPMIM and its affiliates who maintain separately managed private accounts, and who are also “accredited investors,” as defined in Regulation D under the Securities Act. Eligible investors are institutional investors such as corporations, pension and profit sharing plans, financial institutions, endowments, and foundations. The Funds are not intended for individuals or accounts established for the benefit of individuals (other than certain pension and profit-sharing plans sponsored by employers or unions for the benefit of individual plan participants). Subscriptions may be accepted or rejected, in whole or in part, in the sole discretion of JPMIM. Shares of the Funds may also be purchased by certain investors outside of the United States consistent with applicable regulatory requirements.

Purchases-in-Kind

The Funds may, at their own option, accept securities in payment for shares. The securities delivered in such a transaction are valued in the same manner as they would be valued for purposes of computing a Fund’s NAV, as described in the section entitled “Valuation.” This is a taxable transaction to the shareholder. Purchases by means of in-kind contributions of securities will only be accepted if a variety of conditions are satisfied, including without limitation the following:: (i) the securities must be traded on a public securities market or have quoted bid and asked prices available; (ii) JPMIM must determine that acceptance is in the best interest of the Fund and conforms with the applicable Fund’s fundamental objectives, policies and restrictions; and (iii) a Fund may not accept unregistered securities which, if transferred, would be required to be registered.

Redemptions-in-Kind

Subject to compliance with applicable regulations, each Fund has reserved the right to pay the redemption price of its shares, either totally or partially, by a distribution in-kind of readily marketable portfolio securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the NAV of the shares being sold. If a Shareholder received a distribution in-kind, the Shareholder could incur brokerage or other charges in converting the securities to cash. The Trust has not filed an election under Rule 18f-1 under the 1940 Act.

Redemptions

The Trust may suspend the right of redemption or postpone the date of payment for Shares during any period when:

(a)	trading on the New York Stock Exchange (the “EXCHANGE”) is broadly restricted by the applicable rules and regulations of the SEC;

(b)	the Exchange is closed for other than customary weekend and holiday closing;

(c)	the SEC has by order permitted such suspension; or

(d)	the SEC has declared a market emergency.

Cut-Off Times for Purchase and Redemption Orders

Orders to purchase, exchange or redeem shares received by the Funds by the cut-off times indicated in the Confidential Offering Memorandum will be processed at the NAV next calculated after the order is received by the Fund.

MANAGEMENT OF THE TRUST

The management and affairs of the Trust are supervised by the Board of Trustees under Delaware law. The Trustees and Officers of the Trust and their principal occupations during the past five years, addresses and year of birth are set forth below. Each may have held other positions with the named companies during that period. The Trust pays the fees to unaffiliated Trustees for their service as trustees. Unless otherwise noted, the business address of each Trustee and each officer is 245 Park Avenue, New York, New York 10167.

TRUSTEES

The Trustees of the Trust are responsible for the management and supervision of each Fund. The Trustees approve all significant agreements with those companies that furnish services to the Funds. These companies are as follows:

J.P. Morgan Investment Management Inc.	Investment Adviser
J.P. Morgan Institutional Investments Inc.	Placement Agent
JPMorgan Funds Management, Inc.	Administrator
JPMorgan Chase Bank, N.A.	Custodian, Fund Accountant, and Securities Lending Agent

The names of the Board of Trustees of the Trust, together with information regarding the year of their birth, positions with the Trust, principal occupations and other board memberships in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the 1940 Act, are shown below. The contact address for each of the Trustees is 245 Park Avenue, New York, New York 10167.

The following table contains basic information regarding the Trustees that oversee operations of the Trust and other investment companies within the JPMorgan Fund Complex.

NAME (YEAR OF BIRTH); POSITIONS WITH THE FUNDS (SINCE)	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS/FUNDS IN JPMORGAN FUND COMPLEX (1) OVERSEEN BY TRUSTEE	OTHER DIRECTORSHIPS HELD OUTSIDE JPMORGAN FUNDS COMPLEX
NON-INTERESTED TRUSTEES
Cheryl Ballenger (1956), Chairperson (since 2004) and Trustee (since 2005)	Mathematics Teacher, Vernon Hills High School (August 2004 – Present); Mathematics Teacher, Round Lake High School (2003-2004) and formerly Executive Vice President and Chief Financial Officer, Galileo International Inc. (travel technology)	12	None

Jerry B. Lewis (1939), Trustee (since 2005)	Retired; formerly President, Lewis Investments Inc. (registered investment adviser); previously, various managerial and executive positions at Ford Motor Company (Treasurer’s Office, Controller’s Office, Auditing and Corporate Strategy)	12	None

John B. Rettberg (1937), Trustee (since 2005)	Retired; formerly Corporate Vice President and Treasurer, Northrop Grumman Corporation (defense contractor)	12	None

Ken Whipple (1934), Trustee (since 2005)	Chairman (1999-Present) and CEO (1999-2004), CMS Energy	12	Director of AB Volvo and Korn Ferry International (executive recruitment)
INTERESTED TRUSTEE (2)
John F. Ruffle (1937), Trustee (since 2005)	Retired; formerly Vice Chairman, J.P. Morgan Chase & Co. Inc. and Morgan Guaranty Trust Co. of NY	12	Director of American Shared Hospital Services and Reckson Associates Realty Co. (REIT traded on the NYSE) and American Shared Hospital Services

(1)	A Fund Complex means two or more registered investment companies that hold themselves out to investors as related companies for purposes of investment and investor services, or have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other investment companies. The JPMorgan Fund Complex for which the Trustees serve included four trusts as of February 28, 2006.
(2)	The Board has designated Mr. Ruffle as an “interested person” at his request because, until his retirement in 1993, he was an executive officer of the parent company of the Trust’s investment adviser.

The following table shows the dollar range of each Trustee’s beneficial ownership as of December 31, 2004, in each fund, including the Funds, that the Trustee oversees and each Trustee’s aggregate ownership in any funds that the Trustee oversees in the JPMorgan Funds complex:

NAME OF TRUSTEE	DOLLAR RANGE OF EQUITY SECURITIES IN THE FUNDS	AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES IN JPMORGAN FUNDS COMPLEX

Cheryl Ballenger	None	None

Jerry B. Lewis	None	None

John B. Rettberg	None	None

John F. Ruffle	None	None

Kenneth Whipple, Jr.	None	None

Each Trustee serves for an indefinite term, subject to the Fund’s current retirement policy, which is age 70, except Messrs. Rettberg, Ruffle and Whipple, for whom it is age 73. The Trustees decide upon general policies and are responsible for overseeing the Trust’s business affairs.

Committees of the Board

There are three standing committees of the Board: the Audit Committee, the Nominating Committee and the Valuation Committee. The duties of these Committees are described below.

Audit Committee. Each Trustee who is not an “interested person” of the Trust serves as a member of the Audit Committee. The function of the Audit Committee is to recommend independent auditors and monitor accounting and financial matters. The Audit Committee pre-approves any services to be provided by the independent auditors to the Trust. In addition, the Audit Committee considers and approves any non-audit services, and the fees to be charged for such non-audit services, to be provided by the independent auditors to any entity controlling, controlled by or under common control with JPMIM that provides ongoing services to the Trust. Pre-approval considerations include whether the proposed services are compatible with maintaining the auditor’s independence. The Audit Committee met three times during the fiscal year ended February 28, 2006.

Nominating Committee. Each Trustee who is not an “interested person” of the Trust serves as a member of the Nominating Committee. The function of the Nominating Committee is to select and nominate persons who will continue to contribute to the independence and effectiveness of the Board. The Nominating Committee will consider and evaluate candidates on the basis of the candidate’s relevant knowledge, experience, and expertise, the candidate’s ability to carry out his or her duties in the best interests of the Trust and its shareholders and the candidate’s ability to qualify as a non-interested Trustee. The Nominating Committee does not have a charter. The Nominating Committee met three times during the fiscal year ended February 28, 2006.

Valuation Committee. Each Trustee who is not an “interested person” of the Trust serves as a member of the Valuation Committee. The function of the Valuation Committee is to oversee the implementation of the Trust’s valuation procedures and to review fair value determinations outside of regularly scheduled Board meetings. The Chairperson of the Valuation Committee, in consultation with the full Committee as the Chairperson deems appropriate, is authorized to review and approve fair value determinations. The Valuation Committee met three times during the fiscal year ended February 28, 2006.

Trustee Compensation

The aggregate amount of compensation paid to each Trustee by the Trust and JPMorgan Fund Complex for the fiscal year ending February 28, 2006 was as follows:

NAME OF TRUSTEE	TOTAL COMPENSATION FROM TRUST	TOTAL COMPENSATION FROM “FUND COMPLEX”(1)
Cheryl Ballenger	$21.707	$37,896
Jerry B. Lewis	$21,707	$39,979
John B. Rettberg	$21,707	$37,896
John F. Ruffle	$21,707	$37,896
Kenneth Whipple, Jr.	$21,707	$37,896

(1)	A Fund Complex means two or more investment companies that hold themselves out to investors as related companies for purposes of investment and investment services, or have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any other of the investment companies. The JPMorgan Fund Complex for which the Trustees serve includes thirteen (12) funds.

Each Trustee will receive total annual compensation of $36,000 for their services as Trustees of the Trust, JPMorgan Series Trust II and JPMorgan Fleming Series Trust (collectively, “JPMorgan Funds Complex”). Fees are allocated to each trust within the JPMorgan Funds Complex pro rata, on the basis of relative net assets.

The Funds’ executive officers (listed below) are generally employees of JPMIM or one of its affiliates. The officers conduct and supervise the business operations of the Funds. As of December 31, 2005, the Trust has no employees and as of this date, did not provide any compensation to any non-employees of the Trust.

OFFICERS

The officers of the Funds, together with their year of birth, information regarding their positions held with the Funds, principal occupations are shown below. The contact address for each of the officers unless otherwise noted is 245 Park Avenue, New York, NY 10167.

NAME (YEAR OF BIRTH), POSITIONS HELD WITH THE FUNDS (SINCE)	PRINCIPAL OCCUPATIONS DURING PAST 5 YEARS
George C.W. Gatch (1962), President (2005)	Managing Director of J.P. Morgan Investment Management Inc.: Director and President, JPMorgan Distribution Services, Inc. and JPMorgan Funds Management, Inc. since 2005. Mr. Gatch is CEO and President of JPMorgan Funds. Mr. Gatch has been an employee since 1986 and Mr. Gatch has held positions such as President and CEO of DKB Morgan, a Japanese mutual fund company which was a joint venture between J.P. Morgan Dai-Ichi Kangyo Bank, as well as positions in business management, marketing and sales.

Robert L. Young (1963), Senior Vice President (2005)*	Director and Vice Director and Vice President of JPMorgan Distribution Services, Inc. and JPMorgan Funds Management, Inc.; Chief Operating Officer, JPMorgan Funds since 2005 to present and One Group Mutual Funds from 2001 until 2005. Mr. Young is Vice President and Treasurer, JPMorgan Funds Management, Inc. (formerly One Group Administrative Services) and Vice President and Treasurer, JPMorgan Distribution Services, Inc. (formerly One Group Dealer Services, Inc.) from 1999 to 2005.

Patricia A. Maleski (1960), Vice President and Chief Administrative Officer (2005)	Vice President, JPMorgan Funds Management, Inc.; previously, Treasurer of JPMorgan Funds and Head of Funds Administration and Board Liaison. Ms. Maleski was Vice President of Finance for the Pierpont Group, Inc., an independent company owned by the Board of Directors/Trustees of the JPMorgan Funds, prior to joining JPMorgan Chase & Co. in 2001.

NAME (YEAR OF BIRTH), POSITIONS HELD WITH THE FUNDS (SINCE)	PRINCIPAL OCCUPATIONS DURING PAST 5 YEARS
Stephanie J. Dorsey (1969), Treasurer (2005)*	Vice President, JPMorgan Funds Management, Inc.; Director of Mutual Fund Administration, JPMorgan Funds Management, Inc. (formerly One Group Administrative Services), from 2004 to 2005. Ms. Dorsey worked for JPMorgan Chase & Co. (formerly Bank One Corporation) from 2003 to 2004. Prior to joining Bank One Corporation, she was a Senior Manager specializing in Financial Services audits at PricewaterhouseCoopers LLP from 1992 through 2002.

Scott E. Richter (1956), Secretary and Chief Legal Officer (2005)*	From April 2005 to present, Managing Director and Associate General Counsel, JPMorgan Chase & Co. From February 2003 to April 2005, Senior Associate General Counsel, Bank One Corporation (now known as JPMorgan Chase & Co.). From November 1998 to January 2003, Deputy General Counsel, Institutional Division, INVESCO. From January 1997 to October 1998, Associate General Counsel, Piper Capital Management.

Stephen M. Ungerman (1953), Chief Compliance Officer (2005)	Senior Vice President, JPMorgan Chase & Co.; Mr. Ungerman was head of Fund Administration-Pooled Vehicles from 2000 to 2004. Mr. Ungerman held a number of positions in Prudential Financial’s asset management business prior to 2000.

Susan M. Canning (1969), Assistant Secretary (2005)*	Vice President and Senior Counsel, JPMorgan Chase & Co. Member of Law Department since 1991.

Paul L. Gulinello (1950), AML Compliance Officer (2005)	Vice President and Anti Money Laundering Compliance Officer for JPMorgan Asset Management Americas, additionally responsible for personal trading and compliance testing since 2004; Treasury Services Operating Risk Management and Compliance Executive supporting all JPMorgan Treasury Services business units from July 2000 to 2004.

Stephan M. Benham (1959), Assistant Secretary (2005)	Vice President and Assistant General Counsel, JPMorgan Chase & Co., since 2004; Vice President (Legal Advisory) of Merrill Lynch Investment Managers, L.P from 2000 to 2004; attorney associated with Kirkpatrick & Lockhart LLP from 1997 to 2000.

Elizabeth A. Davin (1964), Assistant Secretary (2005)*	Vice President and Assistant General Counsel, JPMorgan Chase & Co. since 2004; Senior Counsel, JPMorgan Chase & Co. (formerly Bank One Corporation) from 2004 to 2005; Assistant General Counsel and Vice President, Gartmore Global Investments, Inc. 1999 to 2004.

Jessica K. Ditullio (1962), Assistant Secretary (2005)*	Vice President and Assistant General Counsel, JPMorgan Chase & Co. since 2005: Ms. Ditullio has served as attorney with various titles for JPMorgan Chase & Co. (formerly Bank One Corporation) since 1990.

NAME (YEAR OF BIRTH), POSITIONS HELD WITH THE FUNDS (SINCE)	PRINCIPAL OCCUPATIONS DURING PAST 5 YEARS
Nancy E. Fields (1949), Assistant Secretary (2005)*	Vice President, JPMorgan Funds Management, Inc. and JPMorgan Distribution Services, Inc. from 1999 to 2005; Director, Mutual Fund Administration, JPMorgan Funds Management, Inc. (formerly One Group Administrative Services, Inc.) and Senior Project Management, Mutual Funds, JPMorgan Distribution Services, Inc. (formerly One Group Dealer Services, Inc.).

Ellen W. O’Brien (1957), Assistant Secretary (2005)**	Assistant Vice President, JPMorgan Investor Services, Co. responsible for Blue Sky registration. Ms. O’Brien has served in this capacity since joining the firm in 1991.

Suzanne E. Cioffi (1967), Assistant Treasurer (2005)	Vice President, JPMorgan Funds Management, Inc., responsible for mutual fund financial reporting. Ms. Cioffi has overseen various fund accounting, custody and administration conversion projects during the past five years.

Arthur A. Jensen (1966), Assistant Secretary (2004)*	Vice President, JPMorgan Funds Management, Inc. since April 2005: formerly, Vice President, Financial Services of BISYS Fund Services, Inc. from June 2001 until 2005. Mr. Jensen was y Section Manager at Northern Trust Company and Accounting Supervisor at Allstate Insurance Company prior to 2001.

*	The contact address for the officer is 1111 Polaris Parkway, Columbus, OH 43240.
**	The contact address for the officer is 73 Tremont Street, Floor 1, Boston MA 02108.

As of December 31, 2005, the officers and Trustees as a group owned less than 1% of the shares of each Fund.

THE ADVISER

The Trust has retained JPMIM as investment adviser to provide investment advice and portfolio management services to the Funds, pursuant to an advisory agreement (the “Advisory Agreement”). Under the Advisory Agreement, JPMIM manages the investment of the assets of each Fund and obtains and evaluates economic, statistical and financial information to formulate and implement investment policies for each Fund. Any investment program undertaken by JPMIM is and will at all times be subject to the policies and control of the Trustees. JPMIM also provides certain administrative services to each Fund.

The Advisory Agreement provides that JPMIM shall not be protected against any liability to the Funds’ shareholders by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard of its obligations or duties thereunder.

Effective October 1, 2003, JPMIM became a wholly-owned subsidiary of JPMorgan Asset Management Holdings, Inc., which, in turn, is a wholly owned subsidiary of JPMorgan Chase & Co. (“JPMorgan Chase”). JPMIM is a registered investment adviser under the Investment Advisers Act of 1940, as amended. JPMIM acts as investment adviser to individuals, governments, corporations, employee benefit plans, labor unions and state and local governments, mutual funds and other institutional investors. JPMIM is located at 245 Park Avenue, New York, NY 10167.

Effective July 1, 2004, Bank One Corporation merged with and into JPMorgan Chase & Co., a bank holding company organized under the laws of the State of Delaware. JPMorgan Chase has a long history of offering a wide range of banking and investment services to customers throughout the United States and the world. The firm, through its predecessor companies, has been in business for over a century.

The investment advisory services JPMIM provides to the Funds are not exclusive under the terms of the Advisory Agreement. JPMIM is free to and does render similar investment advisory services to others. JPMIM serves as investment adviser to personal investors and other investment companies and acts as fiduciary for trusts, estates and employee benefit plans. Investors in the Funds are required to maintain separately managed private accounts with JPMIM or its affiliates. Certain of the assets of trusts and estates under management are invested in common trust funds for which JPMIM serves as trustee. The accounts which are managed or advised by JPMIM have varying investment objectives, and JPMIM invests assets of such accounts in investments substantially similar to, or the same as, those which are expected to constitute the principal investments of the Funds. Such accounts are supervised by employees of JPMIM who may also be acting in similar capacities for the Funds. See the “Portfolio Transactions” section.

As compensation for the services rendered and related expenses such as salaries of advisory personnel borne by JPMIM under the Advisory Agreement, the Fund has agreed to pay JPMIM a fee, which is computed daily and may be paid monthly, equal to a percentage of each Fund’s average daily net assets specified in the Confidential Offering Memorandum. In the interest of limiting total expenses of the Fund, JPMIM and the Administrator have entered into an expense limitation agreement with the Trust (“Expense Limitation Agreement”), pursuant to which JPMIM and the Administrator have agreed to waive or limit their fees and to assume other expenses so that the total annual fund operating expenses (other than interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, placement related expenses (if any), and other extraordinary expenses not incurred in the ordinary course of the Fund’s business) are limited to the following amounts with respect to each Fund: 0.10% of the average daily net assets of the JPMorgan Ultra Short-Term Bond Trust, JPMorgan Short-Term Bond Trust, and JPMorgan Equity Index Trust, and 0.15% of the average daily net assets of the JPMorgan Intermediate Bond Trust and JPMorgan Core Bond Trust, for the period through June 30, 2007.

For the period from February 7, 2005 to June 30, 2005 and July 1, 2005 to February 28, 2006, the operational Funds of the Trust paid the following investment advisory fees to JPMIM and JPMIM waived investment advisory fees as follows:

ADVISORY FEES

(in 000’s)

Fund	Fiscal Year Ended June 30, 2005		Fiscal Year Ended February 28, 2006
	Net	Waived	Net	Waived
Core Bond Trust	$1,295	$1,832	$2,514	$3,241
Equity Index Trust	$63	$311	$148	$548
Intermediate Bond Trust	$155	$325	$293	$434

Other Accounts Managed by the Portfolio Managers of Funds.

The following tables show information regarding other accounts managed by Portfolio managers of the Funds listed in this Offering Supplement as of February 28, 2006:

	Non-Performance Based Fee Advisory Accounts
	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets ($millions)	Number of Accounts	Total Assets ($millions)	Number of Accounts	Total Assets ($millions)
Core Bond Trust
Douglas Swanson	6	7,399	2	326	56	7,275
Christopher Nauseda	2	123	0	0	41	2,063
Equity Index Trust
Bala Iyer	5	5,780	3	277	36	1,346
Michael Loeffler	4	4,079	2	251	31	1,207

	Non-Performance Based Fee Advisory Accounts
	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets ($millions)	Number of Accounts	Total Assets ($millions)	Number of Accounts	Total Assets ($millions)
Intermediate Bond Trust
Douglas Swanson	6	10,166	2	326	56	7,275
Scott Grimshaw	6	2,825	0	0	40	2,094
Short-Term Bond Trust
Gregg F. Hrivnak	2	2,768	0	0	5	102
Richard Figuly	3	4,047	0	0	4	317
Ultra Short-Term Bond Trust
Michael Sais	3	4,094	0	0	6	2,687
Gregg F. Hrivnak	2	2,768	0	0	5	102
Richard Figuly	3	4,047	0	0	4	317

	Performance Based Fee Advisory Accounts
	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets ($millions)	Number of Accounts	Total Assets ($millions)	Number of Accounts	Total Assets ($millions)
Core Bond Trust
Douglas Swanson	0	0.000	0	0.000	0	0.000
Christopher Nauseda	0	0.000	0	0.000	0	0.000
Equity Index Trust
Bala Iyer	0	0.000	0	0.000	0	0.000
Michael Loeffler	0	0.000	0	0.000	0	0.000
Intermediate Bond Trust
Douglas Swanson	0	0.000	0	0.000	0	0.000
Scott Grimshaw	0	0.000	0	0.000	0	0.000
Short-Term Bond Trust
Gregg F. Hrivnak	0	0.000	0	0.000	0	0.000
Richard Figuly	0	0.000	0	0.000	0	0.000
Ultra Short-Term Bond Trust
Michael Sais	0	0.000	0	0.000	0	0.000
Gregg F. Hrivnak	0	0.000	0	0.000	0	0.000
Richard Figuly	0	0.000	0	0.000	0	0.000

Potential Conflict of Interest

The chart above shows the number, type and market value as of February 28, 2006 of the accounts other than the Fund that are managed by the Funds’ portfolio managers. The potential for conflicts of interest exists when portfolio managers manage other accounts with similar investment objectives and strategies as the Funds ("Similar Accounts"). Potential conflicts may include, for example, conflicts between investment strategies and conflicts in the allocation of investment opportunities.

Responsibility for managing the Adviser’s and its affiliates’ clients’ portfolios is organized according to investment strategies within asset classes. Generally, client portfolios with similar strategies are managed by portfolio managers in the same portfolio management group using the same objectives, approach and philosophy. Underlying sectors or strategy allocations within a larger portfolio are likewise managed by portfolio managers who use the same approach and philosophy as similarly managed portfolios. Therefore, portfolio holdings, relative position sizes and industry and sector exposures tend to be similar across similar portfolios and strategies, which minimizes the potential for conflicts of interest.

JPMIM and/or its affiliates may receive more compensation with respect to certain Similar Accounts than that received with respect to the Funds or may receive compensation based in part on the performance of certain Similar Accounts. This may create a potential conflict of interest for JPMIM and its affiliates or the portfolio managers by providing an incentive to favor these Similar Accounts when, for example, placing securities transactions. In addition, JPMIM or its affiliates could be viewed as having a conflict of interest to the extent that JPMIM or an affiliate has a proprietary investment in Similar Accounts, the portfolio managers have personal investments in Similar Accounts or the Similar Accounts are investment options in JPMIM’s or its affiliates’ employee benefit plans. Potential conflicts of interest may arise with both the aggregation and allocation of securities transactions and allocation of investment opportunities because of market factors or investment restrictions imposed upon the Adviser and its affiliates by law, regulation, contract or internal policies. Allocations of aggregated trades, particularly trade orders that were only partially completed due to limited availability and allocation of investment opportunities generally, could raise a potential conflict of interest, as JPMIM or its affiliates may have an incentive to allocate securities that are expected to increase in value to favored accounts. Initial public offerings, in particular, are frequently of very limited availability. JPMIM and its affiliates may be perceived as causing accounts they manage to participate in an offering to increase JPMIM’s and its affiliates’ overall allocation of securities in that offering. A potential conflict of interest also may be perceived to arise if transactions in one account closely follow related transactions in a different account, such as when a purchase increases the value of securities previously purchased by another account, or when a sale in one account lowers the sale price received in a sale by a second account. If JPMIM or its affiliates manage accounts that engage in short sales of securities of the type in which the Fund invests, JPMIM or its affiliates could be seen as harming the performance of the Fund for the benefit of the accounts engaging in short sales if the short sales cause the market value of the securities to fall.

As an internal policy matter, the Adviser may from time to time maintain certain overall investment limitations on the securities positions or positions in other financial instruments the Adviser or its affiliates will take on behalf of its various clients due to, among other things, liquidity concerns and regulatory restrictions. It should be recognized that such policies may preclude a Fund from purchasing particular securities or financial instruments, even if such securities or financial instruments would otherwise meet the Fund’s objectives.

The goal of JPMIM and its affiliates is to meet their fiduciary obligation with respect to all clients. JPMIM and its affiliates have policies and procedures designed to manage the conflicts. JPMIM and its affiliates monitor a variety of areas, including compliance with fund guidelines, review of allocation decisions and compliance with the Advisers’ Codes of Ethics and JPMorgan Chase & Co.’s Code of Conduct. With respect to the allocation of investment opportunities, JPMIM and its affiliates also have certain policies designed to achieve fair and equitable allocation of investment opportunities among its clients over time. For example:

Orders for the same equity security traded through a single trading desk or system are aggregated on a continual basis throughout each trading day consistent with JPMIM’s and its affiliates’ duty of best execution for its clients. If aggregated trades are fully executed, accounts participating in the trade will be allocated their pro rata share on an average price basis. Partially completed orders generally will be allocated among the participating accounts on a pro-rata average price basis, subject to certain limited exceptions. For example, accounts that would receive a de minimis allocation relative to their size may be excluded from the order. Another exception may occur when thin markets or price volatility require that an aggregated order be completed in multiple executions over several days. If partial completion of the order would result in an uneconomic allocation to an account due to fixed transaction or custody costs, JPMIM and its affiliates may exclude small orders until 50% of the total order is completed. Then the small orders will be executed. Following this procedure, small orders will lag in the early execution of the order, but will be completed before completion of the total order.

Purchases of money market instruments and fixed income securities cannot always be allocated pro-rata across the accounts with the same investment strategy and objective. However, JPMIM and its affiliates attempt to mitigate any potential unfairness by basing non-pro rata allocations traded through a single trading desk or system upon an objective predetermined criteria for the selection of investments and a disciplined process for allocating securities with similar duration, credit quality and liquidity in the good faith judgment of JPMIM or its affiliates so that fair and equitable allocation will occur over time.

Portfolio Manager Compensation

JPMIM’s portfolio managers participate in a competitive compensation program that is designed to attract and retain outstanding people and closely link the performance of investment professionals to client investment objectives. The total compensation program includes a base salary fixed from year to year and a variable performance bonus consisting of cash incentives and restricted stock and may include mandatory notional investments (as described below) in selected mutual funds advised by the Adviser and its affiliates. These elements reflect individual performance and the performance of JPMIM’s business as a whole.

Each portfolio manager’s performance is formally evaluated annually based on a variety of factors including the aggregate size and blended performance of the portfolios such portfolio manager manages. Individual contribution relative to client goals carries the highest impact. Portfolio manager compensation is primarily driven by meeting or exceeding clients’ risk and return objectives, relative performance to competitors or competitive indices and compliance with firm policies and regulatory requirements. In evaluating each portfolio manager’s performance with respect to the mutual funds he or she manages, the funds’ pre-tax performance is compared to the appropriate market peer group and to each fund’s benchmark index listed in the fund’s prospectus over one, three and five year periods (or such shorter time as the portfolio manager has managed the fund). Investment performance is generally more heavily weighted to the long-term.

Awards of restricted stock are granted as part of an employee’s annual performance bonus and comprise from 0% to 35% of a portfolio manager’s total bonus. As the level of incentive compensation increases, the percentage of compensation awarded in restricted stock also increases. Up to 50% of the restricted stock portion of a portfolio manager’s bonus may instead be subject to a mandatory notional investment in selected mutual funds advised by the Adviser or its affiliates. When these awards vest over time, the portfolio manager receives cash equal to the market value of the notional investment in the selected mutual funds.

Investment Personnel Holdings

The following table indicates for each Fund the dollar range of shares beneficially owned by the Fund personnel identified in the Offering memorandum, as of February 28, 2006. Due to the nature of these Funds, Portfolio Managers typically will not own shares of the Funds.

Dollar Range of Shares in the Fund
Fund	Name	None	$1 - $10,000	$10,001- $50,000	$50,001- $100,000	$100,001- $500,000	$500,001- $1,000,000	over $1,000.000

Core Bond Trust	Douglas Swanson	X

	Christopher Nauseda	X

Equity Index Trust	Bala Iyer	X

	Michael Loeffler	X

Intermediate Bond Trust	Douglas Swanson	X

	Scott Grimshaw	X

Dollar Range of Shares in the Fund
Fund	Name	None	$1- $10,000	$10,001- $50,000	$50,001- $100,000	$100,001- $500,000	$500,001- $1,000,000	over $1,000.000

Short-Term Bond Trust	Gregg F. Hrivnak	X

	Richard Figuly	X

Ultra Short-Term Bond Trust	Michael Sais	X

	Gregg F. Hrivnak	X

	Richard D. Figuly	X

CODES OF ETHICS

The Trust, JPMIM and the Placement Agent have adopted codes of ethics pursuant to Rule 17j-1 under the 1940 Act. Each of these codes permits personnel subject to such code to invest in securities, including securities that may be purchased or held by the Funds. Such purchases, however, are subject to procedures reasonably necessary to prevent access persons from engaging in any unlawful conduct set forth in Rule 17j-1.

Portfolio Transactions

Pursuant to the Advisory Agreement, JPMIM determines, subject to the general supervision of the Board of Trustees of the Trust and in accordance with each Fund’s investment objective and restrictions, which securities are to be purchased and sold by each such Fund and which brokers are to be eligible to execute its portfolio transactions. Purchases and sales of portfolio securities with respect to the Bond Funds usually are principal transactions in which portfolio securities are purchased directly from the issuer or from an underwriter or market maker for the securities. Purchases from underwriters of portfolio securities generally include a commission or concession paid by the issuer to the underwriter and purchases from dealers serving as market makers may include the spread between the bid and asked price. Transactions on stock exchanges (other than certain foreign stock exchanges) involve the payment of negotiated brokerage commissions. Transactions in the over-the-counter market are generally principal transactions with dealers. With respect to the over-the-counter market, the Trust, where possible, will deal directly with the dealers who make a market in the securities involved except in those circumstances where better price and execution are available elsewhere. While JPMIM generally seeks competitive spreads or commissions, the Trust may not necessarily pay the lowest spread or commission available on each transaction, for reasons discussed below.

Allocation of transactions, including their frequency, to various broker-dealers is determined by JPMIM, with respect to the Funds each serves, based on their best judgment and in a manner deemed fair and reasonable to Shareholders. The primary consideration is prompt execution of orders in an effective manner at the most favorable price. Subject to this consideration, in selecting broker-dealers to execute a particular transaction, and in evaluating the best overall terms available, JPMIM is authorized to consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (“1934 Act”)) provided to the Funds and/or other accounts over which JPMIM or their affiliates exercise investment discretion. JPMIM may cause a Fund to pay a broker-dealer that furnishes brokerage and research services a higher commission than that which might be charged by another broker-dealer for effecting the same transaction, provided that JPMIM, as applicable, determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either the particular transaction or the overall responsibilities of JPMIM to the Funds. Such brokerage and research services might consist of reports and statistics on specific companies or industries, general summaries of groups of bonds and their comparative earnings and yields, or broad overviews of the securities markets and the economy. Shareholders of the Funds should understand that the services provided by such brokers may be useful to JPMIM in connection with their services to other clients.

Supplementary research information so received is in addition to, and not in lieu of, services required to be performed by JPMIM, as the case may be, and does not reduce the advisory fees payable to JPMIM by the Funds. It is possible that certain of the supplementary research or other services received will primarily benefit one or more other investment companies or other accounts for which investment discretion is exercised. Conversely, a Fund may be the primary beneficiary of the research or services received as a result of portfolio transactions effected for such other account or investment company.

Under JPMIM’s policy, “soft dollar” services refer to arrangements that fall within the safe harbor requirements of Section 28(e) of the Securities Exchange Act of 1934, as amended, which allow JPMIM to allocate client brokerage transactions to a broker-dealer in exchange for products or services that are research and brokerage-related and enhance the investment decision-making process. These services include third party research, market data services, and proprietary broker-dealer research.

The Trust will not execute portfolio transactions through, acquire portfolio securities issued by, make savings deposits in, or enter into repurchase or reverse repurchase agreements with its investment advisors or their affiliates except as may be permitted under the 1940 Act, and will not give preference to correspondents of JPMorgan Chase subsidiary banks with respect to such transactions, securities, savings deposits, repurchase agreements, and reverse repurchase agreements.

For the period from July 1, 2005 through February 28, 2006, the Funds of the Trust that paid brokerage commissions and the amounts paid for such period were as follows (amounts in thousands):

BROKERAGE COMMISSIONS

Funds	Fiscal Year Ended February 28, 2006
Core Bond Trust	N/A
Intermediate Bond Trust	N/A
Equity Index Trust	$72,077

During the last fiscal year, JPMorgan Investment Advisors utilized JPMorgan Securities, Inc. (“JPMSI”) to execute portfolio transactions for the Funds.

As of February 28, 2006, certain Funds owned securities of their regular broker dealers (or parents) as shown below:

Fund	Name of Broker-Dealer	Value of Securities Owned $(000’s)
JPMorgan Core Bond Trust	Bank of America Corporation	88,370
	Barclays Capital Inc.	25,000
	Bear Stearns & Co. Inc.	20,537
	Citigroup Global Markets Inc.	38,821
	Credit Suisse First Boston LLC	12,527
	Goldman Sachs and Company	11,662
	HSBC Securities Inc.	18,230
	JPMorgan Chase & Co.	305,592
	Lehman Brothers Inc.	28,842
	Merrill Lynch & Co. Inc.	9,312
	UBS Financial Services Inc.	25,000
JPMorgan Intermediate Bond Trust	Bank of America Corporation	8,488
	Barclays Capital Inc.	6,924
	Bear Stearns & Co. Inc.	1,366
	Citigroup Global Markets Inc.	3,518
	Credit Suisse First Boston LLC	2,222
	Deutsche Bank AG	1,350
	Goldman Sachs and Company	2,145
	HSBC Securities Inc.	3,618
	JPMorgan Chase * Co.	9,351
	Lehman Brothers Inc.	6,776
	Merrill Lynch & Co. Inc.	2,381
	UBS Financial Services Inc.	5,000

Fund	Name of Broker-Dealer	Value of Securities Owned $(000’s)
JPMorgan Equity Index Trust	Bank of America Corporation	10,400
	Barclays Capital Inc.	2,488
	Bear Stearns & Co. Inc.	588
	Citigroup Global Markets Inc.	8,591
	Deutsche Bank AG	1,250
	Goldman Sachs and Company	2,332
	JPMorgan Chase & Co.	5,272
	Lehman Brothers Inc.	3,932
	Merrill Lynch & Co. Inc.	2,598
	UBS Financial Services Inc.	2,500

Investment decisions for each Fund of the Trust are made independently from those for the other Funds. Other investment companies or accounts managed by JPMIM may also invest in the same securities as the Trust. When a purchase or sale of the same security is made at substantially the same time on behalf of a given Fund and another Fund, investment company or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which the Adviser of the given Fund believes to be equitable to the Fund(s) and such other investment company or account. In some instances, this procedure may adversely affect the price paid or received by a Fund or the size of the position obtained by a Fund. To the extent permitted by law, JPMIM may aggregate the securities to be sold or purchased by it for a Fund with those to be sold or purchased by it for other Funds or for other investment companies or accounts in order to obtain best execution. As provided by the Investment Advisory Agreement, in making investment recommendations for the Trust, JPMIM will not inquire or take into consideration whether an issuer of securities proposed for purchase or sale by the Trust is a customer of JPMIM or their parents or subsidiaries or affiliates and, in dealing with its commercial customers, JPMIM and their respective parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of such customers are held by the Trust.

Administrator

JPMorgan Funds Management, Inc. (formerly One Group Administrative Services, Inc.), 1111 Polaris Parkway, Columbus, Ohio 43240 serves as administrator for the Trust (“JPMorgan Funds Management” or the “Administrator”) pursuant to an administration agreement (“Administration Agreement”). JPMorgan Funds Management is an affiliate of JPMIM, the Adviser of the Trust, and an indirect wholly-owned subsidiary of JPMorgan Chase.

The Administrator assists in supervising all operations of each Fund to which it serves (other than those performed under the Advisory Agreement, the Custodian Agreement and the Transfer Agency Agreement for that Fund). Under the Administration Agreement, the Administrator has agreed to maintain the necessary office space for the Funds, to price the Fund securities of each Fund it serves and compute the net asset value and net income of the Funds on a daily basis, to maintain each Fund’s financial accounts and records, and to furnish certain other services required by the Funds with respect to each Fund. The Administrator prepares annual and semi-annual reports to the SEC, prepares federal and state tax returns, and generally assists in all aspects of the Trust’s operations other than those performed under the Advisory Agreement, the Custodian Agreement and the Transfer Agency Agreement. Under the Administration Agreement, the Administrator may, at its expense, subcontract with any entity or person concerning the provision of services under the Administration Agreement.

Unless sooner terminated, the Administration Agreement between the Trust and the Administrator will continue in effect through October 31, 2006. The Administration Agreement thereafter shall be renewed automatically for successive one year terms, unless written notice not to renew is given by the non-renewing party to the other party at least 60 days prior to the expiration of the then-current term. The Administration Agreement may be terminated with respect to the Trust only upon mutual agreement of the parties to the Administration Agreement and for cause (as defined in the Administration Agreement) by the party alleging cause.

Effective July 1, 2005, J.P. Morgan Investor Services, Co (“JPMIS”) began serving as the Funds’ sub-administrator. For its services as sub-administrator, JPMIS receives a portion of the fees payable to the Administrator. Prior to July 1, 2005, BISYS Fund Services, L.P.(“BISYS”) served as the Fund’s sub-administrator. For its services as sub-administrator, BISYS received a portion of the fees payable to the Administrator.

The Administrator is entitled to a fee for its services, which is calculated daily and paid monthly, at the annual rate of ten-hundredths of one percent (.10%) of the aggregate daily net assets of all Funds.

The Trust paid fees for administrative services to JPMorgan Funds Management, Inc. as Administrator for the fiscal year ended February 28, 2006 as follows:

ADMINISTRATIVE FEES

(in thousands)

Funds	Fiscal Year Ended June 30, 2005		Fiscal Year Ended February 28, 2006
	Accrued	Waived	Accrued	Waived
Core Bond Trust	$1,042	$1,042	$1,918	$1,918
Intermediate Bond Trust	$160	$160	$278	$278
Equity Index Trust	$149	$149	$242	$242

The Administration Agreement provides that the Administrator shall not be liable for any error of judgment or mistake of law or any loss suffered by the Funds in connection with the matters to which the Administration Agreement relates, except a loss resulting from willful misfeasance, bad faith, or negligence in the performance of its duties, or from the reckless disregard by it of its obligations and duties thereunder.

Placement Agent

J.P. Morgan Institutional Investments Inc. (“JPMII”) serves as the placement agent (“Placement Agent”) of the Funds’ shares pursuant to a placement agency agreement (“Placement Agency Agreement”) with the Trust, which is subject to annual approval by the Board. The Placement Agent is a subsidiary of JPMorgan Chase & Co. The Placement Agent is located at 245 Park Avenue, 22rd Floor, New York, NY 10167 is a broker-dealer and member of NASD.

The Placement Agency Agreement is terminable with respect to a Fund without penalty, at any time, by the Fund by not less than 30 days’ written notice to the Placement Agent, or by the Placement Agent upon not more than 30 days’ written notice to the Trust.

The Placement Agency Agreement will continue in effect with respect to each Fund for successive one-year periods, provided that each such continuance is specifically approved (i) by the vote of a majority of the Trustees who are not interested persons of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the Placement Agency Agreement; and (ii) by the vote of a majority of the entire Board of Trustees cast in person at a meeting called for that purpose. If the Placement Agency Agreement is terminated (or not renewed) with respect to one or more Funds, it may continue in effect with respect to any Fund as to which it has not been terminated (or has been renewed).

Custodian, Transfer Agent, Accounting Agent and Dividend Disbursing Agent

Pursuant to a Global Custody Agreement with JPMorgan Chase Bank, N.A., 4 Chase MetroTech Center, Brooklyn, N.Y. 11245, JPMorgan Chase Bank, N.A. serves as the Funds’ custodian and fund accounting agent and is responsible for holding portfolio securities and cash and maintaining the books of account and records of portfolio transactions. JPMorgan Chase Bank, N.A. is an affiliate of JPMIM.

For fund accounting services, each of the Bond Funds pays to JPMorgan Chase Bank, N.A. the higher of (a) each Fund’s pro rata share of an annual complex-wide charge on the average daily net assets of all U.S. income funds in an asset category as follows:

U.S Equity Funds:

0.0085% of the first $10 billion

0.005% on the next $10 billion

0.0035% on the next $10 billion

0.0025% for such assets over $30 billion

U.S. Fixed Income Funds:

0.0090% of the first $10 billion

0.0050% on the next $10 billion

0.0035% on the next $10 billion

0.0020% for such assets over $30 billion

The minimum total annual fund accounting charge per Fund is $20,000.

For custodian services, each Fund pays to JPMorgan Chase Bank, N.A. fees of between 0.001% and 0.6% of assets under management (depending on the domicile in which the asset is held), calculated monthly in arrears, for safekeeping and fees between $7.50 and $150 for securities trades (depending on the domicile in which the trade is settled).

JPMorgan Chase Bank, N.A. is also reimbursed for its reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees.

Boston Financial Data Services, Inc. (“BFDS”) serves as Transfer Agent and Dividend Disbursing Agent for each Fund pursuant to a Transfer Agency Agreement with the Trust (the “Transfer Agency Agreement”). Under the Transfer Agency Agreement, BFDS has agreed:

(i)	to issue and redeem Shares of the Trust;

(ii)	to address and mail all communications by the Trust to its Shareholders, including reports to Shareholders, dividend and distribution notices, and proxy material for its meetings of Shareholders;

(iii)	to respond to correspondence or inquiries by Shareholders and others relating to its duties;

(iv)	to maintain Shareholder accounts and certain sub-accounts; and

(v)	to make periodic reports to the Trust’s Board of Trustees concerning the Trust’s operations.

Securities Lending Agent

On September 15, 2005, the Board of Trustees approved the appointment of JPMorgan Chase Bank, N.A. as securities lending agent for the Funds of the Trust except the Ultra Short-Term Bond Trust. Pursuant to the securities lending agreement dated as of September 26, 2005 between the Trust and JPMorgan Chase Bank,, N.A., JPMorgan Chase Bank, N.A. is entitled to a fee from the Trust, which is calculated on an annual basis and accrued daily, equal to 0.06% for all domestic loans and 0.1142% for all international loans. JPMorgan Chase Bank, N.A. has temporarily reduced fees on a voluntary basis to 0.05% for domestic loans and 0.10% for international loans. The purpose of these fees is to cover the ministerial costs of securities lending activities including securities movement, settlement of trades involving cash received as collateral, custody of collateral and marking to market loans.

ADDITIONAL INFORMATION

Proxy Voting Policies and Procedures

The Board of Trustees has delegated to the Funds’ investment adviser, JPMIM, proxy voting authority with respect to the Funds’ portfolio securities. To ensure that the proxies of portfolio companies are voted in the best interests of the Funds, the Funds’ Board of Trustees has adopted JPMIM’s detailed proxy voting procedures (the “Procedures”) that incorporate guidelines (“Guidelines”) for voting proxies on specific types of issues. The Guidelines have been developed with the objective of encouraging corporate action that enhances shareholder value. Except as noted below, proxy voting decisions will be made in accordance with the Guidelines covering a multitude of both routine and non-routine matters that JPMIM and its affiliated advisers have encountered globally, based on many years of collective investment management experience.

JPMIM and its affiliated advisers are part of a global asset management organization with the capability to invest in securities of issuers located around the globe. Because the regulatory framework and the business cultures and practices vary from region to region, the Guidelines are customized for each region to take into account such variations. Separate Guidelines cover the regions of (1) North America, (2) Europe, Middle East, Africa, Central America and South America (3) Asia (ex-Japan) and (4) Japan, respectively. Notwithstanding the variations among the Guidelines, all of the Guidelines have been designed with the uniform objective of encouraging corporate action that enhances shareholder value. As a general rule, in voting proxies of a particular security, JPMIM will apply the Guidelines of the region in which the issuer of such security is organized. Except as noted below, proxy voting decisions will be made in accordance with the Guidelines covering a multitude of both routine and non-routine matters that JPMIM and its affiliated advisers have encountered globally, based on many years of collective investment management experience.

To oversee and monitor the proxy-voting process, JPMIM has established a proxy committee and appointed a proxy administrator in each global location where proxies are voted. The primary function of each proxy committee is to review periodically general proxy-voting matters, review and approve the Guidelines annually, and provide advice and recommendations on general proxy-voting matters as well as on specific voting issues. The procedures permit an independent voting service, currently Institutional Shareholder Services, Inc. (“ISS”) in the United States, to perform certain services otherwise carried out or coordinated by the proxy administrator.

Although for many matters the Guidelines specify the votes to be cast, for many others, the Guidelines contemplate case-by-case determinations. In addition, there will undoubtedly be proxy matters that are not contemplated by the Guidelines. For both of these categories of matters and to override the Guidelines, the Procedures require a certification and review process to be completed before the vote is cast. That process is designed to identify actual or potential material conflicts of interest (between the Fund on the one hand, and the Fund’s investment adviser, placement agent or an affiliate of any of the foregoing, on the other hand) and ensure that the proxy vote is cast in the best interests of the Fund. When a potential material conflict of interest has been identified, the proxy administrator and a subgroup of proxy committee members (composed of a member from the Investment Department and one or more members from the Legal, Compliance or Risk Management Departments) will evaluate the potential conflict of interest and determine whether such conflict actually exists, and if so, will recommend how JPMIM will vote the proxy. In addressing any material conflict, JPMIM may take one or more of the following measures (or other appropriate action): removing or “walling off” from the proxy voting process certain JPMIM personnel with knowledge of the conflict, voting in accordance with any applicable Guideline if the application of the Guideline would objectively result in the casting of a proxy vote in a predetermined manner, or deferring the vote to ISS, which will vote in accordance with its own recommendation.

The following summarizes some of the more noteworthy types of proxy voting policies of the U.S. Guidelines:

•	JPMIM considers votes on director nominees on a case-by-case basis. Votes generally will be withheld from directors who: (a) attend less than 75% of board and committee meetings without a valid excuse; (b) implement or renew a dead-hand poison pill; (c) are affiliated directors who serve on audit, compensation or nominating committees or are affiliated directors and the full board serves on such committees or the company does not have such committees; or (d) ignore a shareholder proposal that is approved for two consecutive years by a majority of either the shares outstanding or the votes cast.

•	JPMIM votes proposals to classify boards on a case-by-case basis, but will vote in favor of such proposal if the issuer’s governing documents contain each of eight enumerated safeguards (for example, a majority of the board is composed of independent directors and the nominating committee is composed solely of such directors).

•	JPMIM also considers management poison pill proposals on a case-by-case basis, looking for shareholder-friendly provisions before voting in favor.

•	JPMIM votes against proposals for a super-majority vote to approve a merger.

•	JPMIM considers proposals to increase common and/or preferred shares and to issue shares as part of a debt restructuring plan on a case-by-case basis, taking into account the extent of dilution and whether the transaction will result in a change in control.

•	JPMIM votes proposals on a stock option plan, based primarily on a detailed, quantitative analysis that takes into account factors such as estimated dilution to shareholders’ equity and dilution to voting power. JPMIM generally considers other management compensation proposals on a case-by-case basis.

•	JPMIM Advisors also considers on a case-by-case basis proposals to change an issuer’s state of incorporation, mergers and acquisitions and other corporate restructuring proposals and certain social and environmental issue proposals.

The Funds’ proxy voting records for the most recent 12-month period ended June 30 is available on the SEC’s website at www.sec.gov or by calling the following toll-free number 1-800-343-1113.

Description of Shares

The Trust is a Delaware statutory trust. The Trust’s Declaration of Trust authorizes the Board of Trustees to establish one or more series of Shares of the Trust, and to classify or reclassify any series into one or more classes by setting or changing in any one or more respects the preferences, designations, conversion, or other rights, restrictions, or limitations as to dividends, conditions of redemption, qualifications, or other terms applicable to the Shares of such class, subject to those matters expressly provided for in the Declaration of Trust, as amended, with respect to the Shares of each series of the Trust. The Trust presently includes 5 series of Shares, which represent interests in the following:

1.	JPMorgan Core Bond Trust;
2.	JPMorgan Equity Index Trust;
3.	JPMorgan Intermediate Bond Trust;
4.	JPMorgan Short-Term Bond Trust; and
5.	JPMorgan Ultra Short-Term Bond Trust.

Shares have no subscription or preemptive rights and only such conversion or exchange rights as the Board may grant in its discretion. When issued for payment as described in the Confidential Offering Memorandum and this Supplement, the Trust’s Shares will be fully paid and non-assessable. In the event of a liquidation or dissolution of the Trust, Shares of a Fund are entitled to receive the assets available for distribution belonging to the Fund, and a proportionate distribution, based upon the relative asset values of the respective Funds, of any general assets not belonging to any particular Fund which are available for distribution.

Shareholder and Trustee Liability

The Trust’s Declaration of Trust provides that Shareholders shall not be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any series or class of Shares of the Trust. Under the Declaration of Trust, neither the Trust, the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind personally any Shareholders, nor, except as specifically provided therein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay. The Declaration of Trust grants to Shareholders the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware.

The Trust’s Declaration of Trust states further that no Trustee of the Trust shall be personally liable to any person other than the Trust or a beneficial owner for any act, omission or obligation of the Trust or any Trustee. The Declaration of Trust also states that a Trustee shall not be liable for any act or omission or any conduct whatsoever in his capacity as Trustee, unless the Trustee would be subject to liability to the Trust or to Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee thereunder.

Portfolio Holdings Disclosure

No sooner than thirty days after the end of each month, each Fund will make available upon request a complete uncertified schedule of its portfolio holdings as of the last day of that month. Not later than sixty days after the end of each quarter, each Fund will make available a complete, certified schedule of its portfolio holdings as of the last day of that quarter. In addition to providing hard copies upon request, the Funds will post these quarterly schedules on the SEC’s EDGAR filing system at www.sec.gov. Shareholders may request portfolio holdings schedules at no charge by contacting their client relationship or client service manager.

The Funds’ publicly available uncertified complete list of portfolio holdings information, as described above, may also be provided regularly pursuant to a standing request, such as on a monthly or quarterly basis, to (i) third party service providers, rating and ranking agencies, financial intermediaries, and affiliated persons of the Funds and (ii) clients of JPMIM or its affiliates that invest in the Funds or such clients’ consultants. No compensation or other consideration is received by the Funds or JPMIM, or any other person for these disclosures. A list of the entities that receive the Funds’ portfolio holdings information on such basis and the frequency with which it is provided to them is provided below:

Vickers Stock Research Corp	Monthly	30 days after month end

MorningStar Inc.	Monthly	30 days after month end

Lipper, Inc.	Monthly	30 days after month end

Thomson Financial	Monthly	30 days after month end

Bloomberg LP	Monthly	30 days after month end

Detroit Symphony Orchestra

JPMorgan Core Bond Trust	Monthly	30 days after month end

JPMorgan Equity Index Trust	Monthly	30 days after month end

Brunswick Corporation

JPMorgan Intermediate Bond Trust	Monthly	30 days after month end

In addition, certain service providers to the Funds or JPMIM, Administrator, or the Placement Agent may for legitimate business purposes receive the Funds’ portfolio holdings information earlier than 30 days after month end, such as rating and ranking agencies, pricing services, proxy voting service providers, accountants, attorneys, custodians, securities lending agents, brokers in connection with Fund transactions and in providing price quotations, and transfer agents. These service providers include the following: The Bank of New York Company, Inc.; Bowne & Co., Inc.; Dechert LLP; R.R. Donnelley & Sons Company; FT Interactive Data; Institutional Shareholder Services, Inc.; J.J. Kenny; Morgan Stanley & Co., Incorporated; Moody’s Investors Service; and Fitch Ratings. Other service providers (e.g., the Fund’s administrator) are identified elsewhere in the registration statement. In addition, when a Fund redeems a shareholder in kind, the shareholder generally receives its proportionate share of the Fund’s portfolio holdings and, therefore, the shareholder and its agent may receive such information earlier than 30 days after month end. Such holdings are released on conditions of confidentiality, which include appropriate trading prohibitions. “Conditions of confidentiality” include confidentiality terms included in written agreements, implied by the nature of the relationship (e.g., attorney-client relationship), or required by fiduciary or regulatory principles (e.g., custody services provided by financial institutions). Disclosure of a Fund’s portfolio securities as an exception to the Fund’s normal business practice requires the business unit proposing such exception to identify a legitimate business purpose for the disclosure and submit the proposal to the Fund’s Treasurer for approval following business and compliance review. Additionally, no compensation or other consideration is received by a Fund or JPMIM, or any other person for these disclosures. The Fund’s Trustees will review annually a list of such entities that have received such information, the frequency of such disclosures and the business purpose therefore. These procedures are designed to address conflicts of interest between the Fund’s shareholders on the one hand and JPMIM or any affiliated person of the Fund or such entities on the other hand by creating a structured review and approval process which seeks to ensure that disclosure of information about the Fund’s portfolio securities is in the best interests of the Fund’s shareholders. There can be no assurance, however that a Fund’s policies and procedures with respect to the disclosure of portfolio holdings information will prevent the misuse of such information by individuals or firms in possession of such information.

Portfolio holdings of each Fund will be disclosed on a quarterly basis on forms required to be filed with the SEC as follows: (i) portfolio holdings as of the end of each fiscal year will be filed as part of the annual report filed on Form N-CSR; (ii) portfolio holdings as of the end of the first and third fiscal quarters will be filed on Form N-Q; and (iii) portfolio holdings as of the end of the six month period will be filed as part of the semi-annual report filed on Form N-CSR. The Trust’s Form N-CSRs and Form N-Qs will be available on the SEC’s website at www.sec.gov.

Finally, the Funds release information concerning any and all portfolio holdings when required by law. Such releases may include providing information concerning holdings of a specific security to the issuer of such security.

Miscellaneous

The Trust is not required to hold a meeting of Shareholders for the purpose of electing Trustees except that (i) the Trust is required to hold a Shareholders’ meeting for the election of Trustees at such time as less than a majority of the Trustees holding office have been elected by Shareholders and (ii) if, as a result of a vacancy on the Board of Trustees, less than two-thirds of the Trustees holding office have been elected by the Shareholders, that vacancy may only be filled by a vote of the Shareholders. In addition, Trustees may be removed from office by a written consent signed by the holders of Shares representing two-thirds of the outstanding Shares of the Trust at a meeting duly called for the purpose, which meeting shall be held upon the written request of the holders of Shares representing not less than 10% of the outstanding Shares of the Trust. Except as set forth above, the Trustees may continue to hold office and may appoint successor Trustees.

As used in the Trust’s Confidential Offering Memorandum and in this Supplement, “assets belonging to a Fund” means the consideration received by the Trust upon the issuance or sale of Shares in that Fund, together with all income, earnings, profits, and proceeds derived from the investment thereof, including any proceeds from the sale, exchange, or liquidation of such investments, and any funds or payments derived from any reinvestment of such proceeds, and any general assets of the Trust not readily identified as belonging to a particular Fund that are allocated to that Fund by the Trust’s Board of Trustees. The Board of Trustees may allocate such general assets in any manner it deems fair and equitable. It is anticipated that the factor that will be used by the Board of Trustees in making allocations of general assets to particular Funds will be the relative net asset values of the respective Funds at the time of allocation. Assets belonging to a particular Fund are charged with the direct liabilities and expenses in respect of that Fund, and with a share of the general liabilities and expenses of the Trust not readily identified as belonging to a particular Fund that are allocated to that Fund in proportion to the relative net asset values of the respective Funds at the time of allocation. The timing of allocations of general assets and general liabilities and expenses of the Trust to particular Funds will be determined by the Board of Trustees of the Trust and will be in accordance with generally accepted accounting principles. Determinations by the Board of Trustees of the Trust as to the timing of the allocation of general liabilities and expenses and as to the timing and allocable portion of any general assets with respect to a particular Fund are conclusive. As used in the Confidential Offering Memorandum and in this Supplement, a “vote of a majority of the outstanding Shares” of the Trust, a particular Fund means the affirmative vote of the lesser of (a) more than 50% of the outstanding Shares of the Trust or such Fund or (b) 67% or more of the Shares of the Trust or such Fund present at a meeting at which the holders of more than 50% of the outstanding Shares of the Trust or such Fund are represented in person or by proxy.

The Trust is registered with the SEC as an open-end, management investment company. Such registration does not involve supervision by the SEC of the management or policies of the Trust.

The Confidential Offering Memorandum and this Supplement omit certain of the information contained in the Registration Statement filed with the SEC. Copies of such information may be obtained from the SEC upon payment of the prescribed fee.

The Confidential Offering Memorandum and this Supplement are not an offering of the securities herein described in any State in which such offering may not lawfully be made. No salesperson, dealer, or other person is authorized to give any information or make any representation other than those contained in the Confidential Offering Memorandum and this Supplement.

As of May 31, 2006, the following persons were the owners of more than 5% of the outstanding Shares of the following Funds. Shareholders designated by an asterisk holder 25% or more of a Fund. Such shareholders are “controlling persons” under the 1940 Act.

TRUST[1]	NAME AND ADDRESS OF SHAREHOLDER	PERCENTAGE HELD
CORE BOND TRUST

	JPMIM AS AGENT[2] FBO FIRSTENERGY ATTN CLIENT SERVICE MANAGER 1111 POLARIS PKWY STE 3F COLUMBUS OH 43240-7001	11.35

	JPMIM AS AGENT[2] FBO ROCKWELL ATTN CLIENT SERVICE MANAGER 1111 POLARIS PKWY STE 3F COLUMBUS OH 43240-7001	9.07

	STRAFE & CO2 BOIA-ONE GROUP OPERATIONS 1111 POLARIS PARKWAY PO BOX 711234 COLUMBUS OH 43271-0001	42.59

INTERMEDIATE BOND TRUST

	JPMIM AS AGENT[2] FBO BRUNSWICK ATTN CLIENT SERVICE MANAGER 1111 POLARIS PKWY STE 3F COLUMBUS OH 43240-7001	18.87

	JPMIM AS AGENT[2] FBO TEXTRON ATTN CLIENT SERVICE MANAGER 1111 POLARIS PKWY STE 3F COLUMBUS OH 43240-7001	11.96

	JPMIM AS AGENT[2] FBO UHC ATTN CLIENT SERVICE MANAGER 1111 POLARIS PKWY STE 3F COLUMBUS OH 43240-7001	5.89

	JPMIM AS AGENT[2] FBO UHHS ATTN CLIENT SERVICE MANAGER 1111 POLARIS PKWY STE 3F COLUMBUS OH 43240-7001	10.93

	JPMIM AS AGENT FOR[2] POLYONE ATTN: CLIENT SERVICE MANAGER 1111 POLARIS PKWY STE 3F COLUMBUS OH 43240-7001	7.98

	STRAFE & CO2 BOIA-ONE GROUP OPERATIONS 1111 POLARIS PARKWAY PO BOX 711234 COLUMBUS OH 43271-0001	35.43

EQUITY INDEX TRUST

	JPMIM AS AGENT FOR[2] FIRST ENERGY CORP NDT NON QUALIFIED EQUITIES ATTN CLIENT SERVICE MANAGER 1111 POLARIS PKWY FL 3 # OH1-0213 COLUMBUS OH 43240-7001	11.67

	STRAFE & CO2 BOIA-ONE GROUP OPERATIONS 1111 POLARIS PARKWAY PO BOX 711234 COLUMBUS OH 43271-0001	82.75

1.	Shares of the Funds are offered only to certain clients of either JPMIM or its affiliates who maintain one or more separately managed private accounts, and who are “accredited investors,” within the meaning of Regulation D under the Securities Act. Due to JPMIM or its affiliates voting or investment power with respect to the Funds, JPMorgan Chase & Co. may be deemed to be a “controlling person” of such shares under the 1940 Act.
2	The shareholder of record is a subsidiary or affiliate of JPMorgan Chase & Co. (a “JPMorgan Affiliate”). Typically, the shares are held for the benefit of underlying accounts for which the JPMorgan Affiliate may have voting or investment power. To the extent that JPMorgan Affiliates own 25% or more of a class of shares of a Fund, JPMorgan Chase & Co. may be deemed to be a “controlling person” of such shares under the 1940 Act.

Financial Statements

The Financial Statements of the Trust for the fiscal year ended February 28, 2006 have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm to the Trust, as indicated in their reports with respect thereto, and are incorporated herein by reference.

APPENDIX A—DESCRIPTION OF RATINGS

The following is a summary of published ratings by major credit rating agencies. Credit ratings evaluate only the safety of principal and interest payments, not the market value risk of lower quality securities. Credit rating agencies may fail to change credit ratings to reflect subsequent events on a timely basis. Although JPMIM considers security ratings when making investment decisions, it also performs its own investment analysis and does not rely solely on the ratings assigned by credit agencies.

Unrated securities will be treated as non-investment grade securities unless JPMIM determines that such securities are the equivalent of investment grade securities. Securities that have received different ratings from more than one agency are considered investment grade if at least one agency has rated the security investment grade.

DESCRIPTION OF COMMERCIAL PAPER RATINGS

Standard & Poor’s Rating Service (“S&P Rating Service”)

A-1	Highest category of commercial paper. Capacity to meet financial commitment is strong. Obligations designated with a plus sign (+) indicate that capacity to meet financial commitment is extremely strong.

A-2	Issues somewhat more susceptible to adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the capacity to meet financial commitments is satisfactory.

A-3	Exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B	Regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

C	Currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D	In payment default. The D rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless S&P Rating Service believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Fitch Ratings (“Fitch”)

F1	HIGHEST CREDIT QUALITY. Indicates the strongest capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2	GOOD CREDIT QUALITY. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

F3	FAIR CREDIT QUALITY. The capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

B	SPECULATIVE. Minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

C	HIGH DEFAULT RISK. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

D	DEFAULT. Denotes actual or imminent payment default.

“+” or “–”	may be appended to ‘F-1’ rating to denote relative status within the ‘F1’ rating category.

‘NR’	indicates that Fitch does not rate the issuer or issue in question.

Moody’s Investors Service, Inc. (“Moody’s”)

Prime-1	Superior ability for repayment, often evidenced by such characteristics as: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structure with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; and well-established access to a range of financial markets and assured sources of alternate liquidity.

Prime-2	Strong capacity for repayment. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Prime-3	Acceptable capacity for repayment. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Not Prime	Does not fall within any of the Prime rating categories.

Dominion Bond Rating Service Limited (“Dominion”)

R-1	Prime Credit Quality

R-2	Adequate Credit Quality

R-3	Speculative

All three Dominion rating categories for short term debt use “high”, “middle” or “low” as subset grades to designate the relative standing of the credit within a particular rating category. The following comments provide separate definitions for the three grades in the Prime Credit Quality area.

R-1 (high)	Short term debt rated “R-1 (high)” is of the highest credit quality, and indicates an entity which possesses unquestioned ability to repay current liabilities as they fall due. Entities rated in this category normally maintain strong liquidity positions, conservative debt levels and profitability which is both stable and above average. Companies achieving an “R-1 (high)” rating are normally leaders in structurally sound industry segments with proven track records, sustainable positive future results and no substantial qualifying negative factors. Given the extremely tough definition which Dominion has established for an “R-1 (high)”, few entities are strong enough to achieve this rating.

R-1 (middle)	Short term debt rated “R-1 (middle)” is of superior credit quality and, in most cases, ratings in this category differ from “R-1 (high)” credits to only a small degree. Given the extremely tough definition which Dominion has for the “R-1 (high)” category (which few companies are able to achieve), entities rated “R-1 (middle)” are also considered strong credits which typically exemplify above average strength in key areas of consideration for debt protection.

R-1 (low)	Short term debt rated “R-1” (low) is of satisfactory credit quality. The overall strength and outlook for key liquidity, debt and profitability ratios is not normally as favorable as with higher rating categories, but these considerations are still respectable. Any qualifying negative factors which exist are considered manageable, and the entity is normally of sufficient size to have some influence in its industry.

R-2 (high); R-2 (middle); R-2 (low)	Short term debt rated “R-2” is of adequate credit quality and within the three subset grades, debt protection ranges from having reasonable ability for timely repayment to a level which is considered only just adequate. The liquidity and debt ratios of entities in the “R-2” classification are not as strong as those in the “R-1” category, and the past and future trend may suggest some risk of maintaining the strength of key ratios in these areas. Alternative sources of liquidity support are considered satisfactory; however, even the strongest liquidity support will not improve the commercial paper rating of the issuer. The size of the entity may restrict its flexibility, and its relative position in the industry is not typically as strong as an “R-1 credit”. Profitability trends, past and future, may be less favorable, earnings not as stabled, and there are often negative qualifying factors present which could also make the entity more vulnerable to adverse changes in financial and economic conditions.

R-3 (high); R-3 (middle); R-3 (low)	Short term debt rated “R-3” is speculative, and within the three subset grades, the capacity for timely payment ranges from mildly speculative to doubtful. “R-3” credits tend to have weak liquidity and debt ratios, and the future trend of these ratios is also unclear. Due to its speculative nature, companies with “R-3” ratings would normally have very limited access to alternative sources of liquidity. Earnings would typically be very unstable, and the level of overall profitability of the entity is also likely to be low. The industry environment may be weak, and strong negative qualifying factors are also likely to be present.

DESCRIPTION OF BANK RATINGS

Moody’s

These ratings represent Moody’s opinion of a bank’s intrinsic safety and soundness.

A	These banks possess superior intrinsic financial strength. Typically they will be major financial institutions with highly valuable and defensible business franchises, strong financial fundamentals, and a very predictable and stable operating environment.

B	These banks possess strong intrinsic financial strength. Typically, they will be institutions with valuable and defensible business franchises, good financial fundamentals, and a predictable and stable operating environment.

C	These banks possess adequate intrinsic financial strength. Typically, they will be institutions with more limited but still valuable and defensible business franchises. These banks will display either acceptable financial fundamentals within a predictable and stable operating environment, or good financial fundamentals within a less predictable and stable operating environment.

D	Banks rated D display modest intrinsic financial strength, potentially requiring some outside support at times. Such institutions may be limited by one or more of the following factors; a weak business franchise; financial fundamentals that are deficient in one or more respects; or an unpredictable and unstable operating environment.

E	Banks rated E display very modest intrinsic financial strength, with a higher likelihood of periodic outside support or an eventual need for outside assistance. Such institutions may be limited by one or more of the following factors: a weak and limited business franchise; financial fundamentals that are materially deficient in one or more respects; or a highly unpredictable or unstable operating environment.

Where appropriate, a “+” modifier will be appended to ratings below the “A” category and a “–” modifier will be appended to ratings above the “E” category to distinguish those banks that fall in intermediate categories.

DESCRIPTION OF BOND RATINGS

S&P Rating Service

Corporate and Municipal Bond Ratings

Investment Grade

AAA	Debt rated AAA has the highest rating assigned by S&P Rating Service. Capacity to pay interest and repay principal is extremely strong.

AA	Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only to a small degree.

A	Debt rated A has a strong capacity to pay interest and repay principal; it is somewhat more susceptible, however, to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB	Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions, or changing circumstances are more likely to impair the obligor’s capacity to pay interest and repay principal for debt in this category in higher-rated categories.

SPECULATIVE GRADE

Debt rated BB, CCC, CC, and C is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. BB indicates the least degree of speculation and C the highest. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major exposures to adverse conditions.

BB	Debt rated BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB- rating.

B	Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal.

The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB or BB- rating.

CCC	Debt rated CCC has a currently identifiable vulnerability to default and is dependent upon favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The CCC rating category is also used for debt subordinated to senior debt that is assigned an actual or implied B or B- rating.

CC	The rating CC is typically applied to debt subordinated to senior debt that is assigned an actual or implied CCC rating.

C	The rating C is typically applied to debt subordinated to senior debt that is assigned an actual or implied CCC- debt rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

C1	The rating C1 is reserved for income bonds on which no interest is being paid.

D	Debt rated D is in payment default. The D rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless S&P Rating Service believes that such payments will be made during such grace period. The D rating will also be used upon the filing of bankruptcy petition if debt service payments are jeopardized.

Plus(+) or Minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

Provisional ratings: The letter “p” indicates that the rating is provisional. A provisional rating assumes the successful completion of the project being financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful and timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of, or the risk of default upon failure of, such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

r: The “r” is attached to highlight derivative, hybrid, and certain other obligations that S&P Rating Service believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of such obligations are: securities whose principal or interest return is indexed to equities, commodities, or currencies; certain swaps and options; and interest only and principal only mortgage securities.

The absence of an “r” symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

N.R.	Not rated.

Debt obligations of issuers outside the United States and its territories are rated on the same basis as domestic corporate and municipal issues. The ratings measure the creditworthiness of the obligor but do not take into account currency exchange and related uncertainties.

Moody’s

Long-Term Ratings: Bonds and Preferred Stock

Investment Grade

Aaa	Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as “gilt edged.” Interest payments are protected by a large or by an exceptionally stable margin and principal is secure.

Aa	Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than with Aaa securities.

A	Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present that suggest a susceptibility to impairment sometime in the future.

Baa	Bonds which are rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Non-Investment Grade

Ba	Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. The protection of interest and principal payments may be no more than moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B	Bonds which are rated B generally lack characteristics of a desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa	Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca	Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C	Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment.

Moody’s applies numerical modifiers, 1, 2, and 3 in each generic rating classified from Aa through Caa in its corporate bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

Corporate Short-Term Debt Ratings

Moody’s short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations which have an original maturity not exceeding one year. Obligations relying upon support mechanisms such as letters of credit and bonds of indemnity are excluded unless explicitly rated.

Moody’s employs the following three designations, all judged to be investment grade, to indicate the relative repayment ability of rated issuers:

PRIME-1	Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structure with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; and well-established access to a range of financial markets and assured sources of alternate liquidity.

PRIME-2	Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

PRIME-3	Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

NOT PRIME: Issuers rated Not Prime do not fall within any of the Prime rating categories.

Fitch

Investment Grade

AAA	HIGHEST CREDIT QUALITY. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA	VERY HIGH CREDIT QUALITY. ‘AA’ ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A	HIGH CREDIT QUALITY. ‘A’ ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB	GOOD CREDIT QUALITY. ‘BBB’ ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

Speculative Grade

BB	SPECULATIVE. ‘BB’ ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

B	HIGHLY SPECULATIVE. ‘B’ ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met: however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

CCC, CC, C	HIGH DEFAULT RISK. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A ‘CC’ rating indicates that default of some kind appears probable. ‘C’ ratings signal imminent default.

DDD, DD, D	DEFAULT. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. ‘DDD’ obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. ‘DD’ indicates potential recoveries in the range of 50%-90% and ‘D’ the lowest recovery potential, i.e., below 50%.

Dominion

Bond and Long-Term Debt Rating Scale

AAA	Bonds rated “AAA” are of the highest credit quality, with exceptionally strong protection for the timely repayment of principal and interest. Earnings are considered stable, the structure of the industry in which the entity operates is strong, and the outlook for future profitability is favorable. There are few qualifying factors present which would detract from the performance of the entity, the strength of liquidity and coverage ratios is unquestioned and the entity has established a creditable track record of superior performance. Given the extremely tough definition which Dominion has established for this category, few entities are able to achieve a AAA rating.

AA	Bonds rate “AA” are of superior credit quality, and protection of interest and principal is considered high. In many cases, they differ from bonds rated AAA only to a small degree. Given the extremely tough definition which Dominion has for the AAA category (which few companies are able to achieve), entities rated AA are also considered to be strong credits which typically exemplify above-average strength in key areas of consideration and are unlikely to be significantly affected by reasonably foreseeable events.

A	Bonds rated “A” are of satisfactory credit quality. Protection of interest and principal is still substantial, but the degree of strength is less than with AA rated entities. While a respectable rating, entities in the “A” category are considered to be more susceptible to adverse economic conditions and have greater cyclical tendencies than higher rated companies.

BBB	Bonds rated “BBB” are of adequate credit quality. Protection of interest and principal is considered adequate, but the entity is more susceptible to adverse changes in financial and economic conditions, or there may be other adversities present which reduce the strength of the entity and its rated securities.

BB	Bonds rated “BB” are defined to be speculative, where the degree of protection afforded interest and principal is uncertain, particularly during periods of economic recession. Entities in the BB area typically have limited access to capital markets and additional liquidity support and, in many cases, small size or lack of competitive strength may be additional negative considerations.

B	Bonds rated “B” are highly speculative and there is a reasonably high level of uncertainty which exists as to the ability of the entity to pay interest and principal on a continuing basis in the future, especially in periods of economic recession or industry adversity.

CCC/ CC/C	Bonds rated in any of these categories are very highly speculative and are in danger of default of interest and principal. The degree of adverse elements present is more severe than bonds rated “B”, Bonds rated below “B” often have characteristics which, if not remedied, may lead to default. In practice, there is little difference between the “C” to “CCC” categories, with “CC” and “C” normally used to lower ranking debt of companies where the senior debt is rated in the “CCC” to “B” range.

D	This category indicates Bonds in default of either interest or principal.

(“high,” “low”) grades are used to indicate the relative standing of a credit within a particular rating category. The lack of one of these designations indicates a rating which is essentially in the middle of the category. Note that “high” and “low” grades are not used for the AAA category.

DESCRIPTION OF INSURANCE RATINGS

Moody’s

Insurance Financial Strength Ratings

These ratings represent Moody’s opinions of the ability of insurance companies to pay punctually senior policyholder claims and obligations.

Aaa	Insurance companies rated in this category offer exceptional financial security. While the credit profile of these companies is likely to change, such changes as can be visualized are most unlikely to impair their fundamentally strong position.

Aa	These insurance companies offer excellent financial security. Together with the Aaa group, they constitute what are generally known as high grade companies. They are rated lower than Aaa companies because long-term risks appear somewhat larger.

A	Insurance companies rated in this category offer good financial security. However, elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa	Insurance companies rated in this category offer adequate financial security. However, certain protective elements may be lacking or may be characteristically unreliable over any great length of time.

Ba	Insurance companies rated in this category offer questionable financial security. Often the ability of these companies to meet policyholder obligations may be very moderate and thereby not well safeguarded in the future.

B	Insurance companies rated in this category offer poor financial security. Assurance of punctual payment of policyholder obligations over any long period of time is small.

Caa	Insurance companies rated in this category offer very poor financial security. They may be in default on their policyholder obligations or there may be present elements of danger with respect to punctual payment of policyholder obligations and claims.

Ca	Insurance companies rated in this category offer extremely poor financial security. Such companies are often in default on their policyholder obligations or have other marked shortcomings.

C	Insurance companies rated in this category are the lowest rated class of insurance company and can be regarded as having extremely poor prospects of ever offering financial security.

Short-Term Insurance Financial Strength Ratings

These ratings represents Moody’s opinions of the ability of the insurance company to repay punctually its short-term senior policyholder claims and obligations. The ratings apply to senior policyholder obligations that mature or are payable within one year or less.

Specific obligations are considered unrated unless individually rated because the standing of a particular insurance obligation would depend on an assessment of its relative standing under those laws governing both the obligation and the insurance company.

P-1	Insurers (or supporting institutions) rated Prime-1 have a superior ability for repayment of senior short-term policyholder claims and obligations.

P-2	Insurers (or supporting institutions) rated Prime-2 have a strong ability for repayment of senior short-term policyholder claims and obligations.

P-3	Insurers (or supporting institutions) rated Prime-3 have an acceptable ability for repayment of senior short-term policyholder claims and obligations.

NP	Insurers (or supporting institutions) rated Not Prime (NP) do not fall within any of the Prime rating categories.

S&P Rating Service

An insurer rated “BBB” or higher is regarded as having financial security characteristics that outweigh any vulnerabilities, and is highly likely to have the ability to meet financial commitments.

AAA	Extremely Strong financial security characteristics. “AAA” is the highest Insurer Financial Strength Rating assigned by S&P Rating Service.

AA	Very Strong financial security characteristics, differing only slightly from those rated higher.

A	Strong financial security characteristics, but is somewhat more likely to be affected by adverse business conditions than are insurers with higher ratings.

BBB	Good financial security characteristics, but is more likely to be affected by adverse business conditions than are higher rated insurers.

An insurer rated “BB” or lower is regarded as having vulnerable characteristics that may outweigh its strengths. “BB” indicates the least degree of vulnerability within the range; “CC” the highest.

BB	Marginal financial security characteristics. Positive attributes exist, but adverse business conditions could lead to insufficient ability to meet financial commitments.

B	Weak financial security characteristics. Adverse business conditions will likely impair its ability to meet financial commitments.

CCC	Very Weak financial security characteristics, and is dependent on favorable business conditions to meet financial commitments.

CC	Extremely Weak financial security characteristics and is likely not to meet some of its financial commitments.

R	An insurer rated R is under regulatory supervision owing to its financial condition. During the pendency of the regulatory supervision, the regulators may have the power to favor one class of obligations over others or pay some obligations and not others. The rating does not apply to insurers subject only to nonfinancial actions such as market conduct violations.

NR	Not Rated, which implies no opinion about the insurer’s financial security.

Plus (+) or minus (–) following ratings from “AA” to “CCC” show relative standing within the major rating categories.

Fitch

Insurer Financial Strength Ratings

A Fitch insurer financial strength rating (“IFS rating”) provides an assessment of the financial strength of an insurance organization, and its capacity to meet senior obligations to policyholders and contractholders on a timely basis. The IFS rating is assigned to the insurance organization itself, and no liabilities or obligations of the insurer are specifically rated unless otherwise stated (for example, Fitch may separately rate the debt obligations of an insurer). The IFS rating can be assigned to insurance and reinsurance companies in all insurance sectors, including the life & health, property & casualty, mortgage, financial guaranty and title insurance sectors, as well as managed care companies such as health maintenance organizations.

The IFS rating uses the same ratings scale and symbols used by Fitch for its international ratings of long-term debt obligations and issuers. However, the definitions associated with the ratings reflect the unique aspects of the

IFS rating within an insurance industry context. Ratings in the ‘AA’ through ‘CCC’ categories may be amended with a plus or minus sign to show relative standing within the major rating category. Ratings of ‘BBB–’ and higher are considered to be “Secure”, and those of ‘BB+’ and lower are considered to be “Vulnerable”.

AAA	EXCEPTIONALLY STRONG. Companies assigned this highest rating are viewed as possessing exceptionally strong capacity to meet policyholder and contract obligations. For such companies, risk factors are minimal and the impact of any adverse business and economic factors is expected to be extremely small.

AA	VERY STRONG. Companies are viewed as possessing very strong capacity to meet policyholder and contract obligations. Risk factors are modest, and the impact of any adverse business and economic factors is expected to be very small.

A	STRONG. Companies are viewed as possessing strong capacity to meet policyholder and contract obligations. Risk factors are moderate, and the impact of any adverse business and economic factors is expected to be small.

BBB	GOOD. Companies are viewed as possessing good capacity to meet policyholder and contract obligations. Risk factors are somewhat high, and the impact of any adverse business and economic factors is expected to be material, yet manageable.

BB	Moderately Weak. Companies are viewed as moderately weak with an uncertain capacity to meet policyholder and contract obligations. Though positive factors are present, overall risk factors are high, and the impact of any adverse business and economic factors is expected to be significant.

B	Weak. Companies are viewed as weak with a poor capacity to meet policyholder and contract obligations. Risk factors are very high, and the impact of any adverse business and economic factors is expected to be very significant.

CCC, CC, C	Very Weak. Companies rated in any of these three categories are viewed as very weak with a very poor capacity to meet policyholder and contract obligations. Risk factors are extremely high, and the impact of any adverse business and economic factors is expected to be insurmountable. A ‘CC’ rating indicates that some form of insolvency or liquidity impairment appears probable. A ‘C’ rating signals that insolvency or a liquidity impairment appears imminent.

DDD, DD, D	Distressed. These ratings are assigned to companies that have either failed to make payments on their obligations in a timely manner, are deemed to be insolvent, or have been subjected to some form of regulatory intervention. Within the ‘DDD’-’D’ range, those companies rated ‘DDD’ have the highest prospects for resumption of business operations or, if liquidated or wound down, of having a vast majority of their obligations to policyholders and contractholders ultimately paid off, though on a delayed basis (with recoveries expected in the range of 90-100%). Those rated ‘DD’ show a much lower likelihood of ultimately paying off material amounts of their obligations in a liquidation or wind down scenario (in a range of 50-90%). Those rated ‘D’ are ultimately expected to have very limited liquid assets available to fund obligations, and therefore any ultimate payoffs would be quite modest (at under 50%).

Short-Term Insurer Financial Strength Ratings

Fitch will only assign a ST-IFS rating to insurers that also have been assigned an IFS rating. Currently, ST-IFS ratings are used primarily by U.S. life insurance companies that sell short-term funding agreements.

The ST-IFS rating uses the same international ratings scale used by Fitch for short-term debt and issuer ratings. Ratings of ‘F1’, ‘F2’ and ‘F3’ are considered to be “Secure”, while those of ‘B’ and below are viewed as “Vulnerable”.

F1	STRONG. Insurers are viewed as having a strong capacity to meet their near-term obligations. When an insurer rated in this rating category is designated with a (+) sign, it is viewed as having a very strong capacity to meet near-term obligations.

F2	MODERATELY STRONG. Insurers are viewed as having a moderately strong capacity to meet their near-term obligations.

F3	MODERATE. Insurers are viewed as having a moderate capacity to meet their near-term obligations, and a near-term adverse change in business or economic factors would likely move the insurer to a ‘vulnerable’ rating category.

B	WEAK. Insurers are viewed as having a weak capacity to meet their near-term obligations.

C	VERY WEAK. Insurers are viewed as having a very weak capacity to meet their near-term obligations.

D	DISTRESSED. Insurers have either been unable to meet near-term obligations, or the failure to meet such obligations is imminent.

DESCRIPTION OF SHORT-TERM MUNICIPAL BOND RATINGS

Moody’s

Moody’s ratings for short-term municipal obligations are designated “Moody’s Investment Grade (“MIG”) or “Variable Moody’s Investment Grade” (“VMIG”), in the case of variable rate demand obligations (VRDOs). For VRDOs, a two-component rating is assigned. The first element represents an evaluation of the degree of risk associated with scheduled principal and interest payments, and the other represents an evaluation of the degree of risk associated with the demand feature. The short-term rating assigned to the demand feature of VRDOs is designated as VMIG. When either the long- or short-term aspect of a VRDO is not rated, that piece is designated NR, e.g., Aaa/NR or NR/VMIG 1. MIG ratings terminate at the retirement of the obligation while VMIG rating expiration will be a function of each issue’s specific structural or credit features. Those short-term obligations that are of speculative quality are designated SG.

MIG1/VMIG1	Superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support or demonstrated broad-based access to the market for refinancing.

MIG2/VMIG2	Strong credit quality. Margins of protection are ample although not so large as in the preceding group.

MIG3/VMIG3	Acceptable credit quality. Liquidity and cash flow protection may be narrow and marketing access for refinancing is likely to be less well established.

SG	Speculative quality. Debt instruments in this category lack margins of protection.

S&P Rating Service

An S&P Rating Service note rating reflects the liquidity concerns and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating.

SP-1	Strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

SP-2	Satisfactory capacity to pay principal and interest.

SP-3	Speculative capacity to pay principal and interest.

DESCRIPTION OF PREFERRED STOCK RATINGS

Moody’s

aaa	Top-quality preferred stock. This rating indicates good asset protection and the least risk of dividend impairment within the universe of preferred stocks.

aa	High-grade preferred stock. This rating indicates that there is a reasonable assurance the earnings and asset protection will remain relatively well maintained in the foreseeable future.

a	Upper-medium grade preferred stock. While risks are judged to be somewhat greater than in the “aaa” and “aa” classifications, earnings and asset protection are, nevertheless, expected to be maintained at adequate levels.

baa	Medium-grade preferred stock, neither highly protected nor poorly secured. Earnings and asset protection appear adequate at present but may be questionable over any great length of time.

ba	Considered to have speculative elements and its future cannot be considered well assured. Earnings and asset protection may be very moderate and not well safeguarded during adverse periods. Uncertainty of position characterizes preferred stocks in this class.

b	Lacks the characteristics of a desirable investment. Assurance of dividend payments and maintenance of other terms of the issue over any long period of time may be small.

caa	Likely to be in arrears on dividend payments. This rating designation does not purport to indicate the future status of payments.

ca	Speculative in a high degree and is likely to be in arrears on dividends with little likelihood of eventual payments.

c	Lowest rated class of preferred or preference stock. Issues so rated can thus be regarded as having extremely poor prospects of ever attaining any real investment standing.

Note: Moody’s applies numerical modifiers 1, 2, and 3 in each rating classification; the modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

Dominion

Preferred Share Rating Scale

Pfd-1	Preferred shares rated “Pfd-1” are of superior credit quality, and are supported by entities with strong earnings and balance sheet characteristics. “Pfd-1” generally corresponds with companies whose senior bonds are rated in the “AAA” or “AA” categories. As is the case with all rating categories, the relationship between senior debt ratings and preferred share ratings should be understood as one where the senior debt rating effectively sets a ceiling for the preferred shares issued by the entity. However, there are cases where the preferred share rating could be lower than the normal relationship with the issuer’s senior debt rating.

Pfd-2	Preferred shares rated “Pfd-2” are of satisfactory credit quality. Protection of dividends and principal is still substantial, but earnings, the balance sheet, and coverage ratios are not as strong as Pfd-1 rated companies. Generally, “Pfd-2” ratings correspond with companies whose senior bonds are rated in the “A” category.

Pfd-3	Preferred shares rated “Pfd-3” are of adequate credit quality. While protection of dividends and principal is still considered acceptable, the issuing entity is more susceptible to adverse changes in financial and economic conditions, and there may be other adversities present which detract from debt protection. “Pfd-3” ratings generally correspond with companies whose senior bonds are rated in the higher end of the “BBB” category.

Pfd-4	Preferred shares rated “Pfd-4” are speculative, where the degree of protection afforded to dividends and principal is uncertain, particularly during periods of economic adversity. Companies with preferred shares rated “Pfd-4” generally coincide with entities that have senior bond ratings ranging from the lower end of the “BBB” category through the “BB” category.

Pfd-5	Preferred shares rated “Pfd-5” are highly speculative and the ability of the entity to maintain timely dividend and principal payments in the future is highly uncertain. The “Pfd-5” rating generally coincides with companies with senior bond ratings of “B” or lower. Preferred shares rated “Pfd-5” often have characteristics which, if not remedied, may lead to default.

“D”	This category indicates preferred shares that are in arrears of paying either dividends or principal.

(“high”, “low”) grades are used to indicate the relative standing of a credit within a particular rating category. The lack of one of these designations indicate a rating that is essentially in the middle of the category. In order to alert subscribers to the fact that in a default situation there is a potentially higher risk of loss with a non-cumulative security, Dominion uses the “n” designation. This method essentially alerts subscribers to the potential risk that would arise in a default scenario without penalizing the base rating, where the key focus is to measure credit risk and the likelihood of default. Dominion has chosen to provide the same type of alert for hybrid instruments using the “y” designation.

SAI-INSTT-606

PART C: OTHER INFORMATION

Item 23. Exhibits

Exhibits filed pursuant to Form N-1A:

(a) (1) Certificate of Trust is incorporated by reference to Registrant’s Initial Registration Statement on Form N-1A, SEC File No. 811-21638.

(a) (2) Declaration of Trust is incorporated by reference to Registrant’s Initial Registration Statement on Form N-1A, SEC File No. 811-21638.

(b) By-Laws is incorporated by reference to Registrant’s Initial Registration Statement on Form N-1A, SEC File No. 811-21638.

(c) None.

(d) Investment Advisory Agreement between the Registrant and J.P. Morgan Investment Management Inc. is incorporated by reference to Amendment No. 4 to Registrant’s Registration Statement filed on October 28, 2005.

(e) Not applicable.

(f) Not applicable.

(g) (1) Global Custody and Fund Accounting Agreement with JPMorgan Chase Bank is incorporated by reference to Amendment No. 4 to Registrant’s Registration Statement filed on October 28, 2005.

(g) (1) (a) Form of Amended Schedule A to the Global Custody & Fund Accounting Agreement. Filed herewith.

(h) (1) Transfer Agency Agreement between the Registrant and Boston Data Services, Inc. is incorporated by reference to Amendment No. 4 to Registrant’s Registration Statement filed on October 28, 2005.

(h) (1) (a) Form of Amended Appendix A to the Transfer Agency Agreement. Filed herewith.

(h) (2) Form of Administration Agreement between the Registrant and JPMorgan Funds Management, Inc. (formerly known as One Group Administrative Services, Inc.) is incorporated by reference to Amendment No. 4 to Registrant’s Registration Statement filed on October 28, 2005.

(h) (3) Placement Agency Agreement between the Registrant and J.P. Morgan Institutional Investments Inc. is incorporated by reference to Amendment No. 4 to Registrant’s Registration Statement filed on October 28, 2005.

(h) (4) Placement Agency Agreement between the Registrant and J.P. Morgan Institutional Investments Inc., dated May 25, 2005, is filed herewith.

(h) (5) Securities Lending Agreement between Registrant and JPMorgan Chase Bank, NA is incorporated by reference to Amendment No. 4 to Registrant’s Registration Statement filed on October 28, 2005.

(i) Not applicable.

(j) Not applicable.

(k) Not applicable.

(l) Not applicable.

(m) Not applicable.

(n) Not applicable.

(o) Reserved.

(p) Codes of Ethics.

(1) Code of Ethics of The J.P. Morgan Family of Funds. Incorporated herein by reference to Post-Effective Amendment No. 18 to the Registration Statement of JP Morgan Series Trust II (CIK 0000916118) filed on February 13, 2004 (Accession Number 0001047469-04-00425).

(2) Code of Ethics of Adviser. Incorporated herein by reference to Post-Effective Amendment No. 18 to the Registration Statement of JP Morgan Series Trust II (CIK 0000916118) filed on February 13, 2004 (Accession Number 0001047469-04-00425).

(99) (a) Powers of Attorney for the Trustees. Filed herewith.

(99) (b) Power of Attorney for George C.W. Gatch. Filed herewith.

(99) (c) Power of Attorney for Arthur A. Jensen. Filed herewith.

Item 24. Persons Controlled by or Under Common Control with the Registrant

The Registrant is not directly or indirectly controlled by or under common control with any person other than the Trustees. It does not have any subsidiaries.

Item 25. Indemnification

Article VII, Section 3 of the Trust’s Declaration of Trust provides that, subject to the exceptions and limitations contained in the Trust’s By-Laws: (a) every person who is, has been, or becomes a Trustee or officer of the Trust (hereinafter referred to as a “Covered Person”) shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer of the Trust and against amounts paid or incurred by him in the settlement thereof; and (ii) expenses in connection with the defense of any proceeding of the character described in clause (i) above shall be advanced by the Trust to the Covered Person from time to time prior to final disposition of such proceeding to the fullest extent permitted by law.

Article VII, Section 2 of the Trust’s By-Laws provides that subject to the exceptions and limitations contained in Article VII, Section 4 of the By-Laws the Trust shall indemnify its Covered Persons to the fullest extent consistent with state law and the Investment Company Act of 1940, as amended (“1940 Act”). Without limitation of the foregoing, the Trust shall indemnify each person who was or is a party or is threatened to be made a party to any proceedings, by reason of alleged acts or omissions within the scope of his or her service as a Trustee or officer of the Trust, against judgments, fines, penalties, settlements and reasonable expenses (including attorneys’ fees) actually incurred by him or her in connection with such proceeding to the maximum extent consistent with state law and the 1940 Act. Subject to the exceptions and limitations contained in Section 4 of Article VII of the By-Laws, the Trust may, to the fullest extent consistent with law, indemnify each person who is serving or has served at the request of the Trust as a director, officer, partner, trustee, employee, agent or fiduciary of another domestic or foreign corporation, partnership, joint venture, trust, other enterprise or employee benefit plan (“Other Position”) and who was or is a party or is threatened to be made a party to any proceeding by reason of alleged acts or omissions while acting within the scope of his or her service in such Other Position, against judgments, fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred by him or her in connection with such proceeding to the maximum extent consistent with state law and the 1940 Act. The indemnification and other rights provided by Article VII of the By-Laws shall continue as to a person who has ceased to be a Trustee or officer of the Trust.

Article VII, Section 4 of the Trust’s By-Laws provides that: (a) the Trust shall not indemnify a Covered Person or agent who shall have been adjudicated by a court or body before which the proceeding was brought (i) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office (collectively, “disabling conduct”) or (ii) not to have acted in good faith in the reasonable belief that his action was in or not opposed to the best interest of the Trust; and (b) the Trust shall not indemnify a Covered Person or agent unless the court or other body before which the proceeding was brought determines that such Trustee, officer or agent did not engage in disabling conduct or, with respect to any proceeding disposed of (whether by settlement, pursuant to a consent decree or otherwise) without an adjudication by the court or other body before which the proceeding was brought, there has been a dismissal of the proceeding by the court or other body before which it was brought for insufficiency of evidence of any disabling conduct with which such a Covered Person or agent has been charged and a determination that such Trustee, officer or agent did not engage in disabling conduct by at least a majority of those Trustees who are neither interested persons of the Trust (as that term is defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding based upon a review of readily available facts (as opposed to a full trial-type inquiry).

Item 26. Business and Other Connections of the Investment Adviser

See “Management of the Trust” in Part B. Information as to the directors and officers of the Adviser is included in its Form ADV filed with the SEC and is incorporated herein by reference.

Item 27. Principal Underwriter

Not applicable.

Item 28. Location of Accounts and Records

All accounts, books, records and documents required pursuant to Section 31(a) of the Investment Company Act of 1940, as amended, and the rules promulgated thereunder are maintained in the physical possession of: One Group Administrative Services, Inc., the Registrant’s administrator, at 1111 Polaris Parkway, Columbus, Ohio 43240; JPMorgan Chase Bank, the Registrant’s custodian at 4 Chase MetroTech Center, Brooklyn, N.Y. 11245; J.P. Morgan Investment Management Inc., the Registrant’s investment adviser, at 522 Fifth Avenue, New York, NY 10036; Boston Financial Data Services, Inc., the Registrant’s transfer agent, at 2 Heritage Drive, North Quincy, Massachusetts 02171.

Item 29. Management Services

None.

Item 30. Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York on the 28th day of June, 2006.

JPMorgan Institutional Trust

By:	/s/ George C. W. Gatch
George C. W. Gatch
President

This amendment to the Registration Statement of the Registrant has been signed below by the following persons in the capacities and on the dates indicated on June 28, 2005.

	/s/ Cheryl Ballenger		/s/ John F. Ruffle
	Cheryl Ballenger, Trustee		John F. Ruffle, Trustee

	/s/ Jerry B. Lewis		/s/ Kenneth Whipple, Jr.
	Jerry B. Lewis, Trustee		Kenneth Whipple, Jr., Trustee

/s/ John R. Rettberg
John R. Rettberg, Trustee

By:	/s/ Arthur A. Jensen	By:	/s/ George C.W. Gatch
	Arthur A. Jensen		George C.W. Gatch
	Treasurer		President

By:	/s/ Jessica K. Ditullio
Jessica K. Ditullio
Attorney-in-fact

Exhibit Index

(g)(1)(a) Form of Amended Schedule A to the Global Custody & Fund Accounting Agreement.

(h)(1)(a) Form of Amended Appendix A to the Transfer Agency Agreement.

(h)(4) Placement Agency Agreement between the Registrant and J.P. Morgan Institutional Investments Inc., dated May 25, 2005.

(99)(a) Powers of Attorney for the Trustees.

(99)(b) Power of Attorney for George C.W. Gatch.

(99)(c) Power of Attorney for Arthur A. Jensen.